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                                                                    Exhibit 4(d)

                         BINDLEY WESTERN INDUSTRIES PLAN
                  PRISM(R) PROTOTYPE RETIREMENT PLAN AND TRUST

                                    ARTICLE I
                                   DEFINITIONS

1.1 Definitions. Unless the context indicates otherwise, the following terms, when used herein with initial capital letters, shall have the meanings set forth below:

      (A) Accounting Date: The date which is the last business day of each month of the Employer's Plan Year or such other date as may be agreed upon between the Employer and the Trustee, but only if the Employer has specifically requested the Trustee to prepare an accounting on or before such date. Notwithstanding the foregoing, the Trustee shall value the assets held in the Trust on each business day that the Trustee and the New York Stock Exchange are open for business.

      (B) Adoption Agreement: The Adoption Agreement adopting this Plan which has been executed by the Employer and accepted by the Trustee, including any amendment thereof, which is incorporated herein by reference.

      (C) Basic Plan Document: This document, which, in connection with the Adoption Agreement forms the Plan.

      (D) Beneficiary: The person or persons to whom a deceased Participant's benefits are payable under the Plan.

      (E) Break In Service: A 12-consecutive month period during which the Participant does not complete more than one-half of the Hours of Service with the Employer required for a Year of Service, as elected in the Adoption Agreement. For eligibility purposes, the initial 12-consecutive month period is the period beginning on the Employees date of hire. Subsequent 12-consecutive month periods for eligibility purposes will be either the period ending on the annual anniversary of the Employee's date of hire or the Plan Year, as selected in the Adoption Agreement. For all other purposes, the 12-consecutive month period shall be the Plan Year, or other computation period as selected in the Adoption Agreement. If the elapsed time method of crediting service is elected in the Adoption Agreement, "Break In Service" will mean a Period of Severance of at least 12 consecutive months.

      (F)   Code: The Internal Revenue Code of 1986, and amendments thereto.

      (G) Committee: The Committee provided for in Article XI, which shall be a Named Fiduciary as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent that the Employer does not appoint a Committee, the Employer shall have the duty of the day to day administration of the Plan and shall be the Named Fiduciary for that purpose.

      (H) Compensation: Compensation shall have the following various definitions, as may be appropriate within the context of the Plan:

            (1) Compensation as that term is defined in Section 6.6(A) of the Plan. For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year. For purposes of allocations of Employer Profit Sharing or Matching Contributions, the definition of Compensation in Section 6.6(A)(2)(a) shall be used, as modified in the Adoption


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                  Agreement.

                  Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation for allocation purposes shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

            (2) For years beginning after December 31, 1988, and prior to January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code except that the dollar increase in effect on January 1 of any calendar year is effective for plan years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. After December 31, 1993, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, or such other lesser amount as may be specified in the Adoption Agreement. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under
                  Section 415(d) of the Code. If a Plan determines Compensation on a period of time that contains fewer than 12 calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins multiplied by a ratio obtained by dividing the number of full months in the period by 12.

                  In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

                  If compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable compensation limit is $200,000. In addition, in determining allocations in plan years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

      (I) Disability: The inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence. The Employer shall determine the existence of a Disability based on its current disability policy, applied on a uniform and nondiscriminatory basis.

      (J) Earned Income:The net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing


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            factor.  Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified Plan to the extent deductible under Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

      (K) Early Retirement Date: The date specified in the Adoption Agreement at which a participating Employee may receive an early retirement benefit.

      (L) Effective Date: The date specified in the Adoption Agreement which shall be the effective date of the provisions of this Plan, unless modified in Item B(18) of the Adoption Agreement. If the Plan is a restatement of an existing Plan, the original effective date of the Plan shall be as specified in the Adoption Agreement.

      (M) Eligible Employee: Any Employee who is eligible to receive an Employer contribution (including forfeitures), as defined in Item B(6) of the Adoption Agreement.

      (N) Eligibility Computation Period: For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial Eligibility Computation Period is the 12-consecutive month period beginning on the Employee's Employment Commencement Date.

            (1) For plans in which the Eligibility Computation Periods commence on the 12-consecutive month anniversary of the Employee's Employment Commencement Date, the succeeding 12-consecutive month periods commence with the first anniversary of the Employee's Employment Commencement Date.

            (2) For plans in which the Eligibility Computation Period shifts to the Plan Year, the succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is entitled to be credited with number of Hours of Service specified in the Adoption Agreement during the initial Eligibility Computation Period. An Employee who is credited with number of Hours of Service specified in the Adoption Agreement in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Service for purposes of eligibility to participate.

                  Years of Service and Breaks in Service will be measured on the same Eligibility Computation Period.

            (3) Notwithstanding any other provisions of this section, if the elapsed time method of crediting service is elected in the Adoption Agreement for purposes of eligibility, an Employee will receive credit for the aggregate of all time periods completed (as may be elected in the Adoption Agreement) beginning with the Employee's Employment Commencement Date or Reemployment Commencement Date and ending on the date a Break In Service begins. The Employee will receive credit for any Period of Severance of less than 12 consecutive months.

      (O) Employee: Any employee, including any Self Employed Individual, of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code.

            The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code.

      (P)   Employer: The Employer specified in the Adoption Agreement and any


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            successor to the business of the Employer establishing the Plan, which shall be the Plan Administrator for purposes of Section 3(16) of ERISA, a Named Fiduciary as defined in ERISA, and which may delegate all or any part of its powers, duties and authorities in such capacity without ceasing to be such Plan Administrator.

      (Q) Employment Commencement Date: The date on which an Employee first performs an Hour of Service for the Employer.

      (R) Entry Date: The date selected by the Employer in Item B(6)(d) of the Adoption Agreement, which shall be:

            (1) The Effective Date of the Plan, for any Employee who has satisfied the eligibility requirements set forth in the Adoption Agreement;

            (2) The first day of the month which coincides with or immediately follows the date on which the Employee satisfies the eligibility requirements set forth in the Adoption Agreement;

            (3) The first day of the Plan Year or the fourth, seventh, or tenth month of the Plan Year which coincides with or immediately follows the date on which the Employee satisfies such eligibility requirements;

            (4) The first day of the Plan Year or the seventh month of the Plan Year which coincides with or immediately follows the date on which the Employee satisfies such eligibility requirements;

            (5) The first day of the Plan Year, but only if the eligibility service requirements specified in Item B(6)(d) are six months or less; or,

            (6) As soon as practicable after the Employee satisfies such eligibility requirements specified in the Adoption Agreement, but in no event beyond the date which would be six months following the date on which the Employee first completes the eligibility requirements specified in the Adoption Agreement.

      (S) ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      (T) Highly Compensated Employee: The term Highly Compensated Employee includes highly compensated active employees and highly compensated former employees.

            A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who receive the most compensation from the Employer during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.

            If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

            For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately


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            preceding the determination year. A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

            If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten Highly Compensated Employee.

            For purposes of this Section, family member includes the Spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

            The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

      (U)   Hour of Service:

            (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

            (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

            (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subparagraph (1) or subparagraph (2), as the case may be, and under this subparagraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than for the computation period in which the award, agreement or payment is made.

                  Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under
                  Section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o).

                  Hours of Service will also be credited for any individual


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                  considered an Employee for purposes of this Plan under
                  Sections 414(n) or 414(o).

            (4) Where the Employer maintains the Plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer. If the Employer does not maintain the Plan of a predecessor employer, the Plan does not credit service with the predecessor employer, unless the Employer identifies the predecessor in its Adoption Agreement and specifies the purposes for which the Plan will credit service with that predecessor employer.

            (5) Solely for purposes of determining whether a Break-in-Service, as defined in Section 1.1(E), for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that period, or (2) in all other cases, in the following computation period.

            (6) Hours of Service will be determined on the basis of the method selected in the Adoption Agreement.

      (V) Investment Fund: One of the funds provided for in Section 10.7, and as selected by the Employer, as a Named Fiduciary, on the Investment Fund Designation portion of the Adoption Agreement.

      (W) Leased Employee: Any person(other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

            A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension Plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3),
            Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated workforce.

      (X) Net Profits: Current and accumulated earnings of the Employer before Federal and state taxes and contributions to this and any other qualified Plan, determined by the Employer in accordance with generally accepted accounting principles.

      (Y) Nonhighly Compensated Employee: An Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.


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      (Z)   Normal Retirement Date: The date specified in the Adoption Agreement at which a participant shall become fully vested in his account balances, as provided for in this document.

      (AA) Owner-Employee: An individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

      (BB) Paired Plans: The Employer has adopted Plan #001 and Plan #003, both using this basic Plan document, which constitutes a set of "paired plans" as defined by the Internal Revenue Service in Revenue Procedure 89-9, or any successor thereto.

      (CC) Participant: A person who becomes eligible to participate in accordance with the provisions of Article II, and whose participation has not been terminated.

      (DD) Permitted Disparity Level: The level selected in the Adoption Agreement, not to exceed the Taxable Wage Base in effect at the beginning of the Plan Year. The Taxable Wage Base is the contribution and benefit base under section 230 of the Social Security Act at the beginning of the year.

      (EE) Period of Service: The period beginning on the Employee's Employment Commencement Date or Reemployment Commencement Date, and ending on the date a Period of Severance begins. The Employee will receive credit for any Period of Service of less than 12 consecutive months. Fractional periods of a year will be expressed in days.

      (FF) Period of Severance: A continuous period of time during which the Employee is not employed by the Employer. A Period of Severance begins on the date the Employee retires, quits, or is discharged or dies, or if earlier, the twelve month anniversary of the date on which the Employee was first absent from work for any other reason; provided, that if an Employee is absent from work for any other reason and retires, quits, is discharged, or dies within 12 months, the Period of Severance begins on the day the Employee quits, retires, is discharged, or dies.

      (GG) Plan: This Plan established by the Employer as embodied in this agreement and in the Adoption Agreement, and all subsequent amendments thereto.

      (HH) Plan Year: The 12-consecutive month period designated by the Employer in the Adoption Agreement. In the event that the original Effective Date is not the first day of the Plan Year, the first Plan Year shall be a short Plan Year, beginning on the original Effective Date, and ending on the last day of the Plan Year as specified in the Adoption Agreement.

      (II) Qualified Distribution Date: For purposes of Section 7.13, the Qualified Distribution Date, if selected in the Adoption Agreement, shall be the earliest retirement date specified in Code Section 414(p) and shall operate to allow a distribution to an Alternate Payee at the time a domestic relations order is determined to be qualified.

      (JJ) Reemployment Commencement Date: The date on which an Employee completes an Hour of Service with the Employer after a Break In Service or a Period of Severance.

      (KK) Related Employers: Any employer related to the Employer as a controlled group of corporations (as defined in Section 414(b of the Code), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c)) or an affiliated service group (as defined in Section 414(m) or in Section 414(o) of the Code). If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service


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            under Article II, applying participation and coverage testing, applying the limitations on allocations in Section 6.6, applying the top heavy rules and the minimum allocation requirements of Article IX, the definitions of Employee,Highly Compensated Employee, Compensation and Leased Employee, and for any other purpose required by the applicable Code section or by a Plan provision. However, an Employer may contribute to the Plan only by signing the Adoption Agreement or a Participation Agreement to the Employer's Adoption Agreement. If one or more of the Employer's related group members become Participating Employers by executing a Participation Agreement to the Employer's Adoption Agreement, the term "Employer" includes the participating related group members for all purposes of the Plan, and "Plan Administrator" means the Employer that is the signatory to the Adoption Agreement.

            If the Employer's Plan is a standardized Plan, all Employees of the Employer or of any member of the Employer's related group, are eligible to participate in the Plan, irrespective of whether the related group member directly employing the Employee is a Participating Employer. If the Employer's Plan is a nonstandardized Plan, the Employer must specify in Item B(5) of its Adoption Agreement, whether the Employees of related group members that are not Participating Employers are eligible to participate in the Plan. Under a nonstandardized Plan, the Employer may elect to exclude from the definition of "Compensation" for allocation purposes any Compensation received from a related employer that has not executed a Participation Agreement and whose Employees are not eligible to participate in the Plan.

      (LL) Self-employed Individual: An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

      (MM) Spouse: The person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing, if selected in the Adoption Agreement, Spouse shall only refer to an individual to whom a Participant has been married to for a period of at least one year, ending at the relevant time.

      (NN) Stockholder-Employee: An employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

      (OO) Termination Date: The date on which a Participant's employment is terminated as provided in Section 5.1.

      (PP) Trustee: The entity specified in Item B(17) of the Adoption Agreement, which shall be any bank or trust company which is affiliated with KeyCorp. within the meaning of Section 1504 of the Code, each of which with full trust powers, and its successors by merger or reorganization.

      (QQ)  Trust Fund:  All assets held under the Plan by the Trustee.

      (RR) Valuation Date. The date on which the assets of the Trust shall be valued, as provided for herein, with earning or losses since the previous Valuation Date being credited,as appropriate to Participant accounts. Notwithstanding anything to the contrary in the Plan, the Valuation date shall be each business day that the Trustee and the New York Stock Exchange are each open for business, provided, however, that the Trustee shall not be obligated to value the Trust in the event, through circumstances beyond its control, appropriate prices may not be obtained for the assets held in the Investment Funds.

      (SS) Vesting Computation Period. The Vesting Computation Period shall be the 12-consecutive month period selected by the Employer in the


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            Adoption Agreement.

      (TT) Year of Participation: For purposes of vesting, a twelve (12) month period in which an Employee has a balance in an account established under a 401(k)/401(m) arrangement regardless of whether the Employee is currently making contributions under the arrangement.

      (UU) Year of Service: (i) If the elapsed time method of crediting service is elected in the Adoption Agreement, a Year of Service will mean a one-year Period of Service. If the actual hours method of crediting service is elected in the Adoption Agreement, a Year of Service will mean a 12-consecutive month period as specified in the Adoption Agreement during which the Employee completes the number of Hours of Service (not to exceed 1000) specified in the Adoption Agreement.

1.2 Gender and Number. Unless the context indicates otherwise, the masculine shall include the feminine, and the use of any words herein in the singular shall include the plural and vice versa.

1.3 Control of Trades or Businesses by Owner-Employee. If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy Sections 401(a) and (d) for the employees of this and all other trades or businesses.

      If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a Plan which satisfies Sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

      If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the Plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable Plan of the trade or business which is not controlled.

      For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

      (1)   Own the entire interest in an unincorporated trade or business, or

      (2) In the case of a partnership, own more than 50 percent of either capital interest or the profits interest in the partnership.

            For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                                   ARTICLE II
                             ELIGIBILITY AND VESTING

2.1   Eligibility.

      (A) Participation. Every Employee who meets the eligibility requirements specified by the Employer in the Adoption Agreement shall become eligible to commence participation in this Plan.

      (B)   Commencement of Participation.

            (1) For purposes of Money Purchase Pension Plans, Profit Sharing Plans and 401(k) Plans with Profit Sharing Contributions, each Eligible Employee shall commence participation on the Entry

                  Date.

            (2) For purposes of 401(k) and 401(m) arrangements, an Eligible Employee may, but is not required to, enroll as a Participant as of the Entry Date on which such Employee is initially eligible by filing with the Committee before such date, an enrollment form prescribed by the Committee. The time period for filing an enrollment form shall be determined by the Committee. The form shall include an authorization and request to the Employer to deduct from such Participant's Compensation in each pay period the designated After Tax Contributions, and/or to reduce such Participant's Compensation in each pay period by the amount of the designated Before Tax Contributions.

      (C) Years of Service Counted Towards Eligibility. All Years of Service with the Employer are counted toward eligibility except the following:

            (1) In a Plan which (a) requires an Employee to complete more than one Year of Service as an eligibility requirement and (b) provides immediate 100% vesting in a Participant's Employer Contribution Account after not more than two (2) Years of Service, if an Employee has a 1-year Break in Service before satisfying the Plan's requirement for eligibility, service before such break will not be taken into account.

            (2) In the case of a Participant who does not have any nonforfeitable right to the account balance derived from Employer contributions, Years of Service before a period of consecutive 1-year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive 1-year Breaks in Service in such period equals or exceeds the greater of 5 or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

            (3) If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.

      (D) Eligibility Break in Service, One Year Hold-Out Rule. If the Plan is a nonstandardized Plan, then:

            (1) In the case of any Participant who has a 1-year Break in Service or Severance, years of eligibility service before such break will not be taken into account until the Employee has completed a Year of Service after returning to employment.

            (2) For plans in which the eligibility computation is measured with reference to the Employment Commencement Date, such Year of Service will be measured beginning on the Employee's Reemployment Commencement Date and, if necessary, subsequent 12-consecutive month periods beginning on anniversaries of the Reemployment Commencement Date.

            (3) For plans which shift the Eligibility Computation Period to the Plan Year, such Year of Service will be measured by the 12-consecutive month period beginning on the Employee's Reemployment Commencement Date and, if necessary, Plan Years beginning with the Plan Year which includes the first anniversary of the Reemployment Commencement Date.

            (4) If a Participant completes a Year of Service in accordance with this provision, his or her participation will be reinstated as a Participant as of the Reemployment

                  Commencement Date.

      (E)   Participation Upon Return to Eligible Class.

            (1) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break In Service, such Employee shall participate immediately upon returning to an eligible class of Employees. If such Participant incurs a Break In Service eligibility will be determined under the Break in Service rules of the Plan.

            (2) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.2   Vesting.

      (A) Vesting Schedule. In the case of an Employee who terminates participation under this Plan for any reason other than death, Disability, or employment at the Normal Retirement Date, such Participant, as of the last day of his participation under this Plan, shall have a vested interest in his Employer Contribution Account pursuant to the formula specified by the Employer in the Adoption Agreement.

      (B) Vesting Upon Normal Retirement Date. Notwithstanding the vesting schedule elected by the Employer in Items B(7)(a) or C(4)(d) of the Adoption Agreement, an Employee's right to his or her Employer Contribution balance shall be nonforfeitable at the Employee's Normal Retirement Date.

      (C) Vesting Break in Service - 1 Year Holdout. In the case of any Participant who has incurred a 1-year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

      (D) Vesting for Pre-Break and Post-Break Account. In the case of a Participant who has 5 or more consecutive 1-year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such Breaks in Service. Such Participant's pre-break service will count in vesting the post-break employer-derived account balance only if either:

            (1) such Participant has any nonforfeitable interest in the account balance attributable to employer contributions at the time of separation from service; or

            (2) upon returning to service the number of consecutive 1-year Breaks in Service is less than the number of Years of Service. Separate accounts will be maintained for the Participant's pre-break and post-break Employer Contribution Account balance. Both accounts will share in the earnings and losses of the Trust Fund.

      (E) Amendment of Vesting Schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under this Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5

            Years of Service" for "3 Years of Service" where such language appears.

            This period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

            (1)   Sixty (60) days after the amendment is adopted;
            (2)   Sixty (60) days after the amendment becomes effective; or
            (3) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

      (F) Amendment Affecting Vested and/or Accrued Benefits. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore,if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

                                   ARTICLE III
                    CODE 401(k) AND CODE 401(m) ARRANGEMENTS

3.1   Provision   Relating   to  Both   Before Tax Contributions and  After  Tax
      Contributions.

      (A) Definitions: The following definitions are applicable to this Article of the Plan.

            (1) Actual Deferral Percentage or ADP: for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of
                  (1) the amount of Employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to
                  (2) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year, but limited to that portion of the Plan Year in which the Employee was an Eligible Participant if the Employer so elects for such Plan Year to so limit Compensation for all Eligible Employees). Employer contributions on behalf of any Participant shall include (1) any Before Tax Contributions made pursuant to the Participant's deferral election, including Excess Before Tax Contributions, but excluding Before Tax Contributions that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Before Tax Contributions); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Before Tax Contributions shall be treated as a participant on whose behalf no Before Tax Contributions are made.

            (2) After Tax Contributions ("Employee Contributions"): Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

            (3) Aggregate Limit: The sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan

                  Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger Aggregate Limit.

            (4) Average Contribution Percentage or ACP: the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

            (5) Before Tax Contributions ("Elective Deferrals"): Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, which shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Before Tax Contributions are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation Plan under Code Section 457, any Plan as described under Code Section 457, any Plan as described under Code Section 501(c)(18), and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

            (6) Contribution Percentage: The ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year, but limited to that portion of the Plan Year in which the Employee was an Eligible Participant if the Employer so elects for such Plan Year to so limit Compensation for all Eligible Employees).

            (7) Contribution Percentage Amounts: The sum of the After Tax Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Before Tax Contributions, Excess Contributions or Excess Aggregate Contributions. If so elected in the Adoption Agreement the Employer may include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Before Tax Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Before Tax Contributions are used in the ACP test and continues to be met following the exclusion of those Before Tax Contributions that are used to meet the ACP test.

            (8) Eligible Participant: Any Employee who is eligible to make an After Tax Contribution or a Before Tax Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an After Tax Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Employee on behalf of whom no After Tax Contributions are made.

            (9) Excess Aggregate Contributions: With respect to any Plan Year, the excess of:

                  (a) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                  (b) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

                        Such determination shall be made after first determining Excess Before Tax Contributions pursuant to Section 3.2(D) and (E) and then determining Excess Contributions pursuant to section 3.2(F), (G) and (H).

            (10)  Excess Before Tax Contributions ("Excess Elective Deferrals"):
                  Those Before Tax Contributions that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Before Tax Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Before Tax Contributions shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participants taxable year. Excess Before Tax Contributions shall be adjusted for income or loss up to the end of the taxable year of the Employee, and if elected in the Adoption Agreement, for the income or loss attributable to the period from the end of the Employee's taxable year to the date of distribution (the "Gap Period"). The income or loss allocable to Excess Before Tax Contributions is (1) the income or loss allocable to the Participant's Before Tax Contribution Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Before Tax Contributions for the year and the denominator is the Participant's account balance attributable to Before Tax Contributions without regard to any income or loss occurring during such taxable year plus, (2) if Gap Period income or loss applies, ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

            (11) Excess Contributions: With respect to any Plan Year, the excess of:

                  (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employee for such Plan Year, over

                  (b) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employee in order of the ADPs, beginning with the highest of such percentages).

            (12) Matching Contributions: An Employer contribution made to this or any other defined contribution Plan on behalf of a Participant on account of an After Tax Contribution made by such Participant, or on account of a Participant's Before Tax Contribution, under a Plan maintained by the Employer.

            (13) Qualified Matching Contributions: Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made. Qualified Matching Contributions shall be allocated, in the discretion of Employer, to the accounts of all Employees, or only to the accounts of Non-highly Compensated Employees.

            (14) Qualified Non-elective Contributions: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Before Tax Contributions and Qualified Matching Contributions. Qualified Non-elective Contributions shall be allocated, in the discretion of Employer, to the accounts of all Employees, or only to the accounts of Non-highly Compensated Employees.

      (B) Nonforfeitability and Vesting. The Participant's accrued benefits derived from Before Tax Contributions and After Tax Contributions are nonforfeitable and fully vested.

      (C) Notice to Committee. The Committee shall set the time period during which a Participant may provide written notice to increase, decrease or terminate Before Tax Contributions and After Tax Contributions.

      (D) Suspension After Receipt of Hardship Distribution. If the Employer has elected in the Adoption Agreement to have the "safe harbor" hardship rules apply, an Employee's Before Tax Contributions and After Tax Contributions shall be suspended for twelve months after the receipt by such Employee of a Hardship distribution (as defined in Section 3.9) from this Plan or any other Plan maintained by the Employer.

      (E) Separate Accounts. Separate accounts for Before Tax Contributions and After Tax Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

3.2   Before Tax Contributions. (Elective Deferrals).

      (A) Allocation of Before Tax Contributions. If the Employer selects Item C(2) in the Adoption Agreement, for each Plan Year the Employer will contribute and allocate to each Participant's Before Tax Contribution Account an amount equal to the amount of the Participant's Before Tax Contributions. The provisions of the cash or deferred arrangement may be made effective as of the first day of the Plan Year in which the cash or deferred option is adopted, however, under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively. Before Tax Contributions must be contributed and allocated to the Plan no later than thirty (30) days after the close of the Plan Year for which the contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

      (B) Before Tax Contributions Pursuant to a Salary Reduction Agreement. To the extent provided in the Adoption Agreement, a Participant may elect to have Before Tax Contributions made under this Plan. Before Tax Contributions shall be continuing contributions through payroll deduction made pursuant to a salary reduction agreement.

            (1) Commencement of Before Tax Contributions. An Employee may elect to commence Before Tax Contributions as of his or her Entry Date as described in Section 2.1(B). Such election shall not become effective before the Entry Date. Such election may not be made retroactively.

            (2) Modification and Termination of Before Tax Contributions. A Participant's election to commence Before Tax Contributions shall remain in effect until modified or terminated. A Participant may increase or decrease his or her Before Tax Contributions as of any date as selected by the Employer in Item C(3) of the Adoption Agreement upon notice to the Committee. A Participant may terminate his or her election to make Before Tax Contributions as of the Participant's next wage payment date upon notice to the Committee. Any

                  Participant who terminates Before Tax Contributions may elect to recommence making Before Tax Contributions as of the date selected by the Employer in Item C(3) of the Adoption Agreement following his or her suspension of contributions.

      (C) Cash bonuses. If Item C(2)(c) of the Adoption Agreement is selected a Participant may also enter into a salary reduction agreement on cash bonuses that, directing that the amount of such salary reduction be contributed to the Plan as a Before Tax Contribution, or received by the Participant in cash. A Participant shall be afforded a reasonable period to elect to defer amounts described in this Section 3.2 to the Plan. Such election shall not become effective before the Participant's Entry Date.

      (D) Maximum Amount of Before Tax Contributions. A Participant's Before Tax Contributions are subject to any limitations imposed in Item C(2) of the Adoption Agreement, calculated on an annual basis, and any further limitations under the Plan. No Participant shall be permitted to have Before Tax Contributions made under this Plan, or any other qualified Plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Code
            Section 402(g) in effect at the beginning of such taxable year. Furthermore, if an Employee receives a Hardship distribution (as defined in Section 3.9, utilizing the "safe harbor" rules) from this Plan or any other Plan maintained by the Employer, the Employee may not make Before Tax Contributions for the Employee's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of the Employee's Before Tax Contributions for the taxable year of the Hardship distribution.

      (E) Distribution of Excess Before Tax Contributions. If a Participant makes Before Tax Contributions to this Plan and to another Plan, and the Participant has made Excess Before Tax Contributions to one or more of the plans, the Participant may assign the amount of any such Excess Before Tax Contributions among the plans under which such Before Tax Contributions were made. The Participant may assign to this Plan any Excess Before Tax Contributions made during a taxable year of the Participant to this Plan by notifying the Committee on or before the date specified in the Adoption Agreement of the amount of the Excess Before Tax Contributions to be assigned to the Plan. A Participant is deemed to notify the Committee of any Excess Before Tax Contributions that arise by taking into account only those Before Tax Contributions made under the Plan or Plans of this Employer.

            Notwithstanding any other provision of the Plan, Excess Before Tax Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Before Tax Contributions were assigned for the preceding year and who claims Excess Before Tax Contributions for such taxable year.

            The Participant's claim shall be in writing; shall be submitted to the Committee not later than the date elected in Item CC of the Adoption Agreement; shall specify the amount of the Participant's Excess Before Tax Contribution for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Before Tax Contributions, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

      (F) Actual Deferral Percentage. The ADP for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

            (1)   1.25 Limit. The ADP for Participants who are Highly

                  Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 1.25; or

            (2) 2.0 Limit. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

            (3)   Special Rules.

                  (a) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before Tax Contributions (and Qualifie Non-elective Contributions, or Qualified Matching Contributions, or both,if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Before Tax Contributions (and, if applicable, such Qualified Non-elective Contributions or Qualified Matching Contributions, or both,) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

                  (b) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single Plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                  (c) For purposes of determining the ADP of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Before Tax Contributions (and Qualified Non-elective Contributions or Qualified Matching Contributions, or both, if treated as Before Tax Contributions for purposes of the ADP test) and Compensation of such Participant shall include the Before TaxContributions (and if applicable, Qualified Non-elective Contributions) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate employees in determining the ADP both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

                  (d) For purposes of determining the ADP test, Before Tax Contributions if treated as Before Tax Contributions and Qualified Non-elective Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

                  (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-elective Contributions used in such test.

                  (f) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (G) Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten
            (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employee on the basis of the respective portions of the Excess Contribution attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Before Tax Contributions(and amounts treated as Before Tax Contributions) of each Family Member that is combined to determine the combined ADP.

            Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

            (1) Determination of Income or Loss. The Excess Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is (1) the income or loss allocable to the Participant's Before Tax Contribution Account (and, if applicable, the Qualified Non-elective Contribution Account or the Qualified Matching Contribution Account or both) multiplied by a fraction, the numerator of which is such Participant's Excess Contribution for the year and the denominator is the Participant's account balance attributable to Before Tax Contributions (and Qualified Non-Elective Contributions or Qualified Matching Contributions or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such taxable year, plus, (2) if Gap Period income or loss applies, as elected in the Adoption Agreement, ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

            (2) Accounting for Excess Contributions. Excess Contributions shall be distributed from the Participant's Before Tax Contribution Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Before Tax Contributions and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the participant's Qualified Non-elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Before Tax Contribution Account.

      (H) Recharacterization. If the Plan permits After Tax Contributions (Employee Contributions), Excess Contributions may be recharacterized pursuant to this subsection. Recharacterized amounts may be used in the Plan from which Excess Contributions arose or in another Plan of the employer with the same Plan Year.

            (1) Treatment of Amounts Recharacterized. A Participant may treat his or her Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Before Tax Contributions. Amounts may not be recharacterized by a Highly

                  Compensated Employee to the extent that such amount in combination with other After Tax Contributions made by that Employee would exceed any stated limit under the Plan on After Tax Contributions.

            (2) Timing of Recharacterization. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

      (I) Adjustments to Before Tax Contribution Percentages. Anything to the contrary in this Article III notwithstanding, the Committee shall have the right to reduce the percentages designated pursuant to
            Section 3.2(B), of any one or more Highly Compensated Employees in a manner prescribed or approved by the Committee to the extent necessary or convenient to ensure that at least one of the ADP tests set forth in Section 3.2(F) is satisfied, but in no event shall such reduction result in a percentage less than zero. An such reduction shall be effected quarterly, or more frequently as the Committee may determine and each affected Highly Compensated Employee shall be deemed to have elected the permissible percentage determined by the Committee. The Committee may, on a prospective basis, and subject to the percentage limits of Section 3.3 below, treat amounts contributed to the Plan pursuant to a salary reduction agreement as After Tax Contributions by each affected Highly Compensated Employee; provided that if any such reduction cannot be so treated because of the said percentage limits or because of the nondiscrimination requirements of Code Section 401(m) or otherwise, then the amount of such reduction (and any income allocable thereto) shall be distributed to each affected Highly Compensated Employee pursuant to Code Section 401(k)(8)or Code Section 401(m)(6), if applicable, not later than the close of the first 2-1/2 months of the Plan Year following the Plan Year in which the contribution was made.

3.3   After Tax Contributions.  (Employee Contributions).

      (A) Allocation of After Tax Contributions. If the Employer selects Item C(2)(b) in the Adoption Agreement, the Employer will deduct from the Participant's pay and allocate to each Participant's After Tax Contribution Account an amount equal to the percentage of Compensation authorized by the Participant as an After Tax Contribution. The Employer shall transmit After Tax Contributions to the Trustee within thirty (30) days after the month end in which such deductions are made.

      (B) Employee Authorizes After Tax Contributions. To the extent provided in the Adoption Agreement, a Participant may elect to make After Tax Contributions under the Plan.

            (1) Election to Make After Tax Contributions. An Employee may elect to make After Tax Contributions as of his or her Entry Date as described in Section 2.1(B). Such election will not become effective before the Entry Date.

            (2) Modification and Termination of After Tax Contributions. A Participant's election to commence After Tax Contributions shall remain in effect until modified or terminated. A Participant may increase or decrease his or her After Tax Contributions as selected by the Employer in Item C(3) of the Adoption Agreement upon written notice to the Committee. A Participant may terminate his or her election to make After Tax Contributions at any time as of the Participant's next wage payment date upon written notice to the Committee. Any Participant who terminates After Tax Contributions may elect to recommence making After Tax Contributions as of the date selected by the Employer in Item C(3) of the Adoption Agreement following his or her suspension of contributions.

      (C) Maximum Amount of After Tax Contributions. A Participant's After Tax Contributions are subject to any limitations imposed in Item C(3) of the Adoption Agreement, calculated on an annual basis, and any further limitations under the Plan.

      (D) Cash Bonuses. If Item C(2)(c) of the Adoption Agreement is selected, a Participant may also enter into a salary reduction agreement on cash bonuses, directing that the amount of such salary reduction be contributed to the Plan as an After Tax Contribution, or received by the Participant in cash. A Participant shall be afforded a reasonable period to elect to defer amounts described in this
            Section 3.3 to the Plan. Such election shall not become effective before the Participant's Entry Date.

3.4   Employer Contributions.

      (A) Matching Contributions. If elected by the Employer in the Adoption Agreement, the Employer will or may make Matching Contributions to the Plan. The amount of such Matching Contributions shall be calculated by reference to the Participants' Before Tax Contributions and/or After Tax Contributions as specified by the Employer in the Adoption Agreement.

      (B) Qualified Matching Contributions. If elected by the Employer in the Adoption Agreement, the Employer may make Qualified Matching Contributions to the Plan.

            In addition, in lieu of distributing Excess Contributions as provided in Section 3.2(G) of the Plan, or Excess Aggregate Contributions as provided in Section 3.5(C) of the Plan, the Employer may make Qualified Matching Contributions on behalf of Employees that are sufficient to satisfy either the Actual Deferral Percentage or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

      (C) Qualified Non-elective Contributions. If elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-elective Contributions to the Plan.

            In addition, in lieu of distributing Excess Contributions as provided in Section 3.2(G) of the Plan, or Excess Aggregate Contributions as provided in Section 3.5(C) of the Plan, the Employer may make Qualified Non-elective Contributions on behalf of Employees that are sufficient to satisfy either the Actual Deferral Percentage or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

      (D) Separate Accounts. An Employer Matching Account shall be maintained for a Participant's accrued benefit attributable to Matching Contributions. A Qualified Matching Contribution Account shall be maintained for a Participant's accrued benefit attributable to Qualified Matching Contributions. A Qualified Non-elective Contribution Account shall be maintained for a Participant's accrued benefit attributable to Qualified Non-elective Contributions. Such accounts shall be credited with the applicable contributions, earnings and losses, distributions, and other adjustments.

      (E) Vesting. Matching Contributions will be vested in accordance with the Employer's election in Items C(4)(d) and C(4)(e) of the Adoption Agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Date, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Matching Contributions, as applicable. Qualified Non-elective Contributions and Qualified Matching Contributions are nonforfeitable when made.

      (F) Forfeitures. Forfeitures of Matching Contributions shall be used to reduce such contributions, or shall be allocated to Participants, in accordance with the Employer's election in Item C(6) of the Adoption Agreement.

      (G) Allocation of Discretionary Matching Contributions. If he Employer selects Item C(4)(b) in the Adoption Agreement, any discretionary Matching Contributions shall be allocated as of the allocation date specified in Item C(4)(c)(ii) of the Adoption Agreement, to the Employer Matching Account of each Participant who has made Before Tax Contributions and/or After Tax Contributions eligible for matching. If Item C(4)(c)(ii)(e) has been selected (imposing a last day of the Plan Year requirement) the allocation shall be made to a Participant who (1)if a Participant in a nonstandardized Plan, is employed or on leave of absence on the last day of the Plan Year, and (2) if a Participant in a standardized Plan, either completes more than 500 Hours of service during the Plan Year or is employed on the last day of the Plan Year. The following Participants will also share in the Matching Contributions for the year, if elected in the Adoption Agreement: (1) Participants in a nonstandardized Plan whose employment terminated before the end of the Plan Year because of retirement, death, disability or as specified in the Adoption Agreement, and (2) Participants in a standardized Plan whose employment terminated before the end of the Plan Year because of retirement, death, disability or as specified in the Adoption Agreement,and completed 500 Hours of Service or less. Notwithstanding the foregoing, if the Employer makes a contribution prior to the end of the Plan Year, Participants shall be entitled to an allocation of that contribution when made, without regard to any end of the Plan Year requirement.

      (H) Limitation on Employer Contributions. The Employer's contributions for any Plan Year shall not exceed the maximum amount which the Employer may deduct pursuant to Section 404 of the Code.

3.5 Limitations on After Tax Contributions(Employee Contributions)and Matching Contributions.

      (A) Contribution Percentage. The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

            (1) 1.25 Limit. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year by 1.25, or

            (2) 2.0 Limit. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-highly Compensated Employees by more than two (2) percentage points.

      (B)   Special Rules.

            (1) Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a Plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP and ACP of the Highly Compensated

                  Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

            (2) Aggregation of Contribution Percentages. For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her accounts under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan years all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandated to be disaggregated under regulations under Section 401(m) of the Code.

            (3) Aggregation of Plans. In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single Plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

            (4) Family Aggregation. For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Employee shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members, as defined in Section 414(q)(6) of the Code. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

            (5) Time of Contributions. For purposes of determining the Contribution Percentage test, After Tax Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

            (6) Records. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-elective Contributions or Qualified Matching Contributions, or both, used in such test.

            (7) Regulations. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (C)   Distribution of Excess Aggregate Contributions.

            (1) General Rule. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of

                  Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the After Tax and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

            (2) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the Participant's After Tax Contribution Account, Matching Contribution Account, Qualified Matching Contribution Account, (if any, and if all amounts therein are not used in the ADP test) and, if applicable, the Qualified Non-elective Contribution Account and Before Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under
                  (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

            (3) Forfeitures of Excess Aggregate Contributions. Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Non-Highly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in Item C(6)(c) of the Adoption Agreement.

            (4) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's After Tax Contribution Account and Matching Contribution Account and Qualified Matching Contribution Account (and, if applicable, the Participant's Qualified Non-elective Contribution Account and Before Tax Contribution Account, or both).

3.6 Net Profits Not Required if So Elected in Adoption Agreement. If the Employer elects, Matching Contributions may be made without regard to Net Profits in accordance with Item C(4)(c)(iii) of the Adoption Agreement. If the Plan is a profit-sharing Plan, the Plan shall continue to be designed to qualify as a profit-sharing Plan for purposes of Sections 401(a), 402, 412, and 417 of the Code. Net Profits shall not be required for Before Tax Contributions or After Tax Contributions to be made to the Plan.

3.7 Form, Payment and Allocation of Contributions. All contributions under this Article III made for a Plan Year shall be made in cash, and shall be delivered to the Trustee at such time or times as shall be agreed upon between the Committee and the Trustee. The Committee shall instruct the Trustee as to the allocation of contributions to the Participant's accounts.

3.8 Distribution Requirements for Before Tax Contribution Account. Before Tax Contributions, Qualified Non-elective Contributions and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant's, Beneficiary's or Beneficiaries' election, earlier than upon separation from service, death, disability, or as selected in the Adoption Agreement. Such amounts may not be distributed unless in accordance with the Participant's election made pursuant to rules established by the Committee as authorized in the Adoption Agreement, and upon:

      (A) Termination of the Plan without the establishment of another defined contribution Plan, other than an employee stock ownership Plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension Plan as defined in Section 408(k).

      (B) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

      (C) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

      (D) The attainment of age 59-1/2 in the case of a profit-sharing Plan, or the attainment of the Plan's Normal Retirement Date, if either or both are selected in the Adoption Agreement.

      (E) The Hardship of the Participant as described in Section 3.9, if selected in the Adoption Agreement.

            All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, that are triggered by any of the first three events above, in Sections 3.8(A), (B) and (C) must be made in a lump sum.

3.9   Hardship Distribution.

      (A) Amount Available for Withdrawal. Upon the written request of a Participant received and approved by the Committee, a Participant may withdraw, in cash, up to one hundred per cent (100%) of the amount of such Participant's Before Tax Contributions (and any earnings credited to a Participant's account as of the end of the last Plan Year ending before July 1, 1989) or such lesser amount as the Committee may approve, in the event of Hardship. For purposes of this Section, Hardship is defined as immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code. The Committee is authorized to and shall request from the Participant making such a request such evidence as the Committee deems necessary and appropriate to substantiate a Hardship, the amount of expenses resulting from such Hardship and the other resources of the Participant reasonably available to meet such expenses.

      (B) Special Rules:

            (1) Immediate and Heavy Need. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee's Spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next twelve months of post-secondary education for the Employee, the Employee's Spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

            (2) Satisfaction of Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                  (a) The Employee has obtained all distributions, other than Hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

                  (b) All plans maintained by the Employer provide that the Employee's Before Tax Contributions (and After Tax Contributions) will be suspended for twelve months after the receipt of the Hardship distribution;

                  (c) The distribution is not in excess of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

                  (d) All plans maintained by the Employer provide that the Employee may not make Before Tax Contributions for the Employee's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Before Tax Contributions for the taxable year of the Hardship distribution.

            (3) Taxes and Penalties. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

3.10 Withdrawal of After Tax Contributions. Subject to the provisions of the Plan, in accordance with rules for giving notice as determined by the Committee, a Participant may withdraw as of the first Accounting Date subsequent to receipt by the Committee of such notice:

      (A) Maximum Amount. An amount equal to not more than 100% o the Participant's After Tax Contribution Account determined as of such Accounting Date. No Participant who has made any withdrawal of After Tax Contributions in the twelve (12) months preceding the giving of such notice may make a withdrawal under this Section. A Participant who makes a withdrawal of After Tax Contributions shall be required to suspend After Tax Contributions for a period of six (6) months, commencing with the effective date of such withdrawal. A Participant may, pursuant to Article III, elect to commence After Tax Contributions as of the first day of the first payroll period of the month following the conclusion of such suspension period, or the first payroll period of any month thereafter, upon advance written notice to the Committee.

      (B)   Minimum Amount. Notwithstanding anything to the contrary in this
            Section 3.10, any withdrawal made pursuant to Section 3.10(A) shall be for a minimum whole dollar amount not less than Five Hundred Dollars ($500.00); except that if the amount available for withdrawal is less than Five Hundred Dollars ($500.00) then the minimum amount of the withdrawal shall be the amount available.

      (C) Forfeitures. No forfeitures will occur solely as a result of an Employee's withdrawal of After Tax Contributions.

      (D)   Loan Security. Notwithstanding anything to the contrary in this
            Section 3.10, a Participant may not make a withdrawal pursuant to this Section of any portion of the Participants vested interest which has been assigned to secure repayment of a loan in accordance with Section 11.10, below, until such time as the Committee shall have released said portion so assigned.

3.11. Withdrawal of Matching Contributions. Subject to the provisions of the Plan, in accordance with rules for giving notice as determined by the Committee, and as elected in the Adoption Agreement, a Participant may withdraw as of the first Accounting Date subsequent to receipt by the Committee of such notice:

      (A) Maximum Amount. An amount equal to not more than 100% of the vested amounts in the Participant's Matching Contribution Account determined as of such Accounting Date. No Participant who has made any withdrawal of Matching Contributions in the twelve (12) months preceding the giving of such notice may make a withdrawal under this Section.

      (B)   Minimum Amount. Notwithstanding anything to the contrary in this
            Section 3.11, any withdrawal made pursuant to Section 3.11(A) shall be for a minimum whole dollar amount not less than Five Hundred Dollars ($500.00); except that if the amount available for withdrawal is less than Five Hundred Dollars ($500.00) then the minimum amount of the withdrawal shall be the amount available.

      (C) Forfeitures. No forfeitures will occur solely as a result of an Employee's withdrawal of Matching Contributions.

      (D)   Loan Security. Notwithstanding anything to the contrary in this
            Section 3.11, a Participant may not make a withdrawal, pursuant to this Section of any portion of the Participant's vested interest which has been assigned to secure repayment of a loan in accordance with Section 11.10, below, until such time as the Committee shall have released said portion so assigned.


                                   ARTICLE IV
                               OTHER CONTRIBUTIONS

4.1   Employer Contributions.

      (A) Money Purchase Pension Plans Only. As elected by the Employer in the Adoption Agreement, the Employer shall make contributions to the Plan.

      (B)   Profit Sharing Plans and 401(k) Plans Only.

            (1) Employer Contributions. For each Plan Year, the Employer, shall or may make contributions to the Plan in an amount as selected in the Adoption Agreement or determined by Resolution of the Board of Directors of the Employer.

            (2) Net Profits Not Required if So Elected in Adoption Agreement. If the Employer elects, Employer Contributions under a profit sharing Plan may be made without regard to Net Profits in accordance with Item B(8)(a)(iii) of the Adoption Agreement. The Plan shall continue to be designed to qualify as a profit-sharing Plan for purposes of Sections 401(a), 402, 412, and 417 of the Code.

4.2 Separate Accounts. An Employer Contribution Account shall be maintained for each Participant to which will be credited the employer pension or profit sharing contributions ("Employer Contributions"). Such accounts shall be credited with the applicable contributions, earnings and losses, distributions, and other adjustments.

4.3 Vesting. Employer Contributions will be vested in accordance with the Employer's election in Item B(7), as applicable, of the Adoption Agreement. In any event, Employer Contributions shall be fully vested at Normal Retirement Date, upon the complete or partial termination of the Plan, and, in profit sharing plans, upon the complete discontinuance of Employer Contributions.

4.4 Limitation on Employer Contributions. The Employer's Contribution for any Plan Year shall not exceed the maximum amount which the Employer may deduct pursuant to Section 404 of the Code. The Employer Contributions shall be payable not later than the time for filing the Employer's federal income tax return, including extensions.

4.5   Employee Contributions.

      (A)   Distributions from Qualified Plans - Rollovers.

            (1) If the Employer selects Item B(9) in the Adoption Agreement, an Employee who is entitled to make a rollover contribution described in Section 402(a)(5), Section 403(a)(4) or Section 408(d)(3) of the Code ("Rollover Contribution"), may elect, with the approval of the Committee, to make such a Rollover Contribution to the Plan. The Employee shall deliver or cause to be delivered, to the Trustee the cash which constitutes such Rollover Contribution at such time or times and in such manner as shall be specified by the Committee. As of the date of receipt of such property by the Trustee, a Rollover Account shall be established in the name of the Employee who has made a Rollover Contribution as provided in this Section 4.5 and shall be credited with such assets on such date. A Rollover Contribution shall not be deemed to be a contribution of such Employee for any purpose of this Agreement. All Rollover Contributions and the earnings on these contributions shall be immediately fully vested and nonforfeitable.

            (2) Subject to the provisions of the Plan, on advance notice given to the Committee in accordance with rules established by the Committee a Participant in a profit sharing Plan or 401(k) profit sharing Plan may withdraw all or any part (in any whole dollar amount specified by the Participant) of the value of any Rollover Account, provided no Participant who has made any withdrawal under Section 4.5(A) during the calendar year in which such notice is given may make an additional withdrawal under this Section 4.5(A) during the remainder of such year.

      (B) Nondeductible Employee Contributions and Matching Contributions No Longer Accepted.

            (1) This Plan will not accept nondeductible employee contributions and matching contributions except pursuant to a 401(m) arrangement described in Article III. Employee contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m).

            (2) A separate account will be maintained by the Trustee for the previously made nondeductible employee contributions of each Participant.

            (3) Employee contributions and earnings thereon will be nonforfeitable at all times. No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions.

      (C) Deductible Employee Contributions No Longer Accepted. The Committee will not accept deductible Employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses of the Trust Fund in the same manner as described in Article VI of the Plan. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Section 7.10, Joint and survivor annuity requirements (if applicable), the Participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Committee.

4.6 Exclusive Benefit. Except as provided in the Plan, the Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall revert or be repaid to the Employer, directly or indirectly, or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except that (1) any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution; (2) in the event the deduction of a contribution made by the Employer is disallowed under Section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction; and (3) in the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

4.7 Form, Payment and Allocation of Contributions. Contributions made for a Plan Year shall be made in cash; provided, however, that if the Plan has an Employer Stock Fund, contributions for the Employer Stock Fund may be made in Employer Stock. Contributions shall be delivered to the Trustee at such time or times as shall be agreed upon between the Committee and the Trustee. The Committee shall instruct the Trustee as to the allocation of contributions to the Participant's accounts pursuant to the elections made in the Adoption Agreement. Employer Stock contributed to the Plan shall be valued at fair market value at the time of its transfer to the Plan.

4.8 Safe Harbor Allocation. Notwithstanding anything to the contrary in the Adoption Agreement, in the event the requirements of Code Sections 401(a)(26) or 410(b) are not met during the Plan Year, Employer Contributions will be allocated to Eligible Employees in the following order until the applicable requirements are met:

      (A) Eligible Employees employed by the Employer on the last day of the Plan Year and who have completed more than 750 Hours of Service during the Plan Year;

      (B) Eligible Employees employed by the Employer on the last day of the Plan Year and who have completed more than 500 but less than 750 Hours of Service during the Plan Year;

      (C) Eligible Employees employed by the Employer on the last day of the Plan Year and who have completed 500 or fewer Hours of Service during the Plan Year;

      (D) Eligible Employees who have completed 750 or more Hours of Service during the Plan Year;

      (E) Eligible Employees who have completed more than 500 but less than 750 Hours of Service during the Plan Year.

            In no event will Employees who have terminated employment with the Employer during the Plan Year and who have completed 500 or fewer Hours of Service during the Plan Year receive any allocation of Employer Profit Sharing Contributions.

                                    ARTICLE V
                             PERIOD OF PARTICIPATION

5.1 Termination Dates. A Participant's Termination Date will be the date on which his employment with the Employer is terminated because of the first to occur of the following events:

      (A) Normal Retirement. The Participant retires from the employ of the Employer upon attaining the Normal Retirement Date selected in the Adoption Agreement. If the Employer enforces a mandatory retirement age the Normal Retirement Date is the date the Participant attains the lesser of that mandatory age or the age specified in the Adoption Agreement.

      (B) Early Retirement. The Participant retires from the employ of the Employer upon attaining the Early Retirement Date selected in the Adoption Agreement. If a Participant terminates employment prior to meeting any minimum age specified in the Adoption Agreement but after having completed the specified minimum service requirement, the terminated Participant shall be entitled to an early retirement benefit upon attaining the minimum age required.

      (C) Late Retirement. The Participant retires from the employ of the Employer after the Normal Retirement Date. A Participant who continues to work beyond the Normal Retirement Date shall continue participation in the Plan on the same basis as the other Participants.

      (D) Disability Retirement. The Participant is terminated from the employ of the Employer because of Disability, as determined by the Committee, as defined in Section 1.1(I), irrespective of his age.

      (E)   Death. The Participant's death.

      (F) Other Termination. The Participant terminates employment before Normal, Early, Late or Disability Retirement.

            If a Participant continues in the employ of the Employer but no longer is a member of a class of Employees to which the Plan has been and continues to be extended by the Employer, the Participant's Termination Date nevertheless will be as stated above and his or her accounts will be held as stated in Section 5.2.

5.2 Restricted Participation. When distribution of part or all of the benefits to which a Participant is entitled under the Plan is deferred beyond or cannot be made until after the Participant's Termination Date, or during any period that a Participant continues in the employ of the Employer but no longer is a member of a class of Employees to which the Plan has been and continues to be extended by the Employer, the Participant, or in the event of his or her death such Participant's Beneficiary, will be considered and treated as a Participant for all purposes of the Plan, except that no share of contributions or forfeitures will be credited to his or her Accounts (a) for any period such Participant continues in the employ of the Employer but no longer is a member of a class of Employees to which the Plan has been and continues to be extended by the Employer, or (b) after the Participant's Termination Date.

                                   ARTICLE VI
                                   ACCOUNTING

6.1 Accounts Established. There shall be established and maintained for each Participant such accounts as are applicable, to reflect such Participant's interest in each Investment Fund.

      All income, expenses, gains and losses attributable to each account shall be separately accounted for. The interest of each Participant in the Trust Fund at any time shall consist of the amount credited to his or her accounts as of the last preceding Valuation Date plus credits and minus debits to such accounts since that date.

6.2 Employer Contributions Considered Made On Last Day of Plan Year. Unless otherwise elected in the Adoption Agreement, for purposes of this Article VI, the Employer's Contribution under Article IV will be considered to have been made on the last day of the Plan Year for which contributed.

6.3   Accounting Steps.  As of each Valuation Date, the Trustee shall:

      (A) Charge to the prior account balances all previously uncharged payments or distributions made from Participants' accounts since the last preceding Valuation Date.

      (B) Adjust the net credit balances in Participants' accounts upward or downward, pro rata, so that the total of such net credit balances will equal the then adjusted net worth of the Trust Fund;

      (C) Allocate and credit Employer Contributions and any forfeitures (as described in Section 7.3) that are to be allocated and credited as of that date in accordance with Sections 6.5 and 6.6.

            Notwithstanding the preceding, the Trustee shall be authorized to utilize such other method of accounting for the gains or losses experience by the Trust as may accurately reflect each Participant's interest therein.

6.4   Allocation of Employer Contributions.

      (A)   Discretionary Profit Sharing Contributions.

            (1) Nonstandardized Plans. If the Plan is a nonstandardized Plan, Employer Contributions for the Plan Year shall be allocated among and credited to the Employer Contribution Accounts of each Participant, including a Participant on leave of absence, who is entitled to receive a contribution as elected by the Employer in the Adoption Agreement, pursuant to the formula elected by the Employer in Item B(8)(b) of the Adoption Agreement If elected in the Adoption Agreement, Participants whose employment terminated because of retirement, death or disability before the end of the Plan Year will share in the contributions for the year if elected in the Adoption Agreement.

            (2) Standardized Plans. Employer Contributions for the Plan Year shall be allocated among and credited to the Employer Contribution Account of each Participant who either completes more than 500 Hours of Service during the Plan Year (or such lesser number of Hours of Service as may be specified in the Adoption Agreement) or is employed on the last day of the Plan Year pursuant to the formula elected by the Employer in Item B(8)(b) of the Adoption Agreement. If elected in the Adoption Agreement, Participants whose employment terminated before the end of the Plan Year because of retirement, death or disability will share in the contributions for the year if elected in the Adoption Agreement.

      (B) Money Purchase Pension Plans. Employer Contributions will be made and allocated to the Employer Contribution Accounts of Participants for the Plan Year as elected in the Adoption Agreement. Sections 6.4(A)(1) and (2) above also apply to the Money Purchase Pension Plans.

      (C) Paired Plans. Notwithstanding anything in the Plan to the contrary, if the Employer maintains two plans which are Paired Plans, only one may contain an allocation, as elected in the Adoption Agreement, utilizing permitted disparity as defined in Code Section 401(l).

6.5 Allocation of Forfeitures. As elected in Items B(11) and/or C(6) of the Adoption Agreement, as of the last day of the Plan Year, any forfeitures which arose under the Plan during that year shall be used to: (i) pay the expenses of the Plan; (ii) reduce Employer Contributions; or, (iii) be allocated to Participants accounts, as may be selected in the Adoption Agreement. Forfeitures under (iii) shall be allocated as provided in
      Section 6.4.

6.6   Limitation on Allocations.

      (A) Definitions: For purposes of limiting allocations pursuant to this section, the following definitions shall apply:

            (1) Annual Additions: The sum of the following amounts credited to a Participant's account for the Limitation Year:

                  (a)   Employer Contributions;

                  (b)   Employee Contributions;

                  (c)   forfeitures;

                  (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415
                        (l)(2) of the Code, which is part of a pension or annuity Plan maintained by the Employer are treated as Annual Additions to a defined contribution Plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in
                        Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution Plan; and,

                  (e)   allocations under a simplified employee pension.

                  For this purpose, any Excess Amount applied under Sections 6.6(B)(4) or 6.6(C)(6) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

            (2) Compensation: Compensation as described below, interpreted consistently with the provisions of Code Section 414(s) and the regulations issued thereunder, as may be selected by the Employer, and uniformly applied for testing purpose:

                  (a) W-2 Compensation (Wages, Tips, and Other Compensation required to be reported under Sections 6041, 6051, and 6052 of the Code, as reported on Form W-2). Compensation is defined as wages within the meaning of Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the service performed (such as the exception for agricultural labor in Section 3401(a)(2).

                  (b) Withholding Compensation (ss.3401(a)). Compensation is defined as wages within the meaning of Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

                  (c) Section 415 safe-harbor compensation. Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible\ in gross income (including, but not limited to, commissions paid salesman, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable Plan (as described in 1.62-2(c)), and excluding the following:

                        (i) Employer contributions to a Plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension Plan to the extent such contributions are deductible by the Employee, or any distributions from a Plan of deferred compensation;

                        (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                        (iii) amounts realized from the sale, exchange or other
                              disposition of stock acquired under a qualified stock option; and

                        (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in
                              Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

                  Notwithstanding anything in the definitions of Compensation preceding, at the discretion of the Employer, uniformly applied, Compensation shall, for purposes of ADP and ACP testing as provided for in Article III, include amounts not currently includible in income pursuant to Code Sections 125, 402(a)(8), 402(h) and 403(b). For allocation purposes, such amounts shall be includible as elected in the Adoption Agreement.

                  For any self-employed Individual, Compensation will mean Earned Income.

                  For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Section 6.6, Compensation for a Limitation Year is the compensation actually paid or made available during such Limitation Year.

                  Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution Plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, (as defined in Section 414(q) of the Code), and contributions made on behalf of such Participant are nonforfeitable when made.

            (3) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and
                  (d) of the Code or 140 percent of the Participant's Highest Average Compensation, including any adjustments under Section 415(b) of the Code.

                  Notwithstanding the above if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 per cent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

            (4)   Defined  Contribution  Dollar  Limitation:   For  purposes  of
                  calculating the Maximum Permissible Amount: $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

            (5) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, individual medical accounts, as defined in Section 415(l)(2) of the Code, and simplified employee pension, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution Plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year.

                  If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

            (6) Employer: For purposes of this Section 6.6: the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by Section 415(h), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in
                  Section 414(m)) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

            (7) Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

            (8) Highest Average Compensation: For purposes of calculating the Defined Benefit Fraction, the average compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the twelve-consecutive month period defined in Item B(4)(j) of the Adoption Agreement.

            (9) Limitation Year: A calendar year or any other 12 consecutive month period elected in Item B(4)(d) of the Adoption

                  Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

            (10) Master or Prototype Plan: A Plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

            (11) Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

                  (a)   the Defined Contribution Dollar Limitation, or

                  (b) 25 percent of the Participant's Compensation for the Limitation Year.

                        The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

                        If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                          Number of months in the short Limitation Year
                                                12

            (12) Projected Annual Benefit: For purposes of calculating the Defined Benefit Fraction: the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan, assuming: (1) the Participant will continue employment until Normal Retirement Date under the Plan, (or current age, if later), and (2) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

      (B)   Annual Addition Limitations:

            (1) If the Participant does not participate in, and has never participated in another qualified Plan or welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in
                  Section 415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension, as defined in Section 408(K) of the Code, maintained by the Employer which provides an Annual Addition as defined in Section 6.6(E), the amount of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

            (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

            (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

            (4) If pursuant to Section 6.6(B)(3) or as result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

                  (a) Any nondeductible voluntary employee contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant.

                  (b) If after the application of paragraph (a) an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation year, and each succeeding Limitation Year, if necessary.

                  (c) If after the application of paragraph (a) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

                  (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section 6.6(A), it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distribute to Participants or former Participants.

      (C)   Multiple Plan Limitation.

            (1) This Section 6.6(C) applies if, in addition to this Plan, the Participant is covered under another qualified Master or Prototype defined contribution Plan maintained by the Employer, a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension maintained by the employer which provides an Annual Addition as defined in Section 6.6(A) during any Limitation Year. The Annual Additions which may be credited to a Participant's accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's accounts under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master and prototype defined contribution plans and welfare benefit funds, individual medical accounts, and simplified employee pension, maintained by the Employer are less than the Maximum Permissible Amount and the contributions that would otherwise be contributed or allocated to the Participant's Employer Contribution Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master and prototype defined contribution plans, welfare benefit funds individual medical accounts, and simplified employee pension, in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Employer Contribution Account under this Plan for the Limitation Year.

            (2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 6.6(B)(2).

            (3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

            (4) If, pursuant to Section 6.6(C)(3) or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all other plans result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the amounts last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by annual additions to a welfare benefit fund or individual medical account regardless of the actual allocation date.

            (5) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another Plan, the Excess Amount attributed to this Plan will be the product of:

                  (a)   the total Excess Amount allocated as of such date, times

                  (b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified Master or Prototype defined contribution plans.

            (6) Any Excess Amount attributed to this Plan should be disposed of as provided in Section 6.6(C)(4).

      (D) If the Participant is covered under another qualified defined contribution Plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's accounts under this Plan for any Limitation Year will be limited in accordance with Section 6.6(C) (1-6) as though the Plan were a Master or Prototype Plan unless the Employer provides other limitations in Item B(12) of the Adoption Agreement.

      (E) If the Employer maintains, or at any time maintained, a qualified defined benefit Plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's accounts under this Plan for any Limitation Year will be limited in accordance with Item B(12) of the Adoption Agreement.

6.7 Reports to Participants. The Committee shall cause reports to be made at least annually to each Participant and to the Beneficiary of each deceased Participant as to the value of each such Participant's accounts, as of an appropriate preceding Valuation Date.

                                   ARTICLE VII
                           PAYMENT OF ACCOUNT BALANCES

7.1 Termination of Employment Upon Disability or Death. A Participant shall become fully vested in his or her Employer Contribution Accounts if the Participant becomes Disabled under Sections 5.1(A), (B), (C) or (D) or dies while still employed. The accounts of a Participant who retires becomes Disabled or dies will become distributable to the Participant or to his or her Spouse or Beneficiary. If distributed immediately, subject to Section 7.4, the distributable balance, after adjustments, will be determined as soon as practicable following the receipt by the Trustee of written notice of the Participant's termination from the Committee.

7.2 Timing for Determining Account Balance Upon Termination of Employment Prior to Retirement, Disability or Death. If a Participant terminates employment with the Employer before retirement under Sections 5.1(F) the vested portion of the Participant's Employer Contribution Account and/or Matching Account shall be determined and such Participant's accounts will be distributable to the Participant. If distributed immediately, subject to Section 7.4, the distributable balance, after adjustments, will be determined as soon as practicable following receipt by the Trustee of written notice of the Participant's termination from the Committee. The account balance shall be distributable at such time as elected in the Adoption Agreement, but in no event shall an account balance not be distributable later than the Participant's Normal Retirement Date.

7.3   Vesting On Distribution Before Break-in-Service; Cash-Outs.

      (A) If an Employee terminates service, and the value of the Employee's vested account balance derived from Employer and Employee contributions is not greater than $3,500, the Employee will receive a distribution of the value of the entire vested portion of such account balances, and Rollover Account balance, if any. The nonvested portion will be treated as a forfeiture. For purposes of this Section 7.3, if the value of an Employee's vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant's vested account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

      (B) If an Employee terminates service, and elects, in accordance with the requirements of Section 7.4, to receive the value of the Employee's vested account balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the balance in the Employer Contribution Account, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested balance in the Employer Contribution Account.

      (C) If an Employee receives a distribution pursuant to this Section 7.3 and the Employee resumes employment covered under this Plan, the Employee's Employer Contribution Account and/or Matching Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this Section 7.3, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one (1) year Breaks in Service, upon the reemployment of such Employee, the Employer Contribution Account balance and/or Matching Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

7.4   Restrictions on Immediate Distributions.

      (A) If the value of a Participant's vested account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Committee shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the participant, after receiving the notice, affirmatively elects a distribution.

            Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 7.10 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution Plan (other than an employee stock ownership Plan as defined in Section 4975(e)(7) of the Code), the Participant's account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution Plan (other than an employee stock ownership Plan as defined in Section 4975(e)(7) of the Code) then the Participant's account balance will be transferred, without the Participant's consent, to the other Plan if the Participant does not consent to an immediate distribution.

            An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of the Normal Retirement Date or age 62.

      (B) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

7.5 Commencement of Benefits. Unless the Participant elects otherwise, payments will be made or commence to a Participant by the Trustee, as directed by the Committee, no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which (1) the Participant attains age sixty-five (65) (or Normal Retirement Date; if earlier); (2) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (3) the Participant terminates his or her service with the Employer.

      Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 7.4 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

7.6   Timing and Modes of Distribution.

      (A)   General Rules.

            (1) Subject to Section 7.10, Joint and Survivor Annuity Requirements, the requirements of this Section 7.6 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 7.6 apply to calendar years beginning after December 31, 1984.

            (2) All distributions required under this Section 7.6 shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

            (3) The normal form of payment for a profit-sharing Plan satisfying the requirements of Section 7.10(F) hereof shall be a single sum with no option for annuity payments; provided, however, that distributions may be made:

                  (a) In installment payments, if the Employer has elected installment payments in Item B(10)(a) of the Adoption Agreement;

                  (b) Through such other form of benefit as may be identified in Item B(10)(a) of the Adoption Agreement, which shall be available to Participants as an optional form of benefit payment, and shall preclude Employer discretion;

                  (c) Through such other form of benefits as may be required to be protected as Section 411(d)(6) protected benefits.

      (B) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

      (C) Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

            (1)   the life of the Participant,

            (2)   the life of the Participant and a designated Beneficiary,

            (3) a period certain not extending beyond the life expectancy of the Participant, or

            (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

      (D) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

            (1)   Individual Account.

                  (a)   If a Participant's benefit is to be distributed over:

                        (i) a period not extending beyond the life expectancy of the participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary; or

                        (ii) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

                  (b) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  (c) For calendar years beginning after December 31, 1988 the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of
                        Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section (1)(a) above as the relevant divisor without regard to Regulations Section 1.401(a)(9)-2.

                  (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

            (2) Other Forms. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

      (E)   Death Distribution Provisions

            (1) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (2) Distribution Beginning After Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  (a) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                  (b) if the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

                        If the Participant has not made an election pursuant to this Section 7.6(E)(2) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year in which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (3) Surviving Spouse's Death. For purposes of Section (E)(2) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section (E)(2) with the exception of paragraph (b) therein, shall be applied as if the surviving Spouse were the Participant.

            (4) Minor Beneficiary. For purposes of this Section (E), any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

            (5) Distribution Considered to Begin on Required Beginning Date. For the purposes of this Section (E), distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section (E)(3) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Section (E)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

      (F)   Definitions.

            (1) Applicable life expectancy: The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

            (2) Designated Beneficiary: The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) and the proposed regulations thereunder.

            (3) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section (E) above.

            (4) Life expectancy: Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

                  Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section (E)(2)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary may not be recalculated.

            (5)   Participant's benefit:

                  (a) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                  (b) Exception for second distribution calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

            (6)   Required beginning date:

                  (a) General rule. The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                  (b) Transitional rules. The required beginning date of a Participant who attains age 70-1/2 before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                        (i) Non-5-percent owners. The required beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                        (ii) 5-percent owners. The required beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                              (a)   the calendar year in which the   participant
                                    attains age 70-1/2, or

                              (b) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

                        The required beginning date of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  (c) 5-percent owner. A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Section 416(i) of the Code(determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

                  (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

      (G) Transitional Rule.

            (1) Distributions to 5-percent Owners. Notwithstanding the other requirements of this Section 7.6 and subject to the requirements of Section 7.10, Joint and Survivor Annuity Requirements, distributions on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                  (a) The distribution by the plan is one which would not have disqualified such plan under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                  (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (c) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                  (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                  (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

            (2) Distribution on Death. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

            (3) Designation of Distribution Method. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (G)(1)(a) and (e).

            (4) Revocation of Designations. If a designation is revoked any subsequent distribution must satisfy the requirements of
                  Section 401(a)(9) of the Code and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one Plan to another Plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

7.7   Designation of Beneficiary.

      (A) Default Beneficiary. In the case of a Participant who is married, the Participant's Beneficiary shall be the Participant's Spouse, but if the Participant's Spouse consents as provided in this Section 7.7, or if the Participant is not married, then the Participant shall have the right to designate that after such Participant's death such Participant's accounts shall be distributed to a designated Beneficiary or Beneficiaries.

      (B) Spousal Consent. Any consent of a Spouse given pursuant to this Section must be in writing and given prior to the death of the Participant. Such consent must acknowledge the effect of the Participant's Beneficiary designation, the identity of any non-Spouse Beneficiary, including any class of Beneficiaries and contingent Beneficiaries, and the consent must be witnessed by a Plan representative or a Notary Public. The Participant may not subsequently change the designation of his or her Beneficiary unless his Spouse consents to the new designation in accordance with the requirements set forth in the preceding sentence The consent of a Participant's Spouse shall not be required if the Participant establishes to the satisfaction of the Committee that consent may not be obtained because there is no Spouse, the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A Spouse's consent shall be irrevocable. Any consent by a Spouse, or establishment that the consent of the Spouse may not be obtained, shall be effective only with respect to that Spouse.

      (C) Changing Beneficiaries. Subject to Subparagraphs (A) and (B) above, the Participant's designation of Beneficiary may be made, changed or revoked by the Participant at any time by a written instrument, in form satisfactory to the Committee, and shall become effective only when executed by such Participant (and, i applicable, consented to by the Participant's Spouse as set forth in Section 7.7(B)) and filed with the Committee prior to such Participant's death. If all of the Beneficiaries named in such designation shall have predeceased such Participant, or die prior to complete distribution of the Participant's accounts, or if such Participant fails to execute and file a designation and is not survived by a Spouse the payment of such Participant's accounts shall be made pursuant to the Plan and to such Beneficiaries as required by state law. Neither the Employer, the Committee, nor the Trustee, shall have any duty to see that such Participant, any Spouse or any Beneficiary executes and files any such designation with the Committee.

7.8 Optional Forms of Benefit. The optional forms of benefit provided by this Plan are not subject to Employer discretion and are made available to all Participants on a nondiscriminatory basis. The optional forms of benefit are described in Articles III and VII, as may be selected in the Adoption Agreement. If selected in Item B(13) of the Adoption Agreement, the Employer may attach to the Plan a list of the Section "411(d)(6) protected benefits" that must be preserved from a individually designed Plan or other prototype Plan which this Plan amends.

7.9 Distribution Upon Disability. In the event of the Disability of the Participant, the Trustee, following receipt of notification of such Disability from the Committee, shall make distributions from the Account.

7.10  Joint and Survivor Annuity Requirements.

      (A) Application. The provisions of this Section 7.10 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 7.10(G).

      (B) Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

      (C) Qualified Pre-Retirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

      (D)   Definitions.

            (1) Election period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

                  Pre-age 35 waiver: A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 7.10(E). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Section 7.10.

            (2) Earliest retirement age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

            (3) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or Notary Public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

                  Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Paragraph (E) below.

            (4) Qualified Joint and Survivor Annuity: An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50%.

            (5) Spouse (surviving spouse): the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and the current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

            (6) Annuity Starting Date: The first day of the first period for which an amount is payable as an annuity or any other form.

            (7) Vested Account Balance: The aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death. The provisions of this Section
                  7.10 shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

(E)   Notice Requirements.

            (1) Qualified Joint and Survivor Annuity. In the case of a Qualified Joint and Survivor Annuity as described in Section 7.10(B), the Committee shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            (2) Qualified Pre-Retirement Survivor Annuity. In the case of a Qualified Pre-Retirement Survivor Annuity as described in
                  Section 7.10(C), the Committee shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 7.10(E) applicable to a Qualified Joint and Survivor Annuity.

                  The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after Section 7.10(E)(3) ceases to apply to the Participant; and (iv) a reasonable period ending after Section
                  7.10 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

                  For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii),
                  (iii) and (iv) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one-year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such participant shall be redetermined.

            (3) Subsidized Annuity Distributions. Notwithstanding the other requirements of this Section 7.10(E), the respective notices prescribed by this Section 7.10(E) need not be given to a Participant if (1) the Plan "fully subsidizes" the cost of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Section 7.10(E), a Plan fully subsidizes the cost of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

      (F)   Safe harbor rules.

            (1) Application. This Section shall apply to a Participant in a profit-sharing Plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension Plan, (including a target benefit Plan) if the following conditions are satisfied: (1) the Participant does not or cannot elect payments in the form of a life annuity, and (2) on the death of the Participant, the Participant's vested account balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse or, if the surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary. The surviving Spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant's death. The account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 7.10(F) shall not be operative with respect to a Participant in a profit-sharing Plan if the Plan is a direct or indirect transferee of a defined benefit Plan, money purchase Plan, a target benefit Plan, stock bonus, or profit-sharing Plan which is subject to the survivor annuity requirements of Section 401(a)(11) and
                  Section 417 of the Code. If this Section 7.10(F) is operative, then the provisions of this Section 7.10, other than in
                  Section 7.10(G), shall be inoperative.

            (2) Waiver. The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 7.10(D)(3) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

            (3) Vested Account Balance. For purposes of this Section 7.10(F), vested account balance shall mean, in the case of a money purchase pension Plan or a target benefit Plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit-sharing Plan, vested account balance shall have the same meaning as provided in Section 7.10(D)(7).

      (G)   Transitional Rules.

            (1) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Section 7.10 must be given the opportunity to elect to have the prior sections of this
                  Section 7.10 apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor Plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

            (2) Any living Participant not receiving benefits on August 23, 1984 who was credited with at least one Hour of Service under this Plan or predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976 must be given the opportunity to have his or her benefits paid in accordance with Section 7.10(G)(4).

            (3) The respective opportunities to elect (as described in Section 7.10(G)(1) and (2) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984 and ending on the date benefits would otherwise commence to these Participants.

            (4) Any Participant who has elected pursuant to Section 7.10(G)(2) and any Participant who does not elect under Section 7.10(G)(1) or who meets the requirements of Section 7.10(G)(1) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements of benefits would have been payable in the form of a life annuity:

                  a) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married participant who:

                        (i) begins to receive payments under the Plan on or after Normal Retirement Date; or

                        (ii) dies on or after Normal Retirement Date while still working for the Employer; or

                        (iii) begins to receive payments on or after the
                              Qualified Early Retirement Age; or

                        (iv) separates from service on or after attaining Normal Retirement Date (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                        then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                  b) Election of early survivor annuity. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

                  c)    For purposes of this Section 7.10(G)(4):

                        (i)   Qualified Early Retirement Age is the latest of:
                              (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits, (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Date, or (iii) the date the Participant begins participation.

                        (ii) Qualified Joint and Survivor Annuity is an annuity for the life of the participant with a survivor annuity for the life of the Spouse as described in
                              Section 7.10(D)(4).

      (H) Nontransferability. Any annuity distributed from the Plan must be nontransferable.

      (I) Incorporation of Terms. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

7.11 Distributions to Qualified Plans. In the event a former Employee whose accounts have not been fully distributed becomes an active participant in a Plan qualified under Section 401(a) of the Code, the Committee may direct the Trustee to transfer the amount in such Participant's account(s) to any such Plan provided the Plan to receive such transfers authorizes accepting the transfer, provides that assets transferred shall be held in a separate account and requires that the assets transferred shall not be subject to any forfeiture provisions.

7.12 Profit Sharing Plans and 401(k) Profit Sharing Plans Only - Withdrawal of Employer Contributions. Subject to the provisions of the Plan, in accordance with rules for giving notice as determined by the Committee, and as elected in the Adoption Agreement, a Participant may withdraw as of the first Accounting Date subsequent to receipt by the Committee of such notice:

      (A) An amount equal to not more than 100% of the Participant's Employer Contribution Account determined as of such Accounting Date. No Participant who has made any withdrawal of Employer Contributions in the twelve (12) months preceding the giving of such notice may make a withdrawal under this Section.

      (B) Notwithstanding anything to the contrary in this Section 7.12, any withdrawal made pursuant to Section 7.12(A) shall be for a minimum whole dollar amount not less than Five Hundred Dollars ($500.00); except that if the amount available for withdrawal is less than Five Hundred Dollars ($500.00) then the minimum amount of the withdrawal shall be the amount available.

      (C) No forfeitures will occur solely as a result of an Employee's withdrawal of Employer Contributions.

      (D) Notwithstanding anything to the contrary in this Section 7.12, a Participant may not make a withdrawal, pursuant to this Section of any portion of the Participant's vested interest which has been assigned to secure repayment of a loan in accordance with Section 10.10, below, until such time as the Committee shall have released said portion so assigned.

7.13.  Prohibition Against Alienation.

      (A) Except as provided in Sections 401(a)(13) and 414(p) of the Code, no benefit or interest available under this Plan will be subject to assignment or alienation, either voluntarily or involuntarily.

      (B) The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless the Committee determines that such order is a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

      (C) All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, an immediate distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan, provided that in no event will any such distribution accelerate the repayment of any loan made to the affected Participant under the Plan, unless such Participan consents thereto in writing. For purposes of this Section 7.13, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p), unless a Qualified Distribution Date has been selected in the Adoption Agreement, in which case the earliest retirement age shall be the date on which the domestic relations order is determined to be qualified.

7.14 Missing Participant or Beneficiary. Each Participant and/or each Beneficiary must file with the Committee from time to time in writing his or her post office address and each change of post office address. Any communication, statement or notice addressed to a Participant and/or Beneficiary at such last post office address filed with the Committee or if no address is filed with the Committee then at the last post office address as shown on the Employer's records, will be binding on the Participant and/or Beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate a Participant or Beneficiary.

      Any other provision of the Plan to the contrary notwithstanding, if any application for a benefit has not been filed by a Participant otherwise eligible therefor within ninety (90) days after the Plan Year in which occurred his or her termination date, the Committee shall mail to such Participant and/or Beneficiary at his or her last known address an application for benefit and a reminder that he or she is eligible for such benefit. If such application is not filed with the Committee in accordance with the provisions of the Plan within ninety (90) days after it is so mailed to such Participant or his or her termination date, whichever is later, the benefit shall be forfeited and shall be used to reduce future Employer Contributions as though the Participant were not vested in his or her accounts as of the end of said ninety (90) day period. Upon the subsequent filing of an application therefor by the Participant and/or his Beneficiary, such accounts shall be immediately reinstated pursuant to this provision as though the Participant were 100% vested in his or her accounts in an amount equal to the cash value of the accounts on the date forfeited. To the extent forfeited amounts are not available, the Employer shall contribute the amount required to reinstate the Participant's account balance.

7.15 Limitation on Certain Distributions. Notwithstanding anything contained herein to the contrary, the Trustee may, in its discretion, delay satisfying requests for distributions for up to one year where distributions require amounts to be withdrawn from the Guaranteed Investment Contract Fund; provided, however, that in no event shall the Trustee delay distributions to a Participant beyond the legally required time for distribution as set forth in Section 7.5.

7.16 Form of Distributions and Withdrawals. The Trustee shall make all distributions and withdrawals under the Plan, including Hardship withdrawals, other withdrawals while the Participant is still employed, and distributions upon retirement, disability, death and separation from service, pro rata, from all accounts and Investment Funds, as follows:

      (A) In a Plan with no Employer Stock Fund, all withdrawals and distributions under the Plan shall be made in cash.

      (B)   In a Plan with an Employer Stock Fund:

            (1) Withdrawals and distributions under the Plan from the other Investment Fund(s) shall be made in cash.

            (2) Withdrawals and distributions under the Plan from the Employer Stock Fund may be made in cash or in full shares of Employer Stock, with any fractional share paid in cash, as elected by the Participant. For the cash portion of any distribution or withdrawal, the Participant will receive the cash proceeds from the sale of shares of Employer Stock as of the sale date.

                                  ARTICLE VIII
                                DIRECT ROLLOVERS

8.1 General. This Article applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement Plan specified by the distributee in a direct rollover.

8.2   Definitions.

      (A) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

      (B) Eligible retirement Plan: An eligible retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity Plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement Plan is an individual retirement account or individual retirement annuity.

      (C) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

      (D) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement Plan specified by the distributee.

      (E)   Waiver of Notice. If a distribution is one to which Sections 401(a)
            (11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-(11)(c) of the Income Tax Regulations is given, provided that: (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                                   ARTICLE IX
                              TOP-HEAVY PROVISIONS

9.1 Use of Top-Heavy Provisions. If the Plan becomes a Top-Heavy Plan in any Plan Year after December 31, 1983, the provisions of this Article IX will supersede any conflicting provision in the Plan or the Adoption Agreement. The Committee has sole responsibility to make the determination as to the top-heavy status of the Plan.

9.2   Top-Heavy Definitions.

      (A) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds 50% of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100% of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5 per cent owner of the Employer, or a 1 per cent owner of the Employer who has an annual Compensation of more than $150,000. Annual compensation means compensation as defined in Item B(4)(a) of the Adoption Agreement, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125,
            Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.

            The determination of who is Key Employee will made by the Committee in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

      (B) Top-Heavy Plan: This Plan, for any Plan Year beginning after December 31, 1983, if any of the following conditions exists:

            (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

            (2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

            (3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

      (C) Top-Heavy Ratio: For purposes of determining if the Plan is a Top-Heavy Plan:

            (1) If the Employer maintains one or more defined contribution plans (including any Simplified employee pension Plan) and the Employer has not maintained any defined benefit Plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s), both computed in accordance with
                  Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

            (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the

                  Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with (1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

            (3) For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan years of a defined benefit Plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Voluntary deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

      (D) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other Plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Section 401(a)(4) and
            Section 410 of the Code.

      (E) Required Aggregation Group: (1) Each qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and (2) any other qualified Plan of Employer which enables a Plan described in (1) to meet the requirements of
            Section 401(a)(4) or Section 410 of the Code.

      (F) Determination Date: For purposes of determining if there is a Key Employee and for calculating the Top-Heavy Ratio: 1) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year, and 2) for the first Plan Year of the Plan, the last day of that year.

      (G) Valuation Date: The date specified in Item B(14)(c) of the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

      (H) Present Value: Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

9.3   Minimum Allocation.

      (A) Except as otherwise provided in Section 9.3(C) and (D) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three per cent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit Plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because of (i) such Participants failure to complete 1,000 Hours of Service (or any other equivalent provided in the Plan) or (ii) the Employee's failure to make mandatory contributions or (iii) Compensation less than a stated amount.

      (B) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Section 6.6(A) as limited by Section 401(a)(17) of the Code.

      (C) Section 9.3(A) shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

      (D) Section 9.3(A) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Item B(14) of the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

      (E) The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or Section 411(a)(3)(D) of the Code.

      (F) For each Plan Year in which the Paired Plans are Top-Heavy, the Top-Heavy requirements set forth in Article VIII of the Plan and Item B(14) of the Adoption Agreement shall apply.

      (G) Neither Before Tax Contributions nor Matching Contributions may be taken into account for the purpose of satisfying the minimum Top-Heavy contribution requirements.

9.4 Minimum Vesting Schedules. For any Plan Year in which this Plan is a Top-Heavy Plan, the vesting schedule elected by the Employer in Item B(14) and/or C(4)(d) of the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section 9.4 does not apply to the account balance of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan and such Employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this Section 9.4.

                                    ARTICLE X
                                     TRUSTEE

10.1 Trustee. The Trustee shall receive, hold, invest, administer and distribute the Trust Fund in accordance with the provisions of the Plan as herein set forth.

10.2 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all its transactions of the Trust Fund, which shall be available at all reasonable times for inspection or audit by any person designated by the Employer and by any other person or entity to the extent required by law.

10.3 Reports to Employer. As soon as practicable following the close of each accounting period and following the effective date of the termination of the Plan, the Trustee shall file a written report with the Employer. The report shall set forth all transactions with respect to the Trust Fund during the period listing the Trust Fund assets with their market value as of the close of the period covered by the report.

10.4 Powers of Trustee. The Trustee shall administer the Trust Fund as a nondiscretionary Trustee, and the Trustee shall not have any discretion or authority with regard to the investment of the Trust Fund and shall act solely as a directed Trustee of the fund contributed to it. The Trustee, as a nondiscretionary Trustee, as may be directed by the Employer (or the Participants to the extent provided herein) is authorized and empowered, by way of limitation, with the following powers, rights and duties, each of which the Trustee shall exercise in a nondiscretionary manner as directed in accordance with the direction of the Employer (or the Participants) as a Named Fiduciary (except to the extent that Plan assets are subject to the control and management of a properly appointed Investment Manager):

      (A) At the direction of the Named Fiduciary, to sell, write options on, convey or transfer, invest and reinvest any part thereof in each and every kind of property, whether real, personal or mixed, tangible orintangible, whether income or non-income producing and wherever situated, including, but not limited to, time deposits (including time deposits in the Trustee or its affiliates, or any successor thereto, if the deposits bear a reasonable rate of interest), fee simple, leasehold or lesser estates in real estate, shares of common and preferred stock, mortgages, bonds, leases, notes, debentures, equipment or collateral trust certificates, rights, warrants, convertible or exchangeable, and other corporate, individual or government securities or obligations, annuity, retirement or other insurance contracts, mutual funds (including funds for which the Trustee or its affiliates serve as investment advisor), units of group or collective trusts established to permit the pooling of funds of separate pension and profit sharing trusts, provided the Internal Revenue Service has ruled such group trust to be qualified under Code Section 401(a) and exempt under Code Section 501(a) (or the applicable corresponding provision of any other Revenue Act) or in units of any other common, collective o commingled trust fund heretofore or hereafter established and maintained by the Trustee or its affiliates; as long as the Trustee holds any units hereunder, the instrument establishing such common trust fund (including all amendments thereto) shall be deemed to have been adopted and made a part of this Plan, and such other investments as the Named Fiduciary shall direct the Trustee to invest Plan assets or hold as an Investment Fund for the investment of Plan assets pursuant to Participant direction.

      (B) At the direction of the Named Fiduciary, to sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of any property held hereunder, at public or private sale, for cash or upon credit with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency, or propriety of any such disposal;

      (C) At the direction of the Named Fiduciary, to manage, operate, repair, partition and improve and mortgage or lease (with or without an option to purchase) for any length of time any property held in the Trust Fund; to renew or extend any mortgage or lease, upon such terms as the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage; to agree to any modification in the terms of any lease or mortgage, or of an guarantee pertaining to either of them; to exercise and enforce any right of foreclosure; to bid in property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights, covenants, conditions, or remedies with respect to any lease or mortgage or to any guarantee pertaining to either of them or to waive any default in the performance thereof;

      (D) In accordance with the direction of a Named Fiduciary, to vote, personally or by general or limited proxy, any shares of stock or other securities held in the Trust Fund, provided that all voting rights pertaining to shares of any financial institution in the state where the Trustee is located shall be exercised by the trustee only if and as directed in writing by the Committee; provided further, that the Trustee and the Employer may agree in writing that such voting rights be passed through to the Participant's in proportion to their interest in the Investment Funds, to delegate discretionary voting power to the trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

      (E) As may be directed by the Named Fiduciary, to join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any Plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges, or compensation specified in any Plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depository; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

      (F) In accordance with the written instructions of a Named Fiduciary, to settle, compromise or commit to arbitration any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt, or obligation; and to abandon any property determined by it to be worthless;

      (G) As may be directed by the Named Fiduciary, to continue to hold any property of the Trust Fund, whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable and, consistent with its obligations as Trustee hereunder, to hold such cash in a demand deposit in the Trustee bank, its affiliates, or any successor thereto;

      (H) To hold property of the Trust Fund in its own name, or in the name of nominee, without disclosure of this trust, or in bearer form so that it may pass by delivery, and to deposit property with any depository, but no such holding or depositing shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this agreement as may be directed by the Named Fiduciary, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

      (I) As directed by the Named Fiduciary, to make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waivers, or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this agreement;

      (J) To employ, at the expense of the Employer or the Trust Fund, agents and delegate to them such duties as the Trustee sees fit; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care; the Trustee may consult with legal counsel(who may be counsel for the Employer) concerning any questions which may arise with reference to its power or duties under this Plan, and the written opinion of such counsel shall be full and complete protection with respect to any action taken or not taken by the Trustee in good faith and in accordance with the written opinion of such counsel;

      (K) To pay out of the Trust Fund any taxes imposed or levied with respect to the Trust Fund and may contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

      (L) To make loans to Participants in accordance with policies established by the Committee and in accordance with the terms of the Plan and the and to segregate or otherwise identify property of the Trust Fund as directed by the Committee for such purpose including providing collateral for loans made pursuant to the Plan.

10.5 Trustee's Fees and Expenses. The Trustee shall be entitled to receive reasonable fees for its services hereunder in accordance with its schedule of fees then in effect and shall be entitled to receive reimbursement for all reasonable expenses incurred by it in the administration of this Plan. Except to the extent that the Employer shall pay such fees and expenses, they shall be charged to and collected by the Trustee from each Participant's accounts. The Trustee's fees and expenses for extraordinary services in connection with any Participant's accounts may be charged to and collected by the Trustee from such accounts.

10.6 Trustee May Resign or Be Removed. The Trustee may resign by written notice to the Employer which shall be effective sixty (60) days after delivery unless the Trustee and the Employer agree to an earlier effective date. The Trustee may be removed by the Employer by written notice to the Trustee which shall be effective sixty (60) days after delivery unless the Trustee and the Employer agree to an earlier effective date. Prior to the effective date of such resignation or removal, the Employer shall amend its Plan to eliminate any reference to the PRISM(R) Prototype Retirement Plan and Trust, and appoint a new trustee. The Trustee shall deliver the Trust Fund to its successor on the effective date of resignation or removal, or as soon after such effective date as practicable. However, the Trustee may first subtract any amounts owed it from the Trust Fund for compensation, expenses and taxes due.

      If the Employer fails to so amend the Plan and appoint a successor trustee within the sixty (60) days, or longer period as the Trustee permits in writing, the Trustee shall apply to a court of competent jurisdiction for appointment of a successor trustee.

10.7  Separate Investment Funds.

      (A) The assets of the Trust Fund shall be held in such number of Investment Funds as the Employer and the Trustee may agree, plus an Employer Stock Fund if selected by the Employer in the Adoption Agreement, as the Employer shall designate in writing on the Investment Fund Designation form affixed to the Adoption Agreement. Such Investment Funds shall be selected by the Employer from among the funds offered by the Trustee for use as Investment Funds in the PRISM(R)Prototype Retirement Plan & Trust. The Trustee reserves the right to change the funds available for use as Investment Funds in the PRISM(R)Prototype Retirement Plan Trust, from time to time, and the Employer agrees to execute an amended Investment Fund Designation form to reflect any such changes as may impact the Investment Funds available to the Employer's Plan. The Employer hereby acknowledges that, available as Investment Funds are interests in registered investment companies (i.e. mutual funds) for which the sponsoring organization, its parent, affiliates or successors may serve as investment advisor and receive compensation from the registered investment company for its services as investment advisor. The Employer acknowledges that it, as Named Fiduciary, has the sole responsibility for selection of the Investment Funds offered under the Plan, and it has done so on the basis of the Employer's determination, after due inquiry, of the appropriateness of the selected Investment Funds as vehicles for the investment of Plan assets pursuant to the terms of the Plan, considering all relevant facts and circumstances, including but not limited to (i) the investment policy and philosophy of the Employer developed pursuant to ERISA ss.402(b)(1); (ii) the Participants, including average level of investment experience and sophistication;
            (iii) the ability of Participants, using an appropriate mix of Investment Funds, to diversify the investment of Plan assets held for their benefit; (iv) the ability of Participants to, utilizing an appropriate mix of Investment Funds, to structure an investment portfolio within their account in the Plan with risk and return characteristics within the normal range of risk and return characteristics for individuals with similar investment backgrounds, experience and expectations; and, (v) in making the selection of Investment Funds, the Employer did not rely on any representations or recommendations from the Trustee or any of its employees, except as may have been provided through written materials, including marketing materials provided by the various sponsors or distributors of the Investment Funds, and that the Investment Fund selection has not be influenced, approved, or encouraged through the actions of the Trustee or its employees.

            For purposes of the Plan, "Employer Stock" shall mean common stock listed on a recognized securities exchange issued by an Employer of Employees covered by the Plan or by an affiliate of such Employer and which shall be a "qualifying employer security" as defined in ERISA. The Employer Stock Fund shall be invested and reinvested in shares of Employer Stock, which stock shall be purchased by the Trustee to the extent not contributed to the Plan by the Employer, except for amounts which may reasonably be expected to be necessary to satisfy distributions to be made in cash. No Employer Stock shall be acquired or held in any Investment Fund other than the Employer Stock Fund. Up to 100% of the assets of the Trust Fund may be invested in Employer Stock.

            All contributions shall be allocated by the Trustee to the Plan's Investment Funds specified by the Employer. Dividends, interest and other distributions shall be reinvested in the same Investment Fund from which received.

            Employers sponsoring 401(k) profit sharing plans may elect to determine the Investment Funds, including an Employer Stock Fund, if applicable, into which Matching Contributions and/or Employer Contributions will be invested and/or into which Participants may not direct contributions. By making these designations, the Employer shall be deemed to have advised the Trustee in writing regarding the retention of investment powers.

            Notwithstanding the foregoing provisions of this Section 10.7(A), the Trustee may, in its discretion, accept certain investments which have been, and are, held as part of the Trust Fund prior to the date the Employer adopted this Plan. Such investments shall be considered investments directed by the Employer or an Investment Committee for the Plan ("Investment Committee"), if one is acting. The Trustee shall hold, administer and dispose of such investments in accordance with directions to the Trustee contained in a written notice from the Employer or Investment Committee. Any such notice shall advise the Trustee regarding the retention of investment powers by the Employer or the Investment Committee and shall be of a continuing nature or otherwise, and may be revoked in writing by the Employer or Investment Committee.

            The Trustee shall not be liable but shall be fully protected by reason of its taking or refraining from taking any action at the direction of the Employer or Investment Committee, nor shall the Trustee be liable but shall be fully protected by reason of its refraining from taking any action because of the failure of the Employer or the Investment Committee to give a direction or order. The Trustee shall be under no duty to question or make inquiry as to any direction, notification or order or failure to give a direction, notification or order by the Employer or the Investment Committee. The Trustee shall be under no duty to make any review of investments directed by the Employer or Investment Committee acquired for the Trust Fund and under no duty at any time to make any recommendation with respect to disposing of or continuing to retain any such investments. While the Employer may direct the Trustee with respect to Plan investments, the Employer may not (1) borrow from the Fund or pledge any assets of the Fund as security for a loan; (2) buy property or assets from or sell property or assets to the Fund; (3) charge any fee for services rendered to the Fund; or (4) receive any services from the Fund on a preferential basis.

            The Employer hereby indemnifies and holds the Trustee or its nominee harmless from any and all actions, claims, demands, liabilities, losses, damages or reasonable expenses of whatsoever kind and nature in connection with or arising out of (1) any action taken or omitted in good faith or any investment or disbursement of any part of the Trust Fund made by the Trustee in accordance with the directions of the Employer or the Investment Committee or any inaction with respect to any Employer or Investment Committee directed investment or with respect to any investment previously made at the direction of the Employer or Investment Committee in the absence of directions from the Employer or Investment Committee therefor, or (2) any failure by the Trustee to pay for any property purchased by the Employer or the Investment Committee for the Trust Fund by reason of the insufficiency of funds in the Trust Fund.

            Anything hereinabove to the contrary notwithstanding, the Employer shall have no responsibility to the Trustee under the foregoing indemnification if the Trustee knowingly participated in or knowingly concealed any act or omission of the Employer or Investment Committee knowing that such act or omission constituted a breach of fiduciary responsibility, or if the Trustee fails to perform any of the duties undertaken by it under the provisions of this Plan, or if the Trustee fails to act in conformity with the directions of an authorized representative of the Employer or the Investment Committee.

      (B) Each Participant shall by such mechanism as may be agreed upon between the Trustee and Employer, direct that the contributions made to his or her accounts for which the Participant may direct investments, as selected by the Employer in the Adoption Agreement, be invested in one or more of the Investment Funds, including the Employer Stock Fund, if applicable. At the time an Employee becomes eligible for the Plan, he or she shall specify the percentage of his or her accounts (expressed in percentage increments as may be agreed to between the Employer and the Trustee) to be invested pro-rata in each such Investment Fund.

      (C)   Upon  prior  written  notice  to the  Trustee,  or  other  form of notice acceptable  to  the  Trustee,  a  Participant  may  change an investment direction  with  respect  to  future  contributions.
            Through acceptable notice to the Trustee, the Participant may elect to transfer all or a portion of such Participant's interest in each Investment Fund (based on the value of such interest on the Valuation Date immediately preceding such election), including an Employer Stock Fund, if applicable, to any other of the Investment Funds selected by the Employer so that the Participant's interest in the said Investment Funds immediately after the transfer is allocated in percentage increments as may be agreed to by the Employer and the Trustee.

            Notwithstanding any Participant's election to change Investment Funds, the Trustee may, in its discretion, delay satisfaction of requests to change from a guaranteed investment contract fund for up to one year, or delay satisfaction of changes in Investment Funds pending settlement of prior changes in Investment Funds.

      (D) The Employer will be responsible when transmitting Employer and Employee contributions to show the dollar amount to be credited to each Investment Fund for each Employee.

      (E) Except as otherwise provided in the Plan, neither the Trustee, nor the Employer, nor any fiduciary of the Plan shall be liable to the Participant or any of his or her beneficiaries for any loss resulting from action taken at the direction of the Participant.

      (F) In a 401(k) profit sharing Plan where the Employer has elected to invest a portion or all of the Matching Contributions and/or Employer Contributions in the Employer Stock Fund, then the following shall apply:

            If selected by the Employer in the Adoption Agreement, a Participant who is fifty-five (55) years of age or older and who is 100% vested in his Matching Contribution account and/or Employer Contribution account may elect to have the Employer Stock (and any earnings thereon) attributable to such Matching Contributions and/or Employer Contributions diversified in the other Investment Funds under the Plan in accordance with the following rules and limitations. The amount of Employer Stock which may be diversified each Plan Year shall be determined in accordance with the following schedule:

=============================================================
                                   then the percent of the
                                   number of whole shares
                                   (rounded to the nearest
                                   whole number) credited to
If the age  attained  by           the Participants' Matching
the Participant                    Account and/or Employer
during the Plan Year is:           Contribution Account on the
                                   last day of the preceding
                                   Plan Year which may be
                                   diversified pursuant to the
                                   rules below may not exceed
=============================================================
55                                         25%
======================================================
56                                         25%
======================================================
57                                         30%
======================================================
58                                         40%
======================================================
59                                         50%
======================================================
60                                         60%
======================================================
61                                         70%
======================================================
62                                         80%
======================================================
63                                         90%
======================================================
64                                        100%
======================================================


            The election to diversify may only be made once each Plan Year. The election may be made in any month by providing notice to the Committee in accordance with the frequency selected by the Employer for other Investment Fund changes under the Plan. Each election to make a transfer pursuant to this Section shall specify the Investment Fund(s) into which the shares subject to diversification will be reinvested so that the Participant's interest in the said Investment Fund(s), immediately after the transfer, is allocated in increments as may be allowed by the Trustee. Thereafter, the Participant's interest in said Investment Fund(s) shall be subject to transfer in accordance with this Section.

      (G) Forfeitures arising under the Plan will be invested in an Investment Fund as may be selected in the discretion of the Employer.

      (H) In the event the Trust holds life insurance, the following restrictions shall apply:

            (1)   Limitations on Premium Payments

                  (a) If ordinary or whole life insurance contracts are purchased on the life of a Participant, less than one-half of the insured Participant's current allocation of contributions will be used to pay premiums attributable to such insurance. Ordinary or whole life insurance contracts are those with both nondecreasing benefits and nonincreasing premiums.

                  (b) If term or universal life insurance contracts are purchased, no more than one-quarter of the insured Participant's current allocation of contributions will be used to pay premiums attributable to such insurance.

                  (c) If a combination of ordinary or whole life insurance contracts and term or universal life insurance contracts are purchased, the sum of one-half of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-fourth of the aggregate employer contributions allocated to any participant.

            (2) The Plan Administrator will direct the Trustee to convert the entire value of any life insurance contract at or before the Participant's actual retirement or distribution on termination of employment, but not later than the Participant's Required Beginning Date to provide cash values or retirement annuity income, or, subject to the Joint and Survivor Annuity waiver requirements of Section 7.10, the Plan Administrator may direct the Trustee to distribute the insurance contract directly to the Participant.

            (3) The Trustee, at the direction of the Employer shall be entitled to exercise all rights and options with respect to any such life insurance contracts held by the Plan.

10.8 Registration, Distribution and Voting of Employer Stock and Procedures Regarding Tender Offers.

      (A) All voting rights on shares of Employer Stock held in the Employer Stock Fund shall be exercised by the Trustee only as directed by the Participants acting in their capacity as "Named Fiduciaries" (as defined in Section 402 of the Act) in accordance with the following provisions of this Section 10.8(A):

            (1) As soon as practicable before each annual or special shareholders' meeting of the Employer, the Trustee shall furnish to each Participant sufficient copies of the proxy solicitation material sent generally to shareholders, together with a form requesting confidential instructions on how the shares of Employer Stock allocated to such Participant's account, and, separately, such shares of Employer Stock as may be unallocated ("Unallocated Shares") or allocated to Participant accounts but for which the Trustee does not receive timely voting instruction from the Participant ("Non-Directed Shares"), (including fractional shares to 1/1000th of a share) are to be voted. The direction with respect to Non-Directed Shares and Unallocated Shares shall apply to such number of votes equal to the total number of votes attributable to Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Employer Stock credited to the

                  Participant's account and the denominator of which is the total number of shares credited to the accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Section 10.8(A)(1). The Employer and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner. The materials furnished to the Participants shall include a notice from the Trustee that the Trustee will vote any shares for which timely instructions are not received by the Trustee as may be directed by those voting Participants, acting in their capacity as Named Fiduciaries of the Plan as provided above. Upon timely receipt of such instructions, the Trustee shall vote the shares as instructed. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

            (2) With respect to all corporate matters submitted to shareholders, all shares of Employer Stock shall be voted only in accordance with the directions of such Participants as Named Fiduciaries as given to the Trustee as provided in
                  Section 10.8(A)(1). With respect to shares of Employer Stock allocated to the account of a deceased Participant, such Participant's Beneficiary, as Named Fiduciary, shall be entitled to direct the voting of shares of Employer Sock as if such Beneficiary were the Participant.

      (B) All tender or exchange decisions with respect to Employer Stock held in the Employer Stock Fund shall be made only by the Participants acting in their capacity as Named Fiduciaries with respect to the Employer Stock allocated to their accounts in accordance with the following provisions of this Section 10.8(B):

            (1) In the event an offer shall be received by the Trustee (including a tender offer for shares of Employer Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any shares of Employer Stock held by the Trust, the Trustee will advise each Participant who has shares of Employer Stock credited to such Participant's account in writing of the terms of the offer as soon as practicable after its commencement and will furnish each Participant with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange shares allocated to such Participant's account, and, separately, Unallocated Shares and Non-Directed Shares (including fractional shares to 1/1000th of a share). The directions with respect to Non-Directed Shares and Unallocated Shares shall apply to such number of Non-Directed Shares and Unallocated Shares equal to the total number of Non-Directed Shares and Unallocated Shares multiplied by a fraction, the numerator of which is the number of shares of Employer Stock credited to the Participant's account and the denominator of which is the total number of shares credited to the accounts of all such Participants who have timely provided directions to the Trustee with respect to Non-Directed Shares and Unallocated Shares under this Section 10.8(B). The materials furnished to the Participants shall include (i) a notice from the Trustee that, except as provided in this Section 10.8(B), the Trustee will not tender or exchange any shares for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Employer pursuant to the Securities Exchange Act of 1934. The Committee and the Trustee may also provide Participants with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determines to be appropriate; provided, however, that prior to any distribution of materials by the Committee, the Trustee shall be furnished with sufficient numbers of complete copies of all such materials. The Employer and the Committee will cooperate with the Trustee to ensure that Participants receive the requisite information in a timely manner.

            (2) The Trustee shall tender or not tender shares or exchange shares of Employer Stock (including fractional shares to 1/1000th of a share) only as and to the extent instructed by the Participants as Named Fiduciaries as provided in Section 10.8(B)(1). With respect to shares of Employer Stock allocated to the account of a deceased Participant, such Participant's Beneficiary, as a Named Fiduciary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Participant. If tender or exchange instructions for shares of Employer Stock allocated to the account of any Participant are not timely received by the Trustee, the Trustee will treat the non-receipt as a direction not to tender or exchange such shares. The instructions received by the Trustee from Participants or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

            (3) In the event, under the terms of a tender offer or otherwise, any shares of Employer Stock tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer in the same manner and the same proportion as shall be timely received by the Trustee from the Participants, as Named Fiduciaries, entitled under this Section 10.8(B) to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.

            (4) In the event an offer shall be received by the Trustee and instructions shall be solicited from Participants pursuant to
                  Section 10.8(B)(1-3) regarding such offer, and prior to termination of such offer, another offer is received by the Trustee for the securities subject to the first offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second offer and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in
                  Section 10.8(B)(1-3). With respect to any further offer for any Employer Stock received by the Trustee and subject to any earlier offer (including successive offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

            (5) A Participant's instructions to the Trustee to tender or exchange shares of Employer Stock will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Participant's interest in the Plan. Funds received in exchange for tendered shares will be credited to the account of the Participant whose shares were tendered and will be used by the Trustee to purchase Employer Stock, as soon as practicable. In the interim, the Trustee will invest such funds in short-term investments permitted under the Plan, and in the same manner in which forfeited amounts are invested.

            (6) In the event the Employer initiates a tender or exchange offer, the Trustee may, in its sole discretion, enter into an agreement with the Employer not to tender or exchange any shares of Employer Stock in such offer, in which event, the foregoing provisions of this Section 10.8(B) shall have no effect with respect to such offer and the Trustee shall not tender or exchange any shares of Employer Stock in such offer.

      (C) The Trustee acting with respect to the Employer Stock Fund may with the consent of the Committee designate any Employee or other Trustee as agent to solicit the instructions to vote provided for in Subsection (A) of this Section, and shall be held harmless in relying upon such agent's written advice as to how shares are to be voted, and said Trustee may, with the consent of the Committee, designate any Employee as agent to solicit instructions from Participants regarding such a tender offer, as required under Subsection (B) above, and shall be held harmless in relying upon such agent's written advice as to whether shares of Employer Stock are to be tendered.

      (D) The Employer shall be responsible for complying with applicable federal and state securities laws and regulations.

10.9  Valuation of Investment Funds and Accounts.

      (A) As of each Valuation Date, the Trustee shall determine the fair market value of each Investment Fund, including an Employer Stock Fund, if any, being administered by the Trustee. With respect to each such Investment Fund, the Trustee shall determine (a) the change in value between the current Valuation Date and the then last preceding Valuation Date, (b)the net gain or loss resulting from expenses paid (including fees and expenses, if any, which are to be charged to such Fund) and (c) realized and unrealized gains and losses.

            The transfer of funds to or from an Investment Fund pursuant to
            Section 10.7(C) and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Participants or Beneficiaries shall not be deemed to be gains, expenses or losses of an Investment Fund.

            After each Valuation Date, the Trustee shall allocate the net gain or loss of each Investment Fund as of such Valuation Date to the accounts of Participants participating in such Investment Fund on such Valuation Date. Contributions, forfeitures and rollovers received and credited to Participants' accounts as of such Valuation Date, or as of any earlier date since the last preceding Valuation Date shall not be considered in allocating gains or losses allocated to Participants' accounts.

      (B) The reasonable and equitable decision of the Trustee as to the value of each Investment Fund, including an Employer Stock Fund, if any, and of any account as of each Valuation Date shall be conclusive and binding upon all persons having any interest, direct or indirect, in the Investment Funds or in any account.

                                   ARTICLE XI
                                 ADMINISTRATION

11.1 Committee Membership. The Employer shall appoint a Committee which shall consist of at least one member. The Committee members will be named in the Adoption Agreement and may be, but are not required to be, Employees of the Employer. All members of the Committee shall serve at the pleasure of the Employer. In the event that the Committee has more than one member, one member shall serve as Chairman and one as Secretary. Any member of the Committee may resign by notice in writing to the Employer. Any vacancy in the Committee shall be filled by the Employer as soon as practicable after a vacancy. If the Employer does not designate a Committee, the Employer shall assume all of the duties of the Committee.

11.2 Powers and Duties of Committee. The Committee shall have all powers and duties and only the powers and duties as are specifically conferred upon it by this Plan or as the Employer may delegate to or impose upon it consistent with the provisions of this Plan, ERISA and the Code. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

      (A) to interpret and construe the terms and provisions of this Plan and to decide any questions which may arise hereunder, including but not limited to --

            (1)   the amount of a Participant's Compensation,

            (2)   a Participant's Years of Service,

            (3) the age of any person who might be entitled to receive benefits,

            (4)   the right of any person to receive benefits,

            (5)   the amount of any benefits to be paid to any persons;

      (B) to cause to be maintained all necessary records and accounts under this Plan and to keep in convenient form any data as may be necessary for valuation of the assets and liabilities;

      (C) to rely upon the records of the Employer or upon any certificate, statement or other representation made to it by a Participant, a Beneficiary, the authorized representative of the Participant or Beneficiary, or the Trustee concerning any fact required to be determined under any of the provisions of this Plan, and the Committee shall not be required to make inquiry into the propriety of any action by the Employer or the Trustee;

      (D) to give written notice to a Participant, a Beneficiary, or the authorized representative of the Participant or Beneficiary, of the amount of benefits payable under this Plan;

      (E) to make and enforce any rules, not inconsistent with this Plan, as it shall deem necessary or proper for the efficient administration of this Plan;

      (F) to have and exercise such other authority as it deems necessary to carry out the purposes and provisions of this Plan, provided that any act of discretion permitted shall be exercised in a uniform non-discriminatory manner with respect to individuals in like or similar circumstances;

      (G) to adopt rules and guidelines for the administration of this Plan, provided that they are not inconsistent with the terms of this Plan and are uniformly applicable to all persons similarly situated and to delegate in accordance with Section 11.8 such functions and duties as the Committee deems advisable;

      (H) to establish a funding policy and investment objectives consistent with the purposes of the Plan and the requirements of law;

      (I) to employ such attorneys, accountants and agents as it shall determine to assist it in carrying out its duties hereunder.

      Except as otherwise provided in this Plan or determined by the Employer, any action or determination taken or made by the Committee or any interpretation or construction made by the Committee shall be final and shall be binding upon all persons. The Committee shall at all times exercise the power and authority given to it under this Plan in a fair, reasonable and non-discriminatory manner.

11.3 Actions of the Committee. Any act authorized or required to be taken by the Committee shall be taken by a decision of the majority of the members acting at the time. Any decision of the Committee may be expressed by a vote at a Committee meeting or in writing, signed by all members of the

      Committee, without a meeting. All allocation statements, notices, directions, approvals, instructions and all other communications required or authorized to be given by the Committee under this Plan shall be in writing and signed by a majority of the members of the Committee. The Committee may, however, by an instrument in writing signed by all the members and filed with the Trustee, designate one or more if its members as having the authority to sign all such communications on behalf of the Committee. Until notified in writing to the contrary, the Trustee shall be fully protected in acting in accordance with all communications which it considers genuine and to have been signed on behalf of the Committee by the members authorized to sign communications. If at any time for any reason the Committee shall be unable to act with respect to any matter, the Employer shall act with respect to that matter and its action shall be final and it shall be binding upon all persons.

11.4 Resignation, Removal and Designation of Successors. Any member of the Committee may resign at any time and any member may be removed by the Employer with or without cause. In case of resignation, death, removal or inability or failure for any cause of any member of the Committee to serve or to continue to serve, a successor shall be appointed by the Employer. The Committee shall promptly notify the Trustee of any change in its membership.

11.5 Committee Review. If any Participant, Spouse, Beneficiary, or other authorized representative of a Participant, Spouse or Beneficiary shall file an application with the Committee for benefits under the Plan and the application is denied, in whole or in part, such applicant shall be notified of the denial in writing within ninety (90) days of receipt of the claim. The notice to the applicant shall state that the Committee has denied the application pursuant to the exercise of its discretionary powers. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions upon which the denial is based, a description of any additional information needed to perfect the claim with an explanation of why it is necessary and an explanation of procedure for appeal.

      Any Participant, Spouse, Beneficiary, or other authorized representative of the Participant, Spouse or Beneficiary whose application for benefits has been denied may, within sixty (60) days after receiving the notification, make a written application to the Committee to review the denial. The applicant may request that the review be made by written statements submitted by the applicant and the Committee, at a hearing, or by both. Any hearing shall be held in the main offices of the Employer on a date and time as the Employer shall designate with at least seven (7) days notice to the applicant unless the applicant accepts shorter notice. Within sixty (60) days after the review has been completed, the Employer shall render a written decision and shall send a copy to the applicant. This decision shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions upon which the decision is based.

      If the Participant, Spouse, Beneficiary, or other authorized representative of a Participant, Spouse or Beneficiary does not file written notice with the Employer at the times set forth above, the individual shall have waived all benefits under this Plan other than as set forth in the notice from the Committee.

11.6 Records. The Committee shall keep or cause to be kept records of all meetings, proceedings and actions held, undertaken or performed by it and shall furnish to the Employer reports as the Employer may request.

11.7 Compensation. The members of the Committee shall serve without compensation for services as such, but all reasonably incurred fees and expenses shall be paid by the Employer.

11.8 Designation of Named Fiduciaries and Allocation of Responsibility Among Fiduciaries. The Employer, the Committee and the Trustee shall be "Named Fiduciaries" with respect to this Plan as that term is defined in ERISA. The Named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are given to them under this Plan. The Named Fiduciaries may designate any person or persons as a fiduciary and may delegate to such person or persons any one or more of their powers, functions, duties and responsibilities with respect to the Plan as set forth in this Plan, authorizing or providing for such direction, information or action. Any such designation shall be made in writing and shall become effective upon written acceptance. No such designation or delegation by the Employer or the Committee of any of its powers, authority or responsibilities to the Trustee shall become effective unless such designation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Employer or the Committee, as applicable. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under this Plan and is not required to inquire into the propriety of any such direction, information or action. It is intended that under this Plan each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for act or failure to act of another fiduciary.

11.9 Notice by Committee or Employer. Any communication or notice to any person by the Committee or the Employer shall be in writing and may be given by delivery to the person or by first class mail with postage prepaid addressed to the person at the last address on file with the Committee or the Employer. Any notice delivered as provided above shall be deemed to have been given when delivered, and any notice mailed as provided above shall be deemed to have been given when mailed.

11.10 Loans to Participants.

      (A)   (1)   In  accordance  with  Section  11.8 above,  the  Committee is
                  hereby designated  as  the  named   fiduciary   with  sole
                  authority  and responsibility  to approve or deny loans and, except as provided in subsections (G) and (H) of this Section,
                  collect unpaid loans,  in accordance   with  the  provisions
                  of  this  Section  11.10.   This Section  11.10  shall  apply
                  if the Employer is eligible to and elects Item B(16) of the Adoption Agreement.

            (2) Subject to the consent of the Committee, loans may be made upon approval of the written application of a Participant or Beneficiary submitted to the Committee. Such application shall be submitted during a specified period established by the Committee prior to the date the loan is to be made. The Committee shall notify the Participant or Beneficiary whether the loan has been approved or denied. Loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis, except that no loans will be made to any Stockholder-Employee or Owner-Employee and no loan shall be made to any Participant which the Committee, upon reviewing the Participant's written application determines may be reasonably expected to be unable to repay the loan. Loans shall not be made available to Highly Compensated Employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other Employees. Except for loans made prior to the date this Plan is adopted, a Participant or Beneficiary shall have no more than five loans outstanding at any given time.

            (3) All loans will be adequately secured and will bear a reasonable rate of interest. Rates of interest will be determined daily by the Trustee for Plan loans. The Committee will determine the minimum loan amount for the Plan.

      (B) In reviewing and approving or denying loan applications hereunder, the Committee shall bear sole responsibility for ensuring compliance with all applicable federal or state laws and regulations, including the federal Truth In Lending Act (15 U.S.C. ss.1601 et seq.), and Equal Credit Opportunity Act (15 U.S.C. ss.1691 et seq.). The Committee shall upon request supply the Trustee with evidence that it has complied with such federal or state law.

      (C) Notwithstanding Section 7.13 above, each loan made hereunder shall be secured by a written assignment, in favor of the Plan, of that portion of the Participant's accounts which the Committee determines to be necessary to adequately secure repayment of the loan.

      (D) A Participant must obtain the consent of his or her Spouse, if any, to use the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date the loan is to be so secured. The consent must be in writing and must be witnessed by a Plan representative or Notary Public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

            Notwithstanding the preceding paragraph, no spousal consent is required for the use of the account balance as security for a Plan loan to the Participant under a safe-harbor profit sharing Plan as described in Section 7.10(F).

      (E) No loan shall be approved by the Committee to any Participant or Beneficiary in any amount which exceeds the lesser of

            (1)   $50,000, reduced by the excess (if any) of -

                  (a) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over,

                  (b) the outstanding balance of loans from the Plan on the date on which such loan was made, or

            (2) fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit.

            For purposes of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), (c), (m) and (o) of the Code are aggregated.

            The term of the loan shall be determined by the Committee. Furthermore, any loan shall, by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly over a period not extending beyond five years from the date of the loan, except that the Committee, in its discretion, may permit a repayment period in excess of five years for loans made to a Participant or Beneficiary used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as a principal residence of the borrower.

            An assignment or pledge of any portion of the participant's interest in the Plan will be treated as a loan under this paragraph.

      (F) Each loan hereunder shall be made pro rata from the borrowing Participant's available accounts and Investment Funds. Loan repayments shall generally be made via payroll deduction, except that the repayment of outstanding principal at maturity, in the event the loan is called, or in the event the Participant chooses to prepay the loan shall be made in such manner as the Committee shall determine. Loan repayments and interest thereon shall be credited to the Investment Funds and accounts in accordance wit current elections. No loan shall be considered a general investment of the Trust Fund. Each loan shall be evidenced by a written agreement, evidencing the Participant's obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this Section 11.10 as is acceptable to the Trustee. All loan agreements shall be deposited with the Trustee.

      (G) In the event a Participant does not repay the principal of such loan or interest thereon at such times as are required by the terms of the loan or if the Participant ceases to be an Employee while such

            Participant has a loan made hereunder which is outstanding, the Committee, in its discretion, may direct the Trustee to take such action as the Committee may reasonably determine, including:

            (1) demand repayment of the loan and, subject to Section 10.4(K), institute legal action against the Participant to enforce collection of any balance due from the Participant, or

            (2) demand repayment of the loan, and charge the total amount of the unpaid loan and unpaid interest against the balance credited to the Participant's vested account balance which was assigned as security for the loan and reduce any payment or distribution from the Trust Fund to which the Participant or the Participant's Beneficiary may become entitled to the extent necessary to discharge the obligation on the loan.

            Notwithstanding the foregoing provisions of this Paragraph (G), in the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

      (H) In the event the Committee fails or refuses for any reason to direct the Trustee as provided in Paragraph (G) above or if the Trustee otherwise reasonably concludes that the collectibility of a loan hereunder is in jeopardy, the Trustee is authorized to take such action as it may reasonably determine to enforce repayment and satisfaction of the loan. The Employer shall be responsible for costs and expenses incurred in collecting any loan balance.

      (I) In the event that the amount of any payment or distribution from the Trust Fund is insufficient to repay the balance due on any loan, the Participant shall be liable for and continue to make repayments on such balance.

      (J) If a valid spousal consent has been obtained in accordance with Paragraph (D), then, notwithstanding any other provision of this Plan, the portion of the Participant's vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's vested account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security usedas repayment of the loan, and then determining the benefit payable to the surviving Spouse.

                                   ARTICLE XII
                     FAILURE TO ATTAIN OR RETAIN QUALIFIED STATUS

12.1 Failure to Qualify as a Prototype. This Plan is established with the intent that it shall qualify under Section 401 of the Code and that it shall comply with ERISA and all other applicable laws, regulations and rulings. It may be modified and amended retroactively, if necessary, to secure such qualification. Should the Internal Revenue Service determine that this Plan does not qualify under the Code or any statute of similar import, or fails or refuses to issue an opinion, and if the Plan is not amended, as required to qualify, before the time allowed by law for the Employer to file its corporate federal tax return for the taxable year in which the Effective Date occurs, the Plan shall be considered to be rescinded and of no force and effect. Any assets attributable to contributions made by the Employer shall be returned to the Employer by the Trustee as soon as administratively feasible. The Employer shall refund to the Participant any contributions made by the Participant to the Plan.

12.2 Failure of Employer to Attain or Retain Qualification. If the Employer's Plan fails to attain or retain qualification, such Plan will no longer participate in this prototype Plan and will be considered an individually designed Plan.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 Employer Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Employer may be taken on behalf of the Employer by any officer of the Employer.

13.2 No Guarantee of Interests. Neither the Trustee, the Employer nor any other named fiduciary in any way guarantees the Trust Fund from loss or depreciation, nor do they guarantee any payment to any person. The liability of the Trustee, the Employer and a named fiduciary to make any payments hereunder is limited to the available assets of the Trust Fund.

13.3 Employment Rights. The Plan is not a contract of employment. Participation in the Plan will not give any Participant the right to be retained in the Employer's employ, nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

13.4 Interpretations and Adjustments. To the extent permitted by law, an interpretation of the Plan and a decision on any matter within a named fiduciary's discretion made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he or she considers equitable and practicable.

13.5 Uniform Rules. In the administration of the Plan, uniform rules will be applied to all Participants similarly situated.

13.6 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable and signed, made or presented by the proper party or parties.

13.7 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.

13.8 Controlling Law. The law of the state where the Trustee is located shall be the controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

13.9 Tax Exemption of Trust. The trust herein created is designated as constituting a part of a Plan intended to qualify under Sections 401(a) of the Code and to be tax-exempt under Section 501(a) of the Code.

13.10 Counterparts. The Plan may be executed in two or more counterparts, any one of which will be an original without reference to the others.

13.11 Annual Statement of Account. The assets of the Trust Fund will be valued annually at fair market as of the last day of each Plan Year. On such date the earning and losses of the Trust Fund will be allocated to each Participant's accounts in the ratio that such account balance bears to all account balances. The Trustee will deliver to the Employer a statement of each Participant's account balances as of the last day of Plan Year.

13.12 No Duty to Inquire. No person shall have any duty to make any inquiry as to the application or use of the Trust Fund, or any part thereof, or to inquire into the validity, expediency or propriety of any matter or thing done or proposed to be done by the Trustee.

13.13 Invalidity. In case any provisions of this Plan shall be invalid, this fact shall not affect the validity of any other provision.

13.14 Titles. Titles to Articles and Sections are for convenience only and shall have no bearing upon the construction or interpretation of this Plan.

13.15 No Duty of Trustee to Collect Contributions. The Trustee shall be accountable for all contributions received but shall have no duty to require any contributions to be delivered or to determine if the contributions received comply with the Plan or with any Board of Directors resolution of the Employer providing for contributions.

13.16 Trustee Distributes by Committee Direction. The Trustee shall make distributions only through Committee direction. The Trustee shall have no responsibility to see how distributions are applied or to ascertain whether the Committee's directions comply with the Plan. Notwithstanding anything in the Plan to the contrary, payments made in accordance with these provisions will continue only so long as amounts remain in the Participant's accounts.

                                   ARTICLE XIV
                            AMENDMENT OR TERMINATION

14.1 Amendment by the Sponsor. Society National Bank, the sponsoring organization, reserves the right without being required to obtain the approval of the Employer to amend any part of the Plan from time to time, subject to the provisions of Article XII, Section 14.2 and the following:

      (A) Except as provided in Section 14.1(B) and (C), no amendment shall become effective until at least thirty (30) days' prior written notice (unless the Employer agrees to shorter notice) has been given to the Employer, nor shall any such amendment reduce Participants' benefits to less than the benefits to which they would have been entitled if they had resigned from the employ of the Employer on the effective date of the amendment;

      (B) An amendment of the Plan and Trust which the sponsor deems necessary to enable the Plan and Trust to meet the requirements of Section 401(a) of the Code may be made effective as of the date the Plan and Trust was established by the sponsor or as of any subsequent date;

      (C) An amendment of the Plan and Trust to conform the Plan and Trust to any change in the law, regulations or rulings of the United States may take effect as of the date such amendment is required to be effective. Any amendment executed pursuant to the provisions of this
            Section 14.1 shall be executed by an authorized officer of the sponsor, or its successor. For purposes of this Section 14.1, the Employer shall be deemed to have been furnished a copy of any amendment on the business day next following the mailing by the sponsor or the Trustee.

14.2 Amendment by Adopting Employer. The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this Master or Prototype Plan and will be considered to have an individually designed Plan.

14.3 Vesting - Plan Termination. In the event of termination or partial termination of the Plan, the account balance of each affected Participant will be nonforfeitable.

14.4 Vesting - Complete Discontinuance of Contributions. In the event of a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be nonforfeitable.

14.5 Plan Merger - Maintenance of Benefit. In the event of a merger or consolidation with, or transfer of assets to any other Plan, each Participant will receive a benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if the Plan had then terminated).

14.6 Direct Transfer. In its discretion, the Trustee may accept the direct transfer of Plan assets from the trustee of other retirement plans described in Code Section 401(a). If the Plan receives a direct transfer of elective deferrals (or amounts treated as elective deferrals) under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and (10) continue to apply to those transferred elective deferrals.

14.7 Termination of Participation by Employer. The Employer expects to continue its participation in this Plan indefinitely but reserves the right to terminate this Plan as to its Employees at any time by written instrument filed with the Trustee. In the event of such termination, partial termination or complete discontinuance of contributions, or termination as provided in Section 13.3, the account balance of each affected Participant will be nonforfeitable. Distribution to Participants who have theretofore become entitled to the payment of any benefits hereunder or to Spouses or Beneficiaries of deceased Participants shall be made in the same manner as if the Employer's participation had not terminated or contributions had not been discontinued.

      The account(s) of each such Participant, in the event of payment in other than a single sum, need not be converted into cash, but may continue to remain in the trust, with a right and obligation thereafter to participate in the net earnings, losses, taxes and expenses of the trust.

      If any Participant shall die after the termination of the Employer's participation and before all of said Participant's interest has been paid, then, upon the written direction of Employer, the entire undistributed portion shall be paid in a single sum to the Participant's Beneficiary.

      In the event of complete discontinuance of contributions, the Employer shall terminate this Plan as to its Employees and each Participant's interest shall be distributed to such Participant.

14.8 Notice of Amendment, Termination or Partial Termination. The Committee will notify affected Participants of an amendment, termination or partial termination of the Plan within a reasonable time.

14.9 Substitution of Trustee. Any corporation or association into which the Trustee may be converted, merged or with which it may be consolidated, or any corporation or association resulting from any conversion, merger, reorganization or consolidation to which the Trustee may be a party, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any further act.

                                   ARTICLE XV
                       DISCHARGE OF DUTIES BY FIDUCIARIES

15.1 Discharge of Duties. Subject to the provisions of Articles IX and X, the Named Fiduciaries and any other fiduciary shall discharge their respective duties set forth in the Plan solely in the interest of the Participants and their Spouses and Beneficiaries and:

      (A)   for the exclusive purpose of:

            (1)   providing   benefits to Participants and  their   Spouses  and
                  Beneficiaries; and

            (2)   defraying reasonable expenses of administering the Plan;

      (B) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

      (C) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

                                   ARTICLE XVI
                   AMENDMENT AND CONTINUATION OF ORIGINAL PLAN

16.1 Amendment and Continuation. Notwithstanding any of the foregoing provisions of the Plan to the contrary, an Employer which has previously established a profit sharing Plan and trust or money purchase pension Plan and trust, as applicable, (the "Original Plan") may, in accordance with the provisions of the Original Plan, amend and continue that Plan in the form of this Plan and Trust and become an Employer hereunder, subject to the following:

      (A) Subject to the conditions and limitations of the Plan, each person who is a Participant or former Participant under the Original Plan immediately prior to the Effective Date of the amendment and continuation thereof in the form of this Plan will continue as a Participant under this Plan;

      (B) The words "Original Plan" shall be substituted for the word "Plan" where the word appears in Section 2.2 of the Plan;

      (C) No election may be made in the Adoption Agreement if such election will reduce the benefits of a Participant under the Original Plan to less than the benefits to which he would have been entitled if he had resigned from the employ of the Employer on the date of the amendment and continuation of the Original Plan in the form of this Plan;

      (D) The amounts, if any, credited to a Participant's or former Participant's accounts, immediately prior to the Effective Date of the amendment and continuation of the Original Plan in the form of this Plan shall constitute the opening balances in his or her accounts, as appropriate, under this Plan and Trust;

      (E) Amounts being paid to a former Participant or Beneficiary in accordance with the provisions of the Original Plan shall continue to be paid in accordance with such provisions; and

      (F) Any Beneficiary designation in effect under the Original Plan immediately before its amendment and continuation in the form of this Plan shall be deemed to be a valid Beneficiary designation filed with the Employer under Section 7.7 of this Plan, to the extent consistent with the provisions of this Plan, unless and until the Participant or former Participant revokes such Beneficiary designation or makes a new Beneficiary designation under this Plan.

      IN WITNESS WHEREOF, Society National Bank has established this prototype Plan as of the 24th day of March, 1995.


                                          SOCIETY NATIONAL BANK

                                       By:/s/ Ed Tognetti
                                       ------------------
                                              Ed Tognetti
                                       Title:Senior Vice President and
                                       General Counsel

     AMENDMENT TO PAGE 4 OF THE 401(K) PROFIT SHARING PLAN (NONSTANDARDIZED)
                        ADOPTION AGREEMENT OF REGISTRANT

Plan 003


     (4)  Eligibility for New Plans.  (Select if Applicable):

          _____ For new Plans, Employees who have not satisfied the age and/or service requirements of the Plan, but would otherwise be eligible to participate in the Plan, shall be eligible to participate on the Effective Date.

     (5) Service for Predecessor Employer. (Plan Sec. 1.1((Q)(4)). (Select and Complete if Desired):

          _____ For eligibility purposes, in addition to the predecessor service the Plan must credit by reason of Section 1.1(Q)(4), the Plan credits service with the following predecessor employer(s): _________________________

                          3-C Medical, Inc. & Kendall Drug Company
                 ---------------------------------------------------------- .

     (6)  Eligibility Date.  (Plan Sec. 1.1(K))     (Select One):

          Employees satisfying the eligibility requirements of the Plan are eligible for participation

          (a)         semi-annually.
               -----

          (b)    X    quarterly.
               -----

G.   Vesting.   (Discretionary Profit Sharing Contributions)   (Plan Sec. 2.2).

     (1) The percentage of a Participant's Account Employer Contribution (attributable to discretionary profit sharing contributions) Account to be vested in him or her upon termination of employment prior to retirement shall be:

          Check and complete the desired vesting schedule.

                            Completed Years of Vesting Service

                            1        2        3        4        5        6        7
                          -----    -----    -----    -----    -----    -----    -----

          (a)                      100%
                 -----    -----

          (b)                               100%
                 -----    -----    -----

          (c)                       20%      40%      60%      80%     100%
                 -----    -----

          (d)      X                         20%      40%      60%      80%     100%
                 -----    -----    -----

          (e)              10%      20%      30%      40%      60%      80%     100%
                 -----

          (f)                                                 100%
                 -----    -----    -----    -----    -----

                   PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST
                       SECTION 401(K) PROFIT SHARING PLAN
                                (NONSTANDARDIZED)

                              ADOPTION AGREEMENT(1)

     The Employer 2, designated below, hereby establishes a profit-sharing plan (optionally including a cash or deferred arrangement (as defined in Section 401(k) of the Internal Revenue Code)) for all Eligible Employees as defined in this Adoption Agreement pursuant to the terms of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUSTBASIC PLAN DOCUMENT # 05.

     A.       EMPLOYER INFORMATION:

              1.      NAME:             Bindley Western Industries, Inc.

              2.      ADDRESS:          8909 Purdue Road

              3.      ADDRESS:          Indianapolis,  IN  46268

              4.      ATTENTION:        Marion McDermott                    TELEPHONE:  317-704-4130


              5.      EMPLOYER TAXPAYER IDENTIFICATION NUMBER (3):   84-0601662
                                                                     ----------


     B.       BASIC PLAN PROVISIONS:

              1.     PLAN NAME (SELECT ONE):

                           This plan is established effective , (the "Effective Date") as a profit sharing plan (optionally with a cash or deferred arrangement as defined in Code
                           Section 401(k)) to be known as (the "Plan") in the form of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST.

              B. This plan is an amendment and restatement in the form of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST, effective 01/01/96, (the "Effective Date") of the Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan (the "Plan"), originally effective as of 01/01/79 (the "Original Effective Date").

              2.           EMPLOYERS THREE DIGIT PLAN NUMBER:  001

 3.        COMMITTEE MEMBERS(4):           Michael D. Mccormick, Kathy Messick
                                           and Mike Shinn

              4.           DEFINITIONS:

                      a.       COMPENSATION for allocation purposes:

                               i Will be determined over the following applicable period (select only one):

                                 (a)           the Plan Year

                                               the period of Plan participation
                                               during the Plan Year

                                               a consecutive 12 month period
                                               commencing on and ending with, or
                                               within, the Plan Year.

                                          If selected, Compensation will include
                                          Employer contributions made pursuant
                                          to a Salary Reduction Agreement, or
                                          other arrangement, which are not
                                          includible in the gross income of the
                                          Employee under Sections 125,
                                          402(e)(3), 402(h)(1)(B) or 403(b) of
                                          the Internal Revenue Code.

                               iii        Shall NOT include (select as many as
                                          desired):

                                               Bonuses

                                    Commissions

                                    Taxable fringe benefits identified below:


                                 (d)           Other items of remuneration
                                               identified below: 1) Income
                                               derived from exercise of stock
                                               options. 2)Any benefit not
                                               included in the employee's
                                               taxable income for the year.

                                 iv            Shall be limited to $ , which
                                               shall be the maximum amount of
                                               compensation
                                             considered for plan allocation
                                             purposes (but not for testing
                                             purposes), and may not be an amount
                                             in excess of the Internal Revenue
                                             Code Section 401(a)(17) limit in
                                             effect

                                             for the Plan Year(5). If no amount
                                             is specified, Compensation shall be
                                             limited to the Internal Revenue
                                             Code Section 401(a)(17) amount, as
                                             adjusted by the Secretary of the
                                             Treasury from time to time.

                            b.   EARLY RETIREMENT DATE:

                               i is not applicable to this Plan is the latter of the date on which the Participant attains age (not less than 55) and the date on which the Participant completes Years of Service.

                            c. HOUR OF SERVICE shall be determined on the basis of the method selected below. Only one method may be selected. The method shall be applied to all Employees covered under the Plan as follows (select only one):


                               i On the basis of actual hours for which an Employee is paid, or entitled to be paid. On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if under Section 1.1(U) of the Plan such Employee would be credited with at least one (1) Hour of Service during the day.

                                             On the basis of weeks worked. An
                                             Employee shall be credited with
                                             forty-five (45) Hours of Service if
                                             under Section 1.1(U) of the Plan
                                             such Employee would be credited
                                             with at least one (1) Hour of
                                             Service during the week.

                                             On the basis of semi-monthly
                                             payroll periods. An Employee shall
                                             be credited with ninety-five (95)
                                             Hours of Service if under
                                             Section 1.1(U) of the Plan such
                                             Employee would be credited with at
                                             least one (1) Hour of service
                                             during the semi-monthly payroll
                                             period.

                                             On the basis of months worked. An
                                             Employee shall be credited with one
                                             hundred ninety (190) Hours of
                                             Service if under Section 1.1(U) of
                                             the Plan such Employee would be
                                             credited with at least one (1) Hour
                                             of Service during the month.

                      d. LIMITATION YEAR shall mean the 12 month period commencing on January 1 and ending on December 31.

                      e. NORMAL RETIREMENT DATE for each Participant shall mean (select one):

                             i the date the Participant attains age: 65 (not to exceed 65)

                                             the latter of the date the
                                             Participant attains age (not to
                                             exceed 65) or the (not to exceed
                                             5th) anniversary of the
                                             participation commencement date. If
                                             for the Plan Years beginning before
                                             January 1, 1988, Normal Retirement
                                             Date was determined with reference
                                             to the anniversary of the
                                             participation commencement date
                                             (more than 5 but not to exceed 10
                                             years), the anniversary date for
                                             Participants who first commenced
                                             participation under the Plan before
                                             the first Plan Year beginning on or
                                             after January 1, 1988 shall be the
                                             earlier of (A) the tenth
                                             anniversary of the date the
                                             Participant commenced participation
                                             in the Plan (or such anniversary as
                                             had been elected by the employer,
                                             if less than 10) or (B) the fifth
                                             anniversary of the first day of the
                                             first Plan Year beginning on or
                                             after January 1, 1988.
                                             Notwithstanding any other
                                             provisions of the Plan, the
                                             participant commencement date is
                                             the first day of the first Plan
                                             Year in which the Participant
                                             commenced participation in the
                                             Plan.

                      f. PERMITTED DISPARITY LEVEL, for purposes of allocating Employer Contributions, shall mean (select only one):

                             i Not applicable - the Plan does not use permitted disparity.

                                             The Taxable Wage Base, which is the
                                             contribution and benefit base under
                                             section 230 of the Social Security
                                             Act at the beginning of the year.

                                             % (not greater than 100%) of the
                                             Taxable Wage Base as defined in
                                             B(4)(f)(ii) above.

                                             $ , provided that the amount does
                                             not exceed the Taxable Wage Base as
                                             defined in B(4)(f)(ii) above.

                      g. PLAN YEAR shall mean (select and complete only one of the following):

                             i The 12-consecutive month period which coincides with the Limitation Year. The first Plan Year shall be the period commencing on the
                                             Effective Date and ending on the
                                             last day of the Limitation Year.

                                             The 12-consecutive month period
                                             commencing on, , , and each annual
                                             anniversary thereof.

                                             The calendar year (January 1
                                             through December 31).

                      h. QUALIFIED DISTRIBUTION DATE, for purposes of making distributions under the provisions of a Qualified Domestic Relations Order (as defined in Internal Revenue Code Section 414(p)), SHALL be the date the order is determined to be qualified. If SHALL is selected, the Alternate Payee will be entitled to an immediate distribution of benefits as directed by the Qualified Domestic Relations Order. If SHALL NOT is selected, the Alternate Payee may only take a distribution on the earliest date that the Participant is entitled to a distribution.

                      i.       SPOUSE:

                                             If selected, Spouse shall mean only
                                             that person who has actually been
                                             the Participants spouse for at
                                             least one year.

                      j.       YEAR OF SERVICE shall mean:

                             i For ELIGIBILITY purposes (select one of the following):

                                 (a)         the 12 consecutive months during
                                             which an Employee is credited with
                                             1000 (not more than 1000) Hours of
                                             Service.

                                             a Period of Service (using
                                             the elapsed time method of counting
                                             Service, as described in
                                             Section 1.1(N)(3) of the Plan).

                             ii For ALLOCATION accrual purposes (select one of the following):

                                 (a) the 12 consecutive months during which an
                                     Employee is credited with 1000 (not more than 1000) Hours of Service.

                                     a Period of Service (using the elapsed time method of counting Service, as described in
                                     Section 1.1(N)(3) of the Plan).

                             iii For VESTING service purposes (select one of the
                                 following):

                                 (a) the 12 consecutive months during which an
                                     Employee is credited with 1000 (not more than 1000) Hours of Service.

                                     a Period of Service (using the elapsed time method of counting Service, as described in
                                     Section 1.1(N)(3) of the Plan).

                               iv For purpose of computing Years of Service in
                                  plans where Year of Service is defined in terms of Hours of Service), the consecutive 12 month period shall be:

                                 (a) For ELIGIBILITY purposes, the first Year of
                                     Service shall be computed using the 12
                                     month period
                                     commencing on the Employee's date of hire and ending on the first annual anniversary of the Employee's date of hire (the "Initial Computation Period"). In the event an employee does not complete an eligibility Year of Service during this initial computation period, the computation period shall be (select only one):

                                             the period commencing on each
                                             annual anniversary of the
                                             Employee's date of hire and ending
                                             on the next annual anniversary of
                                             the Employee's date of hire.

                                             (2) the Plan Year, commencing with
                                             the Plan Year in which the Initial
                                             Computation Period ends.

                                (b)  For VESTING purposes, Years of Service
                                     shall be computed on the basis of:

                                             the period commencing on each
                                             annual anniversary of the
                                             Employee's date of hire and ending
                                             on the next annual anniversary of
                                             the Employee's date of hire.

                                             (2) the Plan Year, commencing with
                                             the first Plan Year an Employee
                                             completes an Hour of Service.

                                (c) For ALLOCATION accrual purposes, Year of Service shall be computed on the basis of the Plan Year.

                             v For ELIGIBILITY purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the eligibility requirements for this Plan: Kendall Drug Company: 3-C Medical Inc., IV-I. Inc: IV-One Services Inc.: National Pharmacy providers, Inc.

                                For VESTING purposes, Years of Service with the following Predecessor Employers shall count for purposes of determining the nonforfeitable amount of a
                                             Participant's account:


              5.     COVERAGE:

                     This Plan is extended by the Employer to the following Employees who have met the eligibility requirements (select as many as appropriate):

                                                 All Employees

                                    Salaried Employees

                                    Sales Employees

                                    Hourly Employees

                                    Leased Employees

                               vi   All Employees except (select as applicable):

                                 (a) those who are members of a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in
                                             Section 1.410(b)-9 of the
                                             Regulations. For this purpose, the
                                             term Employee representative does
                                             not include any organization more
                                             than half of whose members are
                                             Employees who are owners, officers,
                                             or executives of the Employer.

                                             those who are nonresident aliens
                                             (within the meaning of

                                             Internal Revenue Code
                                             Section 7701(b)(1)(B)) and who
                                             receive no earned income (within
                                             the meaning of Internal Revenue
                                             Code Section 911(d)(2)) from the
                                             Employer WHICH constitutes income
                                             from sources within the United
                                             States (within the meaning of
                                             Internal Revenue Code
                                             Section 861(a)(3)).

                                             Union Employees (who are members of
                                             the following unions or union
                                             affiliates):


                                             Other Employees, described as
                                             follows:


              6.     ELIGIBILITY:

                     An Employee covered by the Plan may become a Participant upon completion of the following eligibility requirements:

                     a.   SERVICE(6):

                                             There shall be no minimum service
                                             requirement for an Employee to
                                             become a Participant.

                                ii The Employee must complete 1 Year of Service (not more than 2 years) to be a Participant for purposes of receiving allocations of Employer Profit Sharing Contributions.

                     b.   AGE:

                                             There shall be no minimum age
                                             requirement for an Employee to
                                             become a Participant.

                                ii           The Employee must attain age 21
                                             (not more than 21) to be a
                                             Participant in the Plan.

                     c.   WAIVER OF AGE AND SERVICE REQUIREMENTS:

                                             Notwithstanding the provisions of
                                             Items B(6)(a) and (b), Employees
                                             who have not satisfied the age and
                                             service requirements, but would
                                             otherwise be eligible to
                                             participate in the plan, shall be
                                             eligible to participate on the
                                             Effective Date. For new Plans,
                                             notwithstanding the provisions of
                                             Items B(6)(a) and (b), Employees
                                             who have not satisfied the age and
                                             service requirements, but would
                                             otherwise be eligible to
                                             participate in the plan, shall be
                                             eligible to participate on the
                                             Effective Date.

                     d.   ENTRY DATES:

                          Upon completion of the eligibility requirements, an Employee shall commence participation in the Plan (select only one):

                                             As soon as practicable under the
                                             payroll practices utilized by the
                                             Employer, and consistently applied
                                             to all Employees, or if earlier,
                                             the first day of the Plan Year (7).

                                             As of the first day of the month
                                             following the completion of the
                                             eligibility requirements.

                                iii As of the earliest of the first day of the Plan Year, fourth, seventh or tenth month of the Plan Year next following completion of the eligibility requirements.

                                             As of the earliest of the first day
                                             of the Plan Year or seventh month
                                             of the Plan Year next following
                                             completion of the eligibility
                                             requirements.

                                             As of the first day of the Plan
                                             Year next following completion of
                                             the eligibility requirements (may
                                             only be selected if the eligibility
                                             year of service requirement is 6
                                             months or less).

              7.     VESTING:

                     a. The percentage of a Participant's Employer Contribution Account (attributable to Employer Profit Sharing Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be (8):

                               COMPLETED YEARS OF SERVICE

                             1           2            3           4           5            6           7
                          -------     -------      -------     -------     -------      -------     ----
                          0%          100%
                          --          ----
                          0%          0%           100%
                          --          --           ----
                          0%          20%          40%         60%         80%          100%
                          --          ---          ---         ---         ---          ----
 Iv                       0%          0%           20%         40%         60%          80%         100%
                          --          --           ---         ---         ---          ---         ----
                          10%         20%          30%         40%         60%          80%         100%
                          ---         ---          ---         ---         ---          ---         ----
                          0%          0%           0%          0%          100%
                          --          --           --          --          ----
                          0%          0%           0%          0%          0%           0%          100%
                          --          --           --          --          --           --          ----

                          Full and immediate vesting upon entry into the Plan
                          (9)

                          Notwithstanding anything to the contrary in the Plan, the amount inserted in the blanks above shall not exceed the limits specified in Code Section 411(a)(2).

                     b. For purposes of computing a Participant's vested account balance, Years of Service for vesting purposes SHALL include Years of Service before the Employer maintained this Plan or any predecessor plan, and SHALL include Years of Service before the Employee attained age 18.

                     c. Notwithstanding the provisions of this Item B(7)(c) of the Adoption Agreement, a Participant shall become fully vested in his Participant's Employer Contribution if: (10)

                                             the Participant's job is eliminated
                                             without the Participant being
                                             offered a comparable position
                                             elsewhere with the Employer.

                                             for such reason as is described
                                             below:



              8.     EMPLOYER PROFIT SHARING CONTRIBUTIONS:

                     a.   CONTRIBUTIONS:

                             i In its discretion, the Employer may contribute Employer Profit Sharing Contributions to the Plan.

                                             The Employer shall contribute
                                             Employer Profit Sharing
                                             Contributions to the Plan in the
                                             amount of % of the Compensation of
                                             all Eligible Participants under the
                                             Plan.

                                             If selected, the Employer may make
                                             Employer Profit Sharing
                                             Contributions without regard to
                                             current or accumulated Net Profits
                                             of the Employer for the taxable
                                             year ending with, or within the
                                             Plan Year.

                                             If selected, the Employer may
                                             designate all or any part of the
                                             Employer Profit Sharing
                                             Contributions as Qualified
                                             Nonelective Contributions,
                                             provided, however, that
                                             contributions so designated will be
                                             subject to the same vesting,
                                             distribution, and withdrawal
                                             restrictions as Before Tax
                                             Contributions (11).

                     b.   ALLOCATIONS:

                          Employer Profit Sharing Contributions shall be allocated to the accounts of eligible Participants according to the following selected allocation formula:

                          i The Employer Profit Sharing Contributions shall be allocated to each eligible Participant's account in the ratio which the
                                             Participant's Compensation bears to
                                             the Compensation of all eligible
                                             Participants. Employer Profit
                                             Sharing Plan Contributions, shall
                                             be allocated to the accounts of
                                             Participants who have

                                             completed a Year of Service (12)
                                             (select one):

                                             as of the last day of the month
                                             preceding the month in
                                             which the contribution was made.

                                             as of the last day of the Plan
                                             quarter preceding the quarter in
                                             which the contribution was made.

                                (c)          as of the last day of the Plan
                                             Year.

                           The Employer Profit Sharing Contributions shall be allocated in accordance with the following formula:

                                (a)          If the Plan is Top-Heavy, the
                                             contribution shall be first
                                             credited to each eligible
                                             Participant's Account in the ratio
                                             which the Participant's
                                             Compensation bears to the total
                                             Compensation of all eligible
                                             Participants, up to 3% of each
                                             Participant's Compensation.

                                (b)          If the Plan is Top-Heavy, any
                                             Employer Profit Sharing
                                             Contribution remaining after the
                                             allocation in (a) above shall be
                                             credited to each eligible
                                             Participant's account in the ratio
                                             which the Participant's Excess
                                             Compensation (13) bears to the
                                             total Excess Compensation of all
                                             eligible Participants, up to 3% of
                                             each eligible Participant's Excess
                                             Compensation .

                                (c) Any contributions remaining after the allocation in (b) above shall be credited to each eligible
                                             Participant's account in the ratio
                                             which the sum of the Participant's
                                             total Compensation and Excess
                                             Compensation bears to the sum of
                                             the total Compensation and Excess
                                             Compensation of all eligible
                                             Participants, up to an amount equal
                                             to the maximum Excess Percentage
                                             times the sum of the

                                             Participant's Compensation and
                                             Excess Compensation. If the Plan is
                                             Top-Heavy, the maximum Excess
                                             Percentage is % (insert
                                             percentage). If the Plan is not
                                             Top-Heavy, the maximum Excess
                                             Percentage is % (insert percentage,
                                             which shall not exceed the prior
                                             Excess Percentage limitation
                                             specified by more than 3).

                                NOTE: If the Permitted Disparity Level defined at Item B(4)(f) is the Taxable Wage Base (which is the contribution and benefit base under section 230 of the Social Security
                                             Act at the beginning of the year),
                                             then the maximum Excess Percentage
                                             should be 2.7% if the Plan is
                                             Top-Heavy and 5.7% if the Plan is
                                             not Top-Heavy.

                                             If the Permitted Disparity Level
                                             defined at Item B(4)(f) is greater
                                             than 80% but less than 100% of the
                                             Taxable Wage Base, then the maximum
                                             Excess Percentage should be 2.4% if
                                             the Plan is Top-Heavy and 5.4% if
                                             the Plan is not Top-Heavy.

                                             If the Permitted Disparity Level
                                             defined at Item B(4)(f) is greater
                                             than the greater of $10,000 or 20%
                                             of the Taxable Wage Base, but not
                                             more than 80%, then the maximum
                                             Excess Percentage should be 1.3% if
                                             the Plan is Top-Heavy and 4.3% if
                                             the Plan is not Top-Heavy.

                                (d)          Any remaining Employer Profit
                                             Sharing Contribution shall be
                                             allocated among eligible
                                             Participants' accounts in the ratio
                                             which the Participant's
                                             Compensation bears to the total
                                             Compensation of all Participants.

                             iii If selected, and the Employer has elected to allocate Employer Profit Sharing Plan Contributions as of the last day of the Plan Year, a Participant must be employed by the Employer on the last day of the Plan Year in order to receive an allocation(14).

                                             A Participant who terminates before
                                             the end of the period for which
                                             contributions are allocated shall
                                             share in the allocation of Employer
                                             Profit Sharing Contributions if
                                             termination of employment was the
                                             result of (select all that apply):

                                                 retirement

                                                 disability

                                                 death

                                                 other, as specified below:


              9.     ROLLOVER & TRANSFER CONTRIBUTIONS (SELECT ONE):

                     a. Subject to policies, applied in a consistent and nondiscriminatory manner, adopted by the Committee, each Employee, who would otherwise be eligible to participate in the Plan except that such Employee has not yet met the eligibility requirements, and each Participant may make a Rollover Contribution as described in Internal Revenue Code
                           Sections 402(a)(5), 403(a)(4) or 408(d)(3).

                           Subject to policies, applied in a consistent and nondiscriminatory manner, adopted by the Committee, each Participant may make a Rollover Contribution as described in Internal Revenue Code Sections 402(a)(5), 403(a)(4) or 408(d)(3).

                           No Employee shall make Rollover Contributions to the Plan.

              10.    DISTRIBUTIONS:

                     a.    DISTRIBUTIONS UPON SEPARATION FROM SERVICE:

                           The Normal Form of Benefit under the Plan shall be a single lump sum distribution, made (if selected) as soon as administratively practical after receipt of a distribution request from a Participant entitled to a distribution or upon the Participant's attainment of the Plan's Early Retirement Date or the Plan's Normal Retirement Date, whichever is earlier.

                           In addition to the Normal Form of Benefit, the Participant shall be entitled to select from among the following optional forms of benefit specified by the employer (select as many as apply):

                                          Installment payments


                               Such other forms as may be specified below:


                     b.    IN-SERVICE DISTRIBUTIONS (SELECT AS MAY BE
                           APPROPRIATE):

                             i               There shall be no in-service
                                             distribution of Participant account
                                             balances derived from Employer
                                             Profit Sharing Contributions.

                                             Participants may request an
                                             in-service distribution of their
                                             account balance attributable to
                                             Employer Profit Sharing
                                             Contributions, for the following
                                             reasons:

                                             For purposes of satisfying a
                                             financial hardship, as determined
                                             in accordance with the uniform
                                             nondiscriminatory policy of the
                                             Committee;

                                             Attainment of age 59-1/2 by the
                                             Participant; or

                                             Attainment of the Plan's Normal
                                             Retirement Date by the Participant.

              11.    FORFEITURES:

                     a. Forfeitures of amounts attributable to Employer Profit Sharing Contributions shall be reallocated as of:

                             i the last day of the Plan Year in which the Forfeiture occurred.

                                             the last day of the Plan Year
                                             following the Plan Year in which
                                             the Forfeiture occurred.

                                             the last day of the Plan Year in
                                             which the Participant suffering the
                                             Forfeiture has incurred five
                                             consecutive One Year Breaks in
                                             Service.


                     b. Forfeitures of Employer Profit Sharing Contributions shall be reallocated as follows:

                                             Not applicable as Employer Profit
                                             Sharing Contributions are always
                                             100% vested and nonforfeitable.

                                             Used first to pay the expenses of
                                             administering the Plan, and then
                                             allocated pursuant to one of the
                                             following two options (15):

                                             Forfeitures shall be allocated to
                                             Participant's accounts in the same
                                             manner as Employer Profit Sharing
                                             Contributions, Employer Matching
                                             Contributions, Qualified
                                             Nonelective Contributions or
                                             Qualified Matching Contributions,
                                             in the discretion of the Employer,
                                             for the year in which the
                                             Forfeiture arose.

                             iv Forfeitures shall be applied to reduce the Employer Profit Sharing Contributions, Employer Matching
                                             Contributions, Qualified
                                             Nonelective Contributions or
                                             Qualified Matching Contributions,
                                             in the discretion of the Employer,
                                             for the Plan Year following the
                                             Plan Year in which the Forfeiture
                                             arose.

              12.    LIMITATIONS ON ALLOCATIONS:

                     If the Employer maintains or ever maintained another qualified retirement plan in which any Participant in this Plan is (or was) a participant, or could possibly become a participant, the Employer must complete the following:

                     a. If the Participant is covered under another qualified defined contribution plan maintained by the Employer other than a Master or Prototype Plan:

                                             The provisions of this Plan shall
                                             apply as if the other plan were a
                                             Master or Prototype plan; or,

                                             The following provisions will be
                                             effective to limit the total Annual
                                             Additions to the Maximum
                                             Permissible Amount, and will
                                             properly reduce any Excess Amounts,
                                             in a manner that precludes Employer
                                             discretion:

                     b. If the Participant is or ever has been a participant in a qualified defined benefit plan maintained by the Employer, the following provisions will be effective to satisfy the 1.0 limitation of Internal Revenue Code Section 415(e), in a manner that precludes Employer discretion:



              13.    INTERNAL REVENUE CODE SECTION 411(d)(6) PROTECTED BENEFITS:

                     If selected, the Plan has Internal Revenue Code
                     Section 411(d)(6) Protected Benefits from a prior plan that this Plan amends, that must be protected.

                                          (ATTACH ADDENDUM)

              14.    TOP-HEAVY PLAN PROVISIONS:

                     For each Plan Year in which the Plan is a Top-Heavy Plan the following provisions will apply:

                     a. The percentage of a Participant's Employer Contribution Account to be vested in him upon termination of employment prior to retirement shall be:

                           i                 a percentage determined in
                                             accordance with the following
                                             schedule:

          YEARS OF SERVICE                    PERCENTAGE
          ----------------                    ----------
          Less than two                                0
          Two but less than three                     20
          Three but less than four                    40
          Four but less than five                     60
          Five but less than six                      80
          Six or more                               100;

                                             100% vesting after (not to exceed
                                             3) Years of Service; provided,
                                             however, that Years of Service may
                                             not exceed two (2) if the service
                                             requirement for eligibility exceeds
                                             1 year; or

                                             computed in accordance with the
                                             vesting schedule selected by the
                                             Employer in Items B(7)(a) or
                                             C(4)(d), as long as the benefits
                                             under the vesting schedule in Items
                                             B(7)(a) or C(4)(d) vest at least as
                                             rapidly as the two options
                                             specified in this Item B(14)(a),
                                             above.

                           If the vesting schedule under the Plan shifts in or out of the schedules above for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in
                           Section 2.2 of the Basic Plan Document applies.

                     b. For purposes of minimum Top-Heavy allocations, contributions and forfeitures equal to 3% (not less than 3%) of each Non-key Employee's Compensation will be allocated to each Participant's Contribution Account when the Plan is a Top-Heavy Plan, except as otherwise provided in the Basic Plan Document. This
                           Item 14 will not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer completes the following: (Insert the name of the plan or plans which will meet the minimum allocation or benefit requirement applicable to Top-Heavy plans.)

                     c. The Valuation Date as of which account balances or accrued benefits are valued for purposes of computing the Top-Heavy Ratio shall be the last day of each Plan Year.

                     d. If the Employer maintains or has ever maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, complete the following:

                           Present Value: For purposes of establishing Present Value to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following:

                           Interest rate:   %          Mortality table:

              15.    INVESTMENTS:

                     a. Investments made pursuant to the investment direction provisions of the Basic Plan Document shall be made into any appropriate Investment Fund as selected by the Employer. In addition, investment of Plan assets is expressly authorized, as required by Revenue Ruling 81-100, in each of the following common or collective funds sponsored by the Trustee, or an affiliate of the Trustee (16):

                           __KEY TRUST EB MANAGED GUARANTEED INCOME CONTRACT FUND, KEY TRUST MULTIPLE INVESTMENT TRUST FOR EMPLOYEE BENEFIT TRUSTS, AND OTHER COLLECTIVE TRUSTS EXEMPT FROM TAX UNDER IRC SECTION 501 AND AS DESCRIBED IN REV. RUL. 81-100.

                           If selected, an Employer Stock Fund shall be available as an Investment Fund pursuant to the terms of the Basic Plan Document.

                                             If selected, and an Employer Stock
                                             Fund is available as an Investment
                                             Fund, Participants will have the
                                             right, notwithstanding any other
                                             provisions of the Plan, to direct
                                             that a portion of the Plan assets
                                             held for their benefit and invested
                                             in the Employer Stock Fund be
                                             diversified pursuant to the
                                             provisions of Section 10.7(F) of
                                             the Basic Plan Document.

                     c. Participants may make changes of existing account balances and future contributions from among the Investment Funds offered:

                                i Once during each business day that the Trustee and the New York Stock Exchange are open.

                                             Once during each calendar month.

                                             Once during each quarter of the
                                             Plan Year.

                                             Once during each rolling day
                                             period.

                           If selected, the Participant shall be restricted in making changes of existing account balances from any Investment Fund, as specified in the terms or conditions of such Investment Fund, and the Employer shall attach an addendum specifying such restriction.

                     e. The Participant will designate into which Investment Funds all contributions to their accounts are made, EXCEPT the following:

                                             Employer Profit Sharing
                                             Contributions

                                             Employer Mandatory Matching
                                             Contributions

                                             Employer Discretionary Matching
                                             Contributions

                                             Qualified Matching Contributions

                                             Qualified Nonelective Contributions

                           If selected, and to the extent a selection is made above, the Employer shall attach an Investment Direction Addendum specifying how the contributions so specified shall be invested among the Investment Fund.

                           If selected, the Participant shall be restricted in the use of the Employer Stock Fund as an Investment Fund for designating the investment of contributions in the Participant's account, as follows:

                                             The Participant may not direct the
                                             investment of Plan assets held in
                                             their account into the Employer
                                             Stock Fund.

                                             The Participant may direct % of the
                                             following contributions into the
                                             Employer Stock Fund:

                                             Employer Profit Sharing
                                             Contributions

                                             Employer Mandatory Matching
                                             Contributions

                                             Employer Discretionary Matching
                                             Contributions

                                             Qualified Matching Contributions

                                             Qualified Nonelective Contributions


                                             % of the above referenced
                                             contributions will be invested into
                                             the

                                             Employer Stock Fund, with the
                                             balance invested among:

                                             the other Investment Funds,
                                             including the Employer Stock Fund

                                             the other Investment Funds,
                                             NOT including the Employer Stock
                                             Fund

              16.    LOANS (SELECT ONE):

                     a. Loans may be made from the Plan in accordance with the Basic Plan Document and such policies and procedures as the Committee may adopt and apply on a consistent and nondiscriminatory basis (17).

                           No loans shall be made from the Plan.

              17.    TRUSTEE:

                           The Trustee of this Plan shall be KeyBank National Association (a bank or trust company affiliated with KeyCorp within the meaning of Internal Revenue Code
                           Section 1504).

              18.    EFFECTIVE DATE ADDENDUM:

                           If selected, the following provisions shall have the specified effective dates (which are different from the date specified in Item B(1)):

         C.       SECTION 401(k) PLAN PROVISIONS:

              1.     SERVICE:

                     An Eligible Employee shall be required to fulfill the following eligibility service requirements in order to participate in the Plan through a salary reduction agreement and for purposes of receiving an allocation of Employer Matching Contributions:

                           The Employee must complete of Service (not more than 1 year) to be a Participant for purposes of receiving allocations of Employer Matching Contributions.

                     b. The Employee must complete 1 Year of Service (not more than 1 year) to be a Participant for purposes of entering into a Salary Reduction Agreement and having Employee Before Tax Contributions or Employee After Tax Contributions contributed to the Plan on the Employee's behalf.

              2.     EMPLOYEE SALARY DEFERRALS:

                     a. Participants shall be entitled to enter into a Salary Reduction Agreement providing for Before Tax Contributions to be made to the Plan.

                           i The minimum Before Tax Contribution shall be 1% of the Participant's Compensation.

                           ii The maximum Before Tax Contribution shall be 13% of the Participant's Compensation.

                           Participants shall be entitled to enter into a Salary Reduction Agreement providing for After Tax Contributions to be made to the Plan.

                                             The minimum After Tax Contribution
                                             shall be % of the Participant's
                                             Compensation.

                                             The maximum After Tax Contribution
                                             shall be % of the Participant's
                                             Compensation.

                                             If selected, notwithstanding the
                                             above, a Participant shall not be
                                             able to enter into a Salary
                                             Reduction Agreement providing for

                                             After Tax Contributions to be made
                                             to the Plan unless the Participant
                                             has entered into a Salary Reduction
                                             Agreement that provides for Before
                                             Tax Contributions to be made to the
                                             Plan in an amount of at least % of
                                             the Participant's Compensation.

                           If selected, a Participant shall be entitled to enter into a Salary Reduction Agreement providing that any extraordinary item of compensation, not yet payable (including bonuses), be withheld from the Participant's Compensation and contributed to the Plan as either a Before Tax Contribution, or After Tax Contribution (provided such contributions are authorized above, and to the extent that such contribution, when aggregated with either the Participants other Before Tax Contributions or After Tax Contributions do not exceed the limitations specified above, on an annual basis).

              3.     CONTRIBUTION CHANGES:

                     a. Participants may increase or decrease the amount of contributions made to the Plan pursuant to a Salary Reduction Agreement once each:

                                             Plan Year

                                             Semi-annual period, based on the
                                             Plan Year

                           iii               Quarter, based on the Plan Year

                                             Month

                                             Other, as specified below (provided
                                             that it is at least once per year):

                     b. Claims for returns of Excess Before Tax Contributions for the Participant's preceding taxable year must be made in writing, and submitted to the Committee by March 1 (specify a date between March 1 and April
                           15).(18)

              4.     EMPLOYER MATCHING CONTRIBUTIONS(19):

                     a.    MANDATORY MATCHING CONTRIBUTIONS:

                           The Employer shall make contributions to the Plan, in an amount as specified below:

                                             An amount, equal to % of each
                                             Participant's Before Tax
                                             Contributions, however, no match
                                             shall be made on Participants
                                             Before Tax Contributions in excess
                                             of % (or $ ) of the Participant's
                                             Compensation.

                                             An amount, equal to % of each
                                             Participant's After Tax
                                             Contributions, but not to exceed %
                                             of the Participant's Compensation,
                                             or $.

                                             An amount, equal to % of each
                                             Participant's contributions made
                                             pursuant to a Salary Reduction
                                             Agreement (including both Before
                                             Tax Contributions and After Tax
                                             Contributions), but only if the
                                             Participant has entered into a
                                             Salary Reduction Agreement
                                             providing for Before Tax
                                             Contributions of at least % of the
                                             Participant's Compensation, but not
                                             to exceed % of the Participant's
                                             Compensation, or $ .

                                             An amount equal to the sum of the
                                             following:

                                             (a)  % of the first % of the
                                                  Participant's Compensation
                                                  deferred pursuant to a Salary
                                                  Reduction Agreement; plus,

                                             (b)  % of the next % of the
                                                  Participant's Compensation
                                                  deferred pursuant to a Salary
                                                  Reduction Agreement; plus,

                                             (c)  % of the next % of the
                                                  Participant's Compensation
                                                  deferred pursuant to a Salary
                                                  Reduction Agreement, but not
                                                  to exceed % of the
                                                  Participant's Compensation, or
                                                  $ .

                                             An amount equal to $ , for each
                                             Participant who enters into a
                                             Salary Reduction Agreement
                                             providing for Before Tax
                                             Contributions, After Tax
                                             Contributions, or either Before Tax
                                             Contributions or After Tax
                                             Contributions (or a combination of
                                             both) equal to or exceeding % of
                                             the Participant's Compensation.
                                             Such contributions shall be made
                                             and allocated:

                                             only during the first Plan Year the
                                             Plan is in effect, or if a
                                             restatement, for the first Plan
                                             Year beginning with, or containing
                                             the restatement Effective Date.

                                             each Plan Year that a Participant
                                             has in force a Salary Reduction
                                             Agreement meeting the criteria
                                             specified above.

                                             during the first Plan Year that the
                                             Participant participates through a
                                             Salary Reduction Agreement meeting
                                             the criteria specified above.

                     b.    DISCRETIONARY MATCHING CONTRIBUTIONS:

                           The Employer shall make contributions to the Plan, in an amount determined by resolution of the Board of Directors on an annual basis. The Board resolution shall provide for the percentage and/or amount of Before Tax Contributions and/or After Tax Contributions to be matched and the maximum percentage and/or amount of Before Tax Contributions and/or
                                  After Tax Contributions eligible for matching.

                     c.    ALLOCATION OF MATCHING CONTRIBUTIONS:

                           Employer Matching Contributions shall be allocated pursuant to the terms of the Basic Plan Document, notwithstanding the foregoing:

                                             A Participant who terminates before
                                             the end of the period for which
                                             contributions are allocated shall
                                             share in the allocation of Employer
                                             Matching Contributions if
                                             termination of employment was the
                                             result of (select all that apply):

                                                 retirement

                                                 disability

                                                 death

                                                 other, as specified below:


                                             Employer Matching Contributions
                                             shall be allocated to the accounts
                                             of Participants (select one):

                                             as of each pay period for which a
                                             contribution was made pursuant to a
                                             Salary Reduction Agreement.

                                             semi-monthly.

                                             as of the last day of the month
                                             preceding the month in which the
                                             contribution was made.

                                             as of the last day of the Plan
                                             quarter preceding the quarter in
                                             which the contribution was made.

                                             as of the last day of the Plan
                                             year.

                           If selected, the Employer may make Employer Matching Contributions without regard to current or accumulated Net Profits of the Employer for the taxable year ending with, or within the Plan Year(20).

                     d. The percentage of a Participant's Employer Matching Contribution Account(21) (attributable to Employer Matching Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be(22):


                                        COMPLETED YEARS OF SERVICE

                              1            2            3            4            5            6             7
                           -------      -------      -------      -------      -------      -------       ----
                           0%           100%
                           --           ----
                           0%           0%           100%
                           --           --           ----
                           0%           20%          40%          60%          80%          100%
                           --           ---          ---          ---          ---          ----
                           0%           0%           20%          40%          60%          80%           100%
                           --           --           ---          ---          ---          ---           ----
                           10%          20%          30%          40%          60%          80%           100%
                           ---          ---          ---          ---          ---          ---           ----
                           0%           0%           0%           0%           100%
                           --           --           --           --           ----
                           0%           0%           0%           0%           0%           0%            100%
                           --           --           --           --           --           --            ----

                           Full and immediate vesting upon entry into the Plan


                           Notwithstanding anything to the contrary in the Plan, the amount inserted in the blanks above shall not exceed the limits specified in Code Section 411(a)(2).

                     e. Notwithstanding the provisions of this Item C(4)(e) of the Adoption Agreement, a Participant shall become fully vested in his Participant's Employer Matching Contribution Account if(23):

                                             the Participant's job is eliminated
                                             without the Participant being
                                             offered a comparable position
                                             elsewhere with the Employer.

                                             for such reason as is described
                                             below:


                     f.    CORRECTIVE CONTRIBUTIONS:

                                             If selected, the Employer shall be
                                             authorized to make Qualified
                                             Matching

                                             Contributions, subject to the terms
                                             of the Basic Plan Document, in an
                                             amount determined by resolution of
                                             the Board of Directors on an annual
                                             basis.

                                       ii If selected, the Employer shall be
                                          authorized to make Qualified
                                          Nonelective Contributions, subject to
                                          the terms of the Basic Plan Document,
                                          in an amount determined by resolution
                                          of the Board of Directors on an annual
                                          basis.

              5.     GAP EARNINGS:

                           If selected, Gap Earnings, as defined in
                           Section 3.2(G)(1) of the Basic Plan Document, will be calculated for Excess Elective Deferrals, Excess Contributions and Excess Aggregate Contributions, and refunded to the Participant as provided for in
                           Article III of the Basic Plan Document.

              6.     FORFEITURES:

                     a. Forfeitures of amounts attributable to Employer Matching Contributions shall be reallocated as of:

                                             the last day of the Plan Year in
                                             which the Forfeiture occurred.

                                             the last day of the Plan Year
                                             following the Plan Year in which
                                             the Forfeiture occurred.

                                             the last day of the Plan Year in
                                             which the Participant suffering the
                                             Forfeiture has incurred the fifth
                                             consecutive One Year Break in
                                             Service.

                     b. Forfeitures of Employer Matching Contributions shall be reallocated as follows:

                                             Not applicable as Employer Matching
                                             Contributions are always 100%
                                             vested and nonforfeitable.

                                             Used first to pay the expenses of
                                             administering the Plan, and then
                                             allocated pursuant to one of the
                                             following two options:

                                    Forfeitures shall be allocated to
                                    Participant's accounts in the same manner as Employer Profit Sharing Contributions, Employer Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions, in the discretion of the Employer, for the year in which the Forfeiture arose.

                                    Forfeitures shall be applied to reduce the Employer Profit Sharing Contributions, Employer Matching Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions, in the discretion of the Employer, for the Plan Year following the Plan Year in which the Forfeiture arose.

                  c. Forfeitures of Excess Aggregate Contributions shall be:

                                    Applied to reduce Employer contributions for the Plan Year in which the excess arose, but allocated as below, to the extent the excess exceeds Employer contributions for the Plan Year, or the Employer has already contributed for such Plan Year.

                     Allocated after all other forfeitures under the Plan:

                                    to the Matching Contribution account of each Non-highly Compensated Participant who made Before Tax Contributions or After Tax Contributions in the ratio which each such Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year; or, to the Matching Contribution account of each Non-highly Compensated

                                    Eligible Participant in the ratio which each Eligible Participant's Compensation for the Plan Year bears to the total Compensation of all Eligible Participants for the Plan Year.

         7. IN-SERVICE DISTRIBUTIONS (SELECT AS MAY BE APPROPRIATE):

                           There shall be no in-service distribution of Participant account balances derived from Before Tax Contributions (including Qualified Nonelective Contributions and Qualified Matching Contributions treated as Before Tax Contributions under the terms of the Basic Plan Document), or Employer Matching Contributions.

                           Participants may request an in-service distribution of their account balance attributable to Employer Matching Contributions, for the following reasons:

                                    For purposes of satisfying a financial
                                    hardship, as determined in accordance with the uniform nondiscriminatory policy of the Committee; Attainment of age 59-1/2 by the Participant; or Attainment of the Plan's Normal Retirement Date by the Participant.

                  c. Participants may request an in-service distribution of their account balance attributable to Employee Before Tax Contributions, for the following reasons:

                                    For purposes of satisfying a financial
                                    hardship, as determined by the facts and circumstances of an Employee's situation, in accordance with the provisions of Section3.9 of the Basic Plan Document;

                           ii For purposes of satisfying a financial hardship, using the "safe harbor" provisions of Section3.9 of the Basic Plan Document. Attainment of age 59-1/2 by the Participant; or

                    Attainment of the Plan's Normal Retirement Date by the Participant.

NOTICE: The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under the provisions of Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to the Plan's qualification, the Employer must apply to the Key District Office of the Internal Revenue Service for a determination letter.

This Adoption Agreement may only be used in conjunction with Basic Plan Document #05.

This Plan document may only be used under the express authority of KeyCorp, its subsidiaries and affiliates, and is not effective as completed until executed by a duly authorized officer of KeyCorp, one of its subsidiaries or affiliates, and approved by KeyCorp's counsel.

KeyCorp, as sponsor, may amend or discontinue this prototype plan document upon proper notification to all adopting Employers pursuant to Revenue Ruling 89-13.

Failure to properly fill out an Adoption Agreement may result in disqualification of the Plan, and adverse tax consequences to the Employer and Plan Participants.

This Plan is sponsored by:

         KeyCorp, on behalf of its operating subsidiaries, banking and trust company affiliates
         127 Public Square
         Cleveland, Ohio 44114
         (800)982-3811

         IN WITNESS WHEREOF, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this ______ day of _______, ______.


EMPLOYER: Bindley Western Industries, Inc.




By:
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------



TRUSTEE: KeyBank National Association


By:
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                       and

By:
   -----------------------------------------------------------------------------

--------------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------



APPROVED ON BEHALF OF TRUSTEE:

       Initials:                          Date:
                -----------------------        ----------------------

                           INVESTMENT FUND DESIGNATION

         Bindley Western Industries, Inc. (the "Named Fiduciary"), as an independent fiduciary with respect to the Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan (the "Plan"), an employee benefit pension plan covered by the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and its employees who participate therein (the "Participants"), hereby acknowledges, confirms and directs that the following actions shall be taken in connection with the assets held in trust for the benefit of the Participants under the plan.

SELECTION OF INVESTMENTS AND MAPPING OVER TO NEW INVESTMENT FUNDS: The Named Fiduciary has received and examined the various available Investment Funds and designates the following investment funds from among the investment fund options available for adopting employers of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST (as defined in Section 10.7 of the Plan) to be available for selection by Participants for the investment of Plan assets held for their benefit ("PRISM(R) Funds"):

SELECTION OF INVESTMENTS: The Named Fiduciary has received and examined the various available Investment Funds and designates the following investment funds from among the investment fund options available for adopting employers of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST (as defined in Section 10.7 of the
Plan) to be available for selection by Participants for the investment of Plan assets held for their benefit ("PRISM(R) Funds"):

         (a)      Fidelity Advisor Equity Growth Fund: Class T
         (b)      Franklin Small Cap Growth Fund
         (c)      The American Funds Group(R): EuroPacific Growth Fund
         (d)      The American Funds Group(R): Washington Mutual Investors Fund
         (e)      The Victory Balanced Fund: Class A
         (f)      The Victory Investment Quality Bond Fund
         (g)      The Victory Stock Index Fund
         (h)      The Victory U.S. Government Obligations Fund

The plan assets are currently invested in the funds more fully described below ("Existing Funds"). The Named Fiduciary directs that the Existing Funds shall be liquidated and forwarded to the Trustee of the Plan for reinvestment as follows. The Named Fiduciary further designates that assets held in each of the Existing Funds by the Plan prior to liquidation and transfer to the Trustee shall be reinvested in the corresponding PRISM(R) Fund as specified below:

         Existing Funds:              PRISM(R) Funds:

 (a)                          (a)   Fidelity Advisor Equity Growth Fund: Class T








, if selected, an Employer Stock Fund will also be available.


TEMPORARY INVESTMENT PLAN ASSETS: The named Fiduciary directs that a temporary holding account will be setup for the Plan. Any Plan assets that are received by the Trustee and are not invested for any reason in the Investment Funds listed above will be invested in the EB Money Market collective fund.

INVESTMENT FUND DECISION PROCESS AND DISCLOSURE: In making the selection of Investment Funds, the Named Fiduciary hereby confirms and acknowledges that:

INVESTMENT FUND DECISION PROCESS AND DISCLOSURE: In making the selection of Investment Funds, and in designating the PRISM(R) Funds into which the liquidated assets from each of the Existing Funds will be invested in, the Named Fiduciary hereby confirms and acknowledges that:

                  The Named Fiduciary has had made available to it copies of the prospectuses (to the extent required under applicable federal securities law and regulation) for each investment fund available for selection by adopting employers of the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST, and has received copies of each such prospectus for the Investment Funds selected;

                  The Named Fiduciary acknowledges that the Trustee of the Plan may receive certain fees for services provide to, or on behalf of an Investment Fund, or the sponsors or distributors thereof, pursuant to plans of distribution adopted by the fund under the provisions of Rule 12b-1 of the Investment Company Act of 1940, and further acknowledges that (i) such fee, if paid, is appropriate for services rendered to the fund, and when aggregated with other fees for service payable to the Trustee constitutes reasonable compensation for the Trustee's services to the Plan; and (ii) the Plan will be able to redeem its interest in any such Investment Fund on reasonably short notice without penalty;

                  The Named Fiduciary further acknowledges that it has selected the Investment Funds, and designated the PRISM(R) Funds into which the liquidated assets from each of the Existing Funds will be invested, in its sole determination, after due inquiry, that the Investment Funds are appropriate vehicles for the investment of Plan assets pursuant to the terms of the Plan, considering all relevant facts and circumstances, including but not limited to (i) the investment policy and philosophy of the Named Fiduciary developed pursuant to ERISA
                  Section 404; (ii) the ability of Participants, using an appropriate mix of Investment Funds, to diversify the investment of Plan assets held for their benefit; and, (iii) the ability of Participants to, utilizing an appropriate mix of Investment Funds, structure an investment portfolio within their account in the Plan with risk and return characteristics within the normal range of risk and return characteristics for individuals with similar investment backgrounds, experience and expectations, and that the investment of assets which will be liquidated from the Existing Funds in the specified PRISM(R) Funds is appropriate considering the above described criteria; and,

                  The Named Fiduciary acknowledges that it has not relied on any representations or recommendations from the Trustee or any of its employees in selecting the Investment Funds.
                  The Named Fiduciary acknowledges that it has not relied on any representations or recommendations from the Trustee or any of its employees in selecting the Investment Funds, or in specifying which of the selected PRISM(R) Funds into which the liquidated assets from each of the Existing Funds will be invested.

The Trustee agrees to follow the Named Fiduciary's direction with respect to offering the Investment Funds available for selection by the Participants in the Plan for the investment of Plan assets held for their benefit.

IN WITNESS WHEREOF, the Employer, by its duly authorized representative, has executed this document in connection with maintenance of the Plan utilizing the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST documents, as provided by the Trustee.


                           NAMED FIDUCIARY: BINDLEY WESTERN INDUSTRIES, INC.



                           By:
                              --------------------------------------------------

--------------------------------------------------------------------------------


         Seen and accepted by the Trustee, which shall provide the Investment Funds selected by the Employer pursuant to the terms of this document, and pursuant to the Plan.

                                    TRUSTEE: KEYBANK NATIONAL ASSOCIATION



                                    By:
                                       -----------------------------------------

        (1) Footnotes in this Adoption Agreement are not to be construed as part of the Plan provisions but are explanatory only. To the extent a footnote is inconsistent with the provisions of the Basic Plan Document or applicable law, the provisions of the Plan shall be construed in conformity with the Basic Plan Document or law.

        (2) Terms that are capitalized are defined in the PRISM(R) PROTOTYPE RETIREMENT PLAN & TRUST BASIC PLAN DOCUMENT.

        (3) The Plan will have an individual TIN, distinct from the Employer TIN.

        (4) Committee members direct the day to day operation of the Plan. Committee members serve at the pleasure of the Employer.
                  See Section 11.4 for changes in Committee membership. If no Committee members are specified, the Employer shall assume responsibility for the operations of the Plan.

        (5) If no amount is specified, the maximum amount of Compensation allowed under Code Section 401(a)(17)(the "$150,000 limit" ("$200,000 limit" prior to the Plan Year beginning before January 1, 1994)), as adjusted from time to time, shall be used.

        (6) If a fractional year is elected, the elapsed time method of computing service shall be used for the fractional year. Eligibility provisions for optional cash or deferred arrangements are contained in Item C of this Adoption Agreement.

        (7) Notwithstanding the foregoing, an Employee who has met the eligibility requirements may not enter the Plan later than six months following the date on which the Employee first completes the eligibility requirements.

        (8) Notwithstanding the selection made in this Item B(7)(a), a participant shall be fully vested in his or her Employer Contribution Accounts if the Participant dies or becomes Disabled while in the employ of the Employer.

        (9) If more than one Year of Service is an eligibility requirement, Item viii must be selected.

        (10) The provisions of this section will be administered by the Employer on a consistent and nondiscriminatory basis.

        (11) Amounts designated as Qualified Nonelective Contributions will be allocated pursuant to Section 3.1(A)(14) of the Basic Plan Document.

        (12) In the event contributions are allocated on a basis other than a full plan year, the Year of Service shall be based on the elapsed time method of calculation, and a Participant shall be deemed to have completed an appropriate Period of Service for allocation purposes if the Participant has completed a pro-rata Period of Service corresponding to the interval on which contributions are allocated.

        (13) Excess Compensation means a Participant's Compensation in excess of the Permitted Disparity Level specified in the Definitions section of this Adoption Agreement.

        (14) Even if this Item is selected, the provisions of Section 4.8 of the Basic Plan Document may supersede this requirement if necessary to satisfy Code Sections 401(a)(26) and 410(b).

        (15) If this option is selected, iii or iv must be selected to reallocate Forfeitures of Employer Profit Sharing Contributions remaining after expenses of administering the Plan have been paid.

        (16) This Item is for use in identifying collective trust funds, which, pursuant to Revenue Ruling 81-100 must be specifically referenced in the Plan. Actual Investment Funds are referenced on the Investment Fund Designation form attached to this Adoption Agreement.

        (17) If this option is selected, the Employer must establish appropriate procedures for implementation of the Plan's loan program.

        (18) The date specified is for the refund of amount deferred in excess of the Code Section 402(g) limit (the $7,000 limit) for the Participant's taxable year.

        (19) The Employer shall have the right to designate all, or any portion of Employer Matching Contributions as Qualified Matching Contributions, which shall then be subject to the same vesting, distribution, and withdrawal restrictions as Before Tax Contributions.

        (20) Net Profits will never be required for the contribution of Before Tax Contributions, After Tax Contributions, Qualified Nonelective Contributions or Qualified Matching Contributions.

        (21) Notwithstanding anything in the Adoption Agreement to the contrary, amounts in a Participant's account attributable to Before Tax Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions shall be 100% vested and nonforfeitable at all time.

        (22) Notwithstanding the selection made in this item B(7)(b), a Participant shall be fully vested in his or her Employer Contribution Accounts if the Participant dies or becomes Disabled while in the employ of the Employer.

        (23) The provisions of this section will be administered by the Employer on a consistent and nondiscriminatory basis.

                      SPIN-OFF AMENDMENT FOR THE SEPARATION
                        OF ASSETS AND LIABILITIES OF THE
                        BINDLEY WESTERN INDUSTRIES, INC.
                                        &
                     SUBSIDIARIES PROFIT PRIORITYARING PLAN


WHEREAS, Bindley Western Industries, Inc. (the "Company") previously adopted and presently maintains the Bindley Western Industries, Inc. & Subsidiaries Profit Priorityaring Plan (the "Bindley Western Plan"), and Priority Healthcare Corporation (the "Subsidiary") participated in the Bindley Western Plan; and,

WHEREAS, Section 14.5 of the Bindley Western Plan expressly provides that the Company has the right to transfer assets to any other Plan or otherwise modify the terms of the Bindley Western Plan, retroactively if necessary; and,

WHEREAS, the Company and Subsidiary desires to spin-off assets and liabilities of the Subsidiaries Employees effective as of October 15, 1998 (the "Setup Date"), and establiPriority the Profit Priorityaring Plan of Priority Healthcare Corporation and Affiliates (the "Priority Plan") independent of the Bindley Western Plan to benefit the Subsidiary's Employees pursuant to the terms of the Priority Plan with no obligation to make contributions to the Bindley Western Plan;

NOW THEREFORE,

BE IT RESOLVED, the assets and liabilities of the Subsidiary are hereby separated and transferred into the Priority Plan with identical terms (except as modified for purposes of accomplishing the spin-off) as the Bindley Western Plan prior to separation. Capitalized terms, to the extent not defined herein, shall have the same meaning as in the Bindley Western Plan:

MODIFICATION OF THE BINDLEY WESTERN PLAN:

Notwithstanding anything in the Bindley Western Plan to the contrary, the Bindley Western Plan is hereby amended, as of the Setup Date, as follows:

         1. All contributions (or other benefit accruals) from the Subsidiary shall cease, effective as of the Setup Date, no Participant of the Subsidiary therein Shall accrue any additional benefits thereunder, and no Employee of the Subsidiary, otherwise eligible to participate in the Bindley Western Plan as of the Setup Date, Shall enter the Bindley Western Plan;

         2. All amounts held for the benefit of Participants of the Subsidiary in the Bindley Western Plan, including the non-vested portions thereof, Shall be preserved, and transferred, as soon as practicable, to the Priority Plan;

         3. Notwithstanding anything contained in the provisions of the Bindley Western Plan, the Priority Plan, or this amendment, all Participants under the Bindley Western Plan will receive a benefit immediately after the separation which is at least as great as the benefit the Participant would have received under the terms of the Bindley Western Plan had the Bindley Western Plan terminated on the day before the Setup Date, subject only to vesting pursuant to the terms of the Bindley Western Plan.

         4. On and after the Setup Date (or the date assets of the Bindley Western Plan are received and held under the terms of the Priority Plan and this amendment, if later) the Bindley Western Plan Shall continue to exist, and all provisions thereof, except as modified pursuant to this amendment Shall be in full force and effect.

TERMS OF THE PRIORITY PLAN:
Notwithstanding anything in the Priority Plan to the contrary, the Priority Plan is hereby established, as of the Setup Date, as follows:

         1. The Priority Plan Shall accept, and hold, assets transferred from the Bindley Western Plan pursuant to this amendment and separation. The Priority Plan Shall accept all records, accountings, and other descriptions of benefits accrued under the Bindley Western Plan, and Shall maintain such benefits as part of and payable from the Priority Plan, to the extent of assets actually received by the Priority Plan.
         2. All benefits payable to Employees of the Subsidiary from the Bindley Western Plan as of the Setup Date will be provided by the Priority Plan on the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under the Bindley Western Plan as in effect from time to time prior to the Setup Date, and the Priority Plan shall contain appropriate provisions to protect all benefits, rights and features required to be protected under the provisions of Internal Revenue Code Section 411(d)(6).
         3. All beneficiary designation forms, option election forms, spousal consent forms, and other administrative forms and materials executed under the terms of the Bindley Western Plan Shall continue in full force and effect with respect to the Priority Plan, unless otherwise required by law.
         4. All Priority Healthcare Corporation Participants of the Bindley Western Plan shall immediately become Participants of the Priority Plan, as of the Setup Date, and all Subsidiary employees otherwise eligible to participate in the Bindley Western Plan, but who have not yet entered as Participants in the Bindley Western Plan Shall become Participants in the Priority Plan as of the next Entry Date. All service performed by Employees of the Subsidiary, as credited pursuant to the terms of the Bindley Western Plan Shall be credited for purposes of calculating eligibility and vesting Years of Service under the terms of the Priority Plan. Notwithstanding the foregoing, under no circumstances Shall the vested percentage of a Participant credited with Years of Service while in the employ of the Subsidiary be reduced with respect to any benefits accrued under the terms of the Bindley Western Plan prior to the Setup Date, or with respect to the benefits accrued under the terms of the Priority Plan on or after the Setup Date.
         5. Notwithstanding anything contained in the provisions of the Priority Plan, the Bindley Western Plan, or this amendment, all Participants under the Priority Plan will receive a benefit immediately after the separation which is at least as great as the benefit the Participant would have received under the terms of the Bindley Western Plan had the Bindley Western Plan terminated on the day before the Setup Date, subject only to vesting pursuant to the terms of the Bindley Western Plan.

IN WITNESS WHEREOF, the Company and the Subsidiary have executed this Amendment, as of this _____ day of ________________, 1998.

                                      BINDLEY WESTERN INDUSTRIES, INC.

                                      By:
                                         ---------------------------------------

                                      ------------------------------------------


                                      PRIORITY HEALTHCARE CORPORATION

                                      By:
                                         ---------------------------------------

                                      ------------------------------------------

                  FIRST AMENDMENT TO THE PROFIT SHARING PLAN OF
                BINDLEY WESTERN INDUSTRIES, INC., & SUBSIDIARIES

WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM (R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company in the Adoption Agreement appointed the original members of the Committee who were charged with operating the Plan; and

WHEREAS, the Company has decided to reconstitute the Committee effective October 1,1997.

NOW THEREFORE,

BE IT RESOLVED, that the Company amends the provisions of Item B.3. of the Adoption Agreement to provide as follows:

B.       BASIC PLAN PROVISIONS:


3.   COMMITTEE MEMBERS:

     Michael L. Shinn, Michael D. McCormick, Thomas Weakley, and Marion A. McDermott

AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindlet Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR: BINDLEY WESTERN INDUSTRIES, INC.

BY: ______________________________                       DATED: _____________


TRUSTEE: KEY TRUST COMPANY OF INDIANA, N.A.

BY: ______________________________                       DATED: _____________

                 SECOND AMENDMENT TO THE PROFIT SHARING PLAN OF
             BINDLEY WESTERN INDUSTRIES, INC., AND ITS SUBSIDIARIES


WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM (R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company has completed its acquisition of Central Pharmacy Services, Inc. and is desirous of allowing the employees of Central Pharmacy Services, Inc. to enter the Plan as of the next succeeding entry date (January 1, 2000) by crediting their prior service with their former employer for purposes of eligibility, but not crediting such prior service for purposes of vesting of benefits under the Plan; and

WHEREAS, the Company desires that the amendment be effective December 31, 1999.

NOW THEREFORE,

BE IT RESOLVED, that the Company, effective December 31, 1999, amends the provisions of Item B.4.j.(v.) of the Adoption Agreement to provide as follows:

     B.   Basic Plan Provisions:


     4.   Definitions:


     j.   Year of Service shall mean:


     v X For eligibility purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the eligibility requirements for this Plan: Kendall Drug Company; Tennessee Wholesale Drug; and Central Pharmacy Services, Inc.


AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

Plan Sponsor: Bindley Western Industries, Inc.


By: ______________________________                     Dated: _____________


Trustee: Key Trust Company of Indiana, National Association


By: ______________________________                     Dated: _____________

                  THIRD AMENDMENT TO THE PROFIT SHARING PLAN OF
             BINDLEY WESTERN INDUSTRIES, INC., AND ITS SUBSIDIARIES

WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM (R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company has determined that it would adopt the necessary Plan amendments to comply with the provisions of IRC Section 401(k)(12) to make the Plan a "safe harbor" Plan commencing January 1, 2000 by electing to make an Employer Non- Elective Contribution to the Plan; and

WHEREAS, the Company desires that the amendment be effective January 1, 2000.

NOW THEREFORE,

BE IT RESOLVED, that the Company, effective January 1, 2000, amends the provisions of Item B.7.a of the Adoption Agreement to provide as follows:

B.       BASIC PLAN PROVISIONS:

         7.       VESTING:

                  a. The percentage of a Participant's Employer Contribution Account (attributable to Employer Profit Sharing Contributions) to be vested in him or her upon termination of employment prior to attainment of the Plan's Normal Retirement Date shall be : THE PROVISIONS OF THIS ITEM B.7.a.(iv) SHALL APPLY TO ALL EMPLOYER DISCRETIONARY CONTRIBUTIONS. THE PROVISIONS OF ITEM B.7.a.(viii) SHALL APPLY TO ALL EMPLOYER NON ELECTIVE CONTRIBUTIONS MADE UNDER ITEM B.8.a.(ii).

                           COMPLETED YEARS OF SERVICE

           1        2        3        4        5        6        7
          ---     ---      ---      ---      ---      ---      ---
I          0%     100%
Ii         0%       0%     100%
Iii        0%      20%      40%      60%      80%     100%
iv X       0%       0%      20%      40%      60%      80%     100%
V         10%      20%      30%      40%      60%      80%     100%
Vi         0%       0%       0%       0%     100%
Vii        0%       0%       0%       0%       0%       0%     100%


         viii X Full and immediate vesting upon entry into the Plan - AND BE IT FURTHER RESOLVED, that the Company, effective January 1, 2000, amends the provisions of Item B.8.a. of the Adoption Agreement to provide as follows:

B.        BASIC PLAN PROVISIONS:

         8.       EMPLOYER PROFIT SHARING CONTRIBUTIONS:

                  a.       CONTRIBUTIONS:

                           i X      In its discretion, the Employer may
                            ___     contribute Employer Profit Sharing
                                    Contributions to the Plan.

                           ii X     The Employer shall contribute Employer
                             ___    Profit Sharing Contributions to the Plan in
                                    the amount of 3% of the Compensation of all Eligible Participants under the Plan.


                           iii X    If selected, the Employer may make Employer
                              ___   Profit Sharing Contributions without regard
                                    to current or accumulated Net Profits of the Employer for the taxable year ending with, or within the Plan Year.

                           iv___ If selected, the Employer may designate all or any part of the Employer Profit Sharing Contributions as Qualified Nonelective Contributions, provided, however, that contributions so designated will be subject to the same vesting, distribution, and withdrawal restrictions as Before Tax Contributions.

AND BE IT FURTHER RESOLVED, that effective January 1, 2000, the Company amends the provisions of Item B.18 of the Adoption Agreement to provide as follows:

B.       BASIC PLAN PROVISIONS:


         18. X   EFFECTIVE DATE ADDENDUM:
            ___

         If selected, the following provisions shall have the specified effective dates (which are different from the date specified in Item B(1)):

         Notwithstanding the provisions of Item B.7.a. or any other provision of the Adoption Agreement or the Basic Plan Document to the contrary, all Employer Contributions made under Item B.8.a.(ii) shall:

(1)      Become fully and immediately vested upon being made to the Plan;

(2)      There shall be no In-Service withdrawal for a Participant; and

(3) Shall be contributed to the Plan whether or not the Participant is employed by the Company on the last day of the Plan Year or has completed 1,000 Hours of Service.


AND BE IT FURTHER RESOLVED, that the Company adopts "Addendum A" attached hereto as a portion of the Adoption Agreement to note the Company's determination to be considered a "safe harbor" plan for the Plan Year commencing on January 1, 2000; and


AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR: BINDLEY WESTERN INDUSTRIES, INC.


BY: ______________________________                         DATED: _____________


TRUSTEE: KEY TRUST COMPANY OF INDIANA, NATIONAL ASSOCIATION

BY: ______________________________                         DATED: _____________

PARTICIPATION AGREEMENT

                   FOR PARTICIPATION BY RELATED GROUP MEMBERS
                             (PLAN SECTION 1.1(KK))

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan, as if the Participating Employer were a signatory to the Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by Bindley Western Industries, Inc., Employer of the Adoption Agreement ("Signatory Employer").

(1) The Effective Date of the undersigned Employer's participation in the designated Plan is: January 1, 1996

(2)      The undersigned Employer's adoption of this Plan constitutes:

         (a)___ The adoption of a new plan by the Participating Employer.

         (b)___ The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan and having an original effective date of January 1, 1979.

         In Witness Whereof, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this 1st day of March, 1998.

Tennessee Wholesale Drug (TWG)               Key Trust Company of Indiana, NA
(Name of Participating Employer)             (Name Of Trustee)

By: /s/ Michael D. McCormick                 By: /s/ April M. Czenkusch


(Title) Secretary                            (Title) Vice President

Bindley Western Industries, Inc.
(Name of Signatory Employer)

By: /s/ Thomas Salentine


(Title) Executive Vice President
          and CFO

                             PARTICIPATION AGREEMENT

                   FOR PARTICIPATION BY RELATED GROUP MEMBERS
                             (PLAN SECTION 1.1(KK))

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan, as if the Participating Employer were a signatory to the Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by Bindley Western Industries, Inc., Employer of the Adoption Agreement ("Signatory Employer").

(1) The Effective Date of the undersigned Employer's participation in the designated Plan is: April 1, 1996

(2)      The undersigned Employer's adoption of this Plan constitutes:

         (a)____  The adoption of a new plan by the Participating Employer.


         (b)____ The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan and having an original effective date of January 1, 1979.

         In Witness Whereof, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this ___ day of February, 1998.

National Infusion Services, Inc.             Key Trust Company of Indiana, NA
(Name of Participating Employer)             (Name Of Trustee)

By: /s/ Michael D. McCormick                 By: /s/ April M. Czenkusch


(Title) Secretary                            (Title) Vice President

Bindley Western Industries, Inc.
(Name of Signatory Employer)

By: /s/ Thomas Salentine


(Title) Executive Vice President
          and CFO

PARTICIPATION AGREEMENT

                   FOR PARTICIPATION BY RELATED GROUP MEMBERS
                             (PLAN SECTION 1.1(KK))

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan, as if the Participating Employer were a signatory to the Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by Bindley Western Industries, Inc., Employer of the Adoption Agreement ("Signatory Employer").

(1) The Effective Date of the undersigned Employer's participation in the designated Plan is: July 31, 1997

(2)      The undersigned Employer's adoption of this Plan constitutes:

         (a) ____ The adoption of a new plan by the Participating Employer.

         (b) ____ The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan and having an original effective date of January 1, 1979.

         In Witness Whereof, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this 1st day of March, 1998.

Tennesse WholesaleDrug (TWD)                 Key Trust Company of Indiana, NA
(Name of Participating Employer)             (Name Of Trustee)

By: /s/ Michael D. McCormick                 By: /s/ April M. Czenkusch


(Title) Secretary                            (Title) Vice President

Bindley Western Industries, Inc.
(Name of Signatory Employer)

By: /s/ Thomas Salentine


(Title) Executive Vice President
          and CFO

PARTICIPATION AGREEMENT

                   FOR PARTICIPATION BY RELATED GROUP MEMBERS
                             (PLAN SECTION 1.1(KK))

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan, as if the Participating Employer were a signatory to the Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by Bindley Western Industries, Inc., Employer of the Adoption Agreement ("Signatory Employer").

(1) The Effective Date of the undersigned Employer's participation in the designated Plan is: August 8, 1997

(2)      The undersigned Employer's adoption of this Plan constitutes:

         (a) ____ The adoption of a new plan by the Participating Employer.

         (b) ____ The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan and having an original effective date of January 1, 1979.

         In Witness Whereof, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this 1st day of March, 1998.

Groveway Pharmacy                            Key Trust Company of Indiana, NA
(Name of Participating Employer)             (Name Of Trustee)

By: /s/ Michael D. McCormick                 By: /s/ April M. Czenkusch


(Title) Secretary                            (Title) Vice President

Bindley Western Industries, Inc.
(Name of Signatory Employer)

By: /s/ Thomas Salentine


(Title) Executive Vice President
          and CFO

PARTICIPATION AGREEMENT

                   FOR PARTICIPATION BY RELATED GROUP MEMBERS
                             (PLAN SECTION 1.1(KK))

         The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan, as if the Participating Employer were a signatory to the Adoption Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Plan as made by Bindley Western Industries, Inc., Employer of the Adoption Agreement ("Signatory Employer").

(1) The Effective Date of the undersigned Employer's participation in the designated Plan is: Octobr 1, 1997

(2)      The undersigned Employer's adoption of this Plan constitutes:

         (a) ____ The adoption of a new plan by the Participating Employer.

         (b) ____ The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan and having an original effective date of January 1, 1979.

         In Witness Whereof, the Employer and the Trustee, by their respective duly authorized officers, have caused this Adoption Agreement to be executed on this 1st day of March, 1998.

Tennessee Wholesale Drug (TWG)               Key Trust Company of Indiana, NA
(Name of Participating Employer)             (Name Of Trustee)

By: /s/ Michael D. McCormick                 By: /s/ April M. Czenkusch


(Title) Secretary                            (Title) Vice President

Bindley Western Industries, Inc.
(Name of Signatory Employer)

By: /s/ Thomas Salentine


(Title) Executive Vice President
          and CFO

     FIFTH AMENDMENT TO THE BINDLEY WESTERN INDUSTRIES, INC. & SUBSIDIARIES
                               PROFIT SHARING PLAN

WHEREAS, Bindley Western Industries, Inc. (the "Company") sponsors the Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan (the "Plan"), originally effective as of Janaury 1, 1979, as amended and restated in the PRISM(R) Nonstandardized Prototype Plan as provided by the Trustee, effective January 1, 1996; and

WHEREAS, the Company in accepting assets into the Plan, as a part of a Plan Merger transaction, effective July 1, 2000 with Central Pharmacy Services, Inc., it was determined that certain distribution options for Plan benefits in the Central Plan should be preserved to allow various annuity and installment options to remain available for such Participants' account balances merged into the Plan; and

WHEREAS, the Company has been informed that the Internal Revenue Service has issued new final regulations that would permit the elimination of the annuity and installment options as a benefit payment option since the Plan offers a lump sum cash payment option when a Participant terminates employment; and

WHEREAS, the Company has determined that as these options are rarely utilized by the Participants, the elimination of these options would have little effect on the Participants and would eliminate substantial record keeping and administrative issues in the Plan that relate to the offering of the annuity and installment options; and

WHEREAS, the Company in consideration of these facts, desires to eliminate the annuity and installment optional forms of benefit payments, but retain the single lump sum option for benefit distributions and to make this change as soon as possible in accordance with the timing rules set forth by the Internal Revenue Service.

NOW THEREFORE,

BE IT RESOLVED, that the Appendix "A" to the Joint Amendment for the Merger of the Bindley Western Industries, Inc. and Subsidiaries Profit Sharing Plan and the Central Pharmacy Services, Inc. 401(k) Profit Sharing Plan is hereby amended to provide that the Protected Benefit for distribution options for the payment of Central Participants in any of the annuity or installment methods are hereby eliminated effective as of the earliest date after proper notification of the Participants of the change in this provision, but no earlier than March 1, 2001.

AND BE IT FURTHER RESOLVED, that except as AMENDED herein, all other provisions of the Bindley Western Industries, Inc. & Subsidiaries Profit Sharing Plan, as amended, shall remain effective.

SPONSOR: BINDLEY WESTERN INDUSTRIES, INC.

BY: ______________________________                     DATED:_____________

TRUSTEE: KEY TRUST COMPANY OF INDIANA, NATIONAL ASSOCIATION


BY: ______________________________                     DATED: _____________

                      JOINT AMENDMENT FOR THE MERGER OF THE
      BINDLEY WESTERN INDUSTRIES, INC. AND SUBSIDIARIES PROFIT SHARING PLAN
                                     AND THE
           CENTRAL PHARMACY SERVICES, INC. 401(k) PROFIT SHARING PLAN


         WHEREAS, Bindley Western, Inc. (the "Company") previously adopted and presently maintains the Bindley Western Industries, Inc. and Subsidiaries Profit Sharing Plan (the "Bindley Western Plan"), and presently maintains the Central Pharmacy Services, Inc. 401(k) Profit Sharing Plan (the "Central Pharmacy Plan") as a result of the merger of Central Pharmacy Services, Inc. with, and into Bindley Western Industries, Inc.;

         WHEREAS, Section 9.01 of the Central Pharmacy Plan expressly provides that the Company (as successor Plan sponsor) has the right to amend, terminate or otherwise modify the terms of the Central Pharmacy Plan, retroactively if necessary; and,

         WHEREAS, the Company desires to merge the Central Pharmacy Plan into the Bindley Western Plan effective as of July 1, 2000, (the "Merger Date") and to continue the Bindley Western Plan for the benefit of the Company's employees pursuant to the terms of the Bindley Western Plan;

         NOW THEREFORE: the Plans are hereby merged, with the terms of the Bindley Western Industries, Inc. and Subsidiaries Profit Sharing Plan surviving as the operative terms of the Central Pharmacy Plan, modified for purposes of accomplishing the merger as hereafter provided. Capitalized terms, to the extent not defined herein, shall have the same meaning as in the Bindley Western Plan):

MODIFICATION OF THE CENTRAL PHARMACY PLAN:

Notwithstanding anything in the Central Pharmacy Plan to the contrary, the Central Pharmacy Plan is hereby amended, as of the Merger Date, as follows:

1. All contributions (or other benefit accruals) have ceased, effective as of the January 1, 2000, no Participant therein shall accrue any additional benefits thereunder, and no Employee otherwise eligible to participate in the Central Pharmacy Plan as of January 1, 2000, shall enter the Central Pharmacy Plan;

2. All amounts held for the benefit of Participants in the Central Pharmacy Plan ("Account Balances"), shall be preserved, and trans-ferred, as soon as practicable, to the Bindley Western Plan;

3. Notwithstanding anything contained in the provisions of the Central Pharmacy Plan, the Bindley Western Plan, or this amendment, all Participants under the Central Pharmacy Plan will receive a benefit immediately after the merger which is at least as great as the benefit the


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

Participant would have received under the terms of the Central Pharmacy Plan had the Central Pharmacy Plan terminated on the day before the Merger Date.

4. On and after the Merger Date (or the date assets of the Central Pharmacy Plan are received and held under the terms of the Bindley Western Plan and this amendment, if later) the Central Pharmacy Plan shall cease to exist, and all provisions thereof, except as preserved pursuant to this amendment, shall be of no further force or effect.

5. All account balances that are merged into the Bindley Western Plan from the Central Pharmacy Plan shall have been vested at 100% prior to the transfer to the Bindley Western Plan.

MODIFICATION OF THE BINDLEY WESTERN PLAN:

Notwithstanding anything in the Bindley Western Plan to the contrary, the Bindley Western Plan is hereby amended, as of the Merger Date, as follows:

1. The Bindley Western Plan shall accept, and hold, assets transferred from the Central Pharmacy Plan pursuant to this amendment and merger. The Bindley Western Plan shall accept all records, accountings, and other descriptions of benefits accrued under the Central Pharmacy Plan, and shall maintain such benefits as part of and payable from the Bindley Western Plan, to the extent of assets actually received by the Bindley Western Plan. Notwithstanding anything in the Bindley Western Plan to the contrary, those benefits, rights and features, identified on the attached Appendix A to this amendment as "Section 411(d)(6) Protected Benefits" shall be preserved with respect to assets transferred from the Central Pharmacy Plan to the Bindley Western Plan pursuant to this amendment. The "Section 411(d)(6) Protected Benefits" identified in Appendix "A" will only apply to the assets transferred from the Central Pharmacy Plan into the Bindley Western Plan, and not to any future Employee or Employer Contributions made to the Bindley Western Plan.

2. All benefits payable from the Central Pharmacy Plan as of the Merger Date will be provided by the Bindley Western Plan on the same terms and conditions, in the same amount, form and manner, and at the same time and frequency as under the Central Pharmacy Plan as in effect from time to time prior to the Merger Date for those assets transferred to the Bindley Western Plan from the Central Pharmacy Plan. All other benefits for Employer and/or Employee Contributions to the Bindley Western Plan made on or after January 1, 2000 shall be administered under the terms of the Bindley Western Plan.

3. All beneficiary designation forms, option election forms, spousal consent forms, and other administrative forms and materials executed under the terms of the Central Pharmacy Plan shall continue in full force and effect with respect to the Bindley Western Plan, unless otherwise required by law.


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

4. All Participants of the Central Pharmacy Plan have become Participants of the Bindley Western Plan, as of January 1, 2000, and all employees otherwise eligible to participate in the Central Pharmacy Plan, but who have not yet entered as Participants in the Central Pharmacy Plan became Participants in the Bindley Western Plan as of January 1, 2000. All service performed by Employees with Central Pharmacy Services, Inc., as credited pursuant to the terms of the Central Pharmacy Plan shall be credited for purposes of calculating eligibility and vesting Years of Service under the terms of the Bindley Western Plan. Notwithstanding the foregoing, under no circumstances shall the vested percentage of a Participant credited with Years of Service while in the employ of Central Pharmacy Services, Inc. be reduced with respect to any benefits accrued under the terms of the Central Pharmacy Plan prior to the Merger Date, or with respect to the benefits accrued under the terms of the Bindley Western Plan on or after the Merger Date.

5. Notwithstanding anything contained in the provisions of the Bindley Western Plan, the Central Pharmacy Plan, or this amendment, all Participants under the Bindley Western Plan will receive a benefit immediately after the merger which is at least as great as the benefit the Participant would have received under the terms of the Bindley Western Plan had the Bindley Western Plan terminated on the day before the Merger Date, subject only to vesting pursuant to the terms of the Plan.

6. All Participants in the Central Pharmacy Plan shall not be eligible for the "paperless" loan program under the Bindley Western Plan due to the annuity optional form of benefit preserved under the 411(d)(6) Protected Benefits Addendum attached hereto. Loans for such Participants shall be handled as "Direct" Loans under the Loan Policy.

All other provisions of the Bindley Western Plan shall remain in full force and effect, and shall survive this merger unaltered except as specified herein, or as may be required by law.

IN WITNESS WHEREOF, the Company has executed this Amendment, as of this_________ day of__________, 2000.


                                             BINDLEY WESTERN INDUSTRIES, INC.


                                             By: _______________________________

                                             Title: ____________________________


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



                                  APPENDIX "A"
                                     TO THE
                                 JOINT AMENDMENT
                                 FOR THE MERGER
                                     OF THE
      BINDLEY WESTERN INDUSTRIES, INC. AND SUBSIDIARIES PROFIT SHARING PLAN
                                     AND THE
           CENTRAL PHARMACY SERVICES, INC. 401(k) PROFIT SHARING PLAN


SECTION 411(d)(6) PROTECTED BENEFITS

         Notwithstanding anything in the Bindley Western Plan to the contrary, pursuant to the Joint Amendment for the Merger of the Central Pharmacy Services, Inc. Profit Sharing Plan and the Bindley Western Industries, Inc. and Subsidiaries Profit Sharing Plan, the following are Section 411(d)(6) Protected Benefits, which shall be preserved with respect to Account Balances transferred from the Central Pharmacy Plan to the Bindley Western Plan:

- A Participant shall have the right to withdraw his or her Deferral Account balances from the Central Pharmacy Plan upon reaching age 59-1/2.

- A Participant may receive his or her benefits from the account balances transferred from the Central Pharmacy Plan to the Bindley Western Plan in one of the following forms:

(a) A straight life annuity;

(b) A joint and 50%, 66 2/3% or 100% survivors annuity;

(c) A single life annuity with period certain benefits of 5, 10, or 15 years;

(d) A single life annuity with installment refunds;

(e) An annuity for a fixed period of no less than 60 months, nor greater than the life expectancy of the Participant and his or her beneficiary, not subject to recalculation;

(f) A series of Installment payments that meet the criteria for Required Minimum Distribution payments commencing when a Participant reaches age 70 -1/2.


         All other provisions of the Bindley Western Plan, to the extent not inconsistent with the provisions of this Appendix and the Amendment shall remain in full force and effect.



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